As filed with the Securities and Exchange Commission on January 13, 2023.

Registration No. 333-265227

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 7

to

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Boustead Wavefront Inc.
(Exact Name of Registrant as Specified in Its Charter)

Not Applicable
(Translation of Registrant’s Name into English)

Cayman Islands	6199	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

ADDRESS AND PHONE NUMBER

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

3 Temasek Avenue, Level 18

Singapore 039190

+65 6817 3122

COGENCY GLOBAL INC.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1-800-221-0102

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place, Central Hong Kong, SAR Telephone: +852 3923 1111	Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street, NW Washington, DC 20006 USA Telephone: +1 (202) 724-6847

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 1,270,000 Class A Ordinary Shares of the Registrant (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the Selling Shareholders set forth therein of 2,691,578 Class A Ordinary Shares of the Registrant (the “Resale Prospectus”).

The Resale Prospectus is substantively identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different outside and inside front covers and back covers;

●	they contain different Offering sections in the Prospectus Summary section beginning on page 1;

●	they contain different Use of Proceeds sections on page 48;

●	a Selling Shareholder section is included in the Resale Prospectus;

●	a Selling Shareholder Plan of Distribution is inserted; and

●	the Legal Matters section in the Resale Prospectus on page Alt-14 deletes the reference to counsel for the underwriter.

The Registrant has included in this Registration Statement a set of alternate pages after the back cover page of the Public Offering Prospectus (the “Alternate Pages”) to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the Registrant. The Resale Prospectus will be substantively identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the Selling Shareholders.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, DATED JANUARY 13, 2023

PRELIMINARY PROSPECTUS

1,270,000 Class A Ordinary Shares

Boustead Wavefront Inc.

This is the initial public offering of 1,270,000 Class A Ordinary Shares, par value US$0.0001 per share (“Ordinary Shares”), of Boustead Wavefront Inc. We anticipate that the initial public offering price per share will be US $6.00. The Selling Shareholders (as defined herein) are offering 2,691,578 Class A Ordinary Shares to be sold in the offering pursuant to the Resale Prospectus. We will not receive any proceeds from the sale of the Ordinary Shares to be sold by the Selling Shareholders. Currently, no public market exists for our Ordinary Shares.

Prior to this offering, there has been no public market for the Class A Ordinary Shares. We have applied for listing the Class A Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “BOUW.” The approval of our Nasdaq listing application is a closing condition of this offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Boustead Wavefront Inc. was incorporated in the Cayman Islands on November 12, 2021 as a holding company of our businesses. Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Market Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As of the date of this prospectus, our outstanding share capital consists of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Ordinary Shares have the same rights, except that (i) each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes and (ii) Class B Ordinary Shares shall have the option to convert into Class A Ordinary Shares in accordance with the Company’s articles of association.

Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page 13.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information. Investors are cautioned that you are buying shares of a shell company issuer incorporated in the Cayman Islands with an operating subsidiary in Singapore.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Initial public offering price	$6.00	$7,620,000
Underwriting discounts and commissions(1)(2)	$0.48	$609,600
Proceeds, before expenses, to us	$5.52	$7,010,400

(1)	The underwriter, Revere Securities, LLC, will receive compensation in addition to the discounts and commissions. We have agreed to issue Underwriter Warrants to the underwriter as a portion of the underwriting compensation payable to the underwriter in connection with this offering. For a description of compensation payable to the underwriter, see “Underwriting” beginning on page 120.
(2)

Includes a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to the underwriter, but does not include the reimbursement of certain expenses of the underwriter. For a description of other terms of compensation to be received by the underwriter, see “Underwriting” beginning on page 120.

We expect our total cash expenses for this offering (excluding cash expenses payable to our underwriters for their out-of-pocket expenses) to be approximately $1,150,000, exclusive of the above discounts and commissions. In addition, we will pay additional items of value in connection with this offering that are viewed by the Financial Industry Regulatory Authority, or FINRA, as underwriting compensation. These payments will further reduce proceeds available to us before expenses. See “Underwriting.”

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares if any such shares are not taken. We have granted the underwriters an option for a period of forty-five (45) days after the closing of this offering to purchase up to 15% of the total number of our Class A Ordinary Shares to be offered by us pursuant to this offering (excluding shares subject to this option), solely for the purpose of covering over-allotments, at the initial public offering price less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable will be $701,040 based on an assumed initial public offering price of $6.00 per Class A Ordinary Share (the midpoint of the price set forth on the cover page of this prospectus), and the total gross proceeds to us, before underwriting discounts and commissions and expenses, will be $8,763,000. If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Class A Ordinary Shares against payment as set forth under “Underwriting”, on or about               , 2023.

Revere Securities, LLC

Prospectus dated             , 2023

i

No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

For investors outside the United States: Neither we, the Selling Shareholders nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus or any filed free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares and the distribution of this prospectus or any free writing prospectus outside of the United States.

Until             , 2023 (the 25th day after the date of this prospectus), all dealers that buy, sell, or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Conventions That Apply to This Prospectus

Unless we indicate otherwise, all information in this prospectus assumes no exercise by the underwriters of their option to purchase up to 190,500 additional Class A Ordinary Shares from us.

Except where the context otherwise requires and for purposes of this prospectus only:

●	“APAC” refers to the Asia Pacific geographic region;

●	“Boustead Securities” refers to Boustead Securities, LLC, a U.S. broker-dealer registered with FINRA and a wholly owned subsidiary of our Controlling Shareholder;

●	“BW” refers to Boustead Wavefront Pte. Ltd., a wholly owned subsidiary of the Company and our operating subsidiary, formerly known as Wavefront Venture Labs Pte. Ltd.;

●	“Class A Ordinary Shares” and “Shares” refers to our class A ordinary shares with a par value of US $0.0001 per share;

●	“Class B Ordinary Shares” refers to our class B ordinary shares with a par value of US $0.0001 per share;

●	“CMS license” or “Capital Markets Services license” refers to the Capital Markets Services license issued by MAS;

●	“Controlling Shareholder” or “BCL” refers to Boustead & Company Limited, a Nevada corporation;

●	“IFRS” refers to International Financial Reporting Standards issued by the International Accounting Standard Board, or IASB;

●	“IPO” means an initial public offering of securities;

●	“M&A” refers to mergers and acquisitions;

●	“MAS” refers to the Monetary Authority of Singapore;

●	“Ordinary Shares” refers to our Class A Ordinary Shares and our Class B Ordinary Shares collectively;

●	“SEC” refers to the Securities and Exchange Commission;

●	“Selling Shareholders” means the selling shareholders who are listed in the Resale Prospectus,

●	“S$,” “SGD” or “Singapore dollars” refers to the legal currency of Singapore;

●	“US$” or “U.S. dollars” refers to the legal currency of the United States; and

●	“We,” “us,” “our company,” “the Company,” “Boustead Wavefront” or “our” refers to Boustead Wavefront Inc., a Cayman Islands exempted company with limited liability, and its subsidiary.

Our reporting currency is U.S. dollars and most of our revenue is denominated in U.S. dollars.  This prospectus contains translations of Singapore dollars into U.S. dollars solely for the convenience of the reader. The conversion of Singapore dollars into U.S. dollars is based on the exchange rates set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from Singapore dollars to U.S. dollars and from U.S. dollars to Singapore dollars in this prospectus were made at a rate of S$1.3818 to US$1.00, the noon buying rate in effect as of April 29, 2022.

ii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares discussed under “Risk Factors,” before deciding whether to invest in the Shares.

Our Business

Boustead Wavefront Inc. (the “Company”) is a Singapore-based firm that currently provides market entry and product development advisory services. In addition, prior to this offering the Company held a portfolio of direct strategic investments in pre-IPO offerings of companies where its affiliate Boustead Securities, LLC (“Boustead Securities”) had been engaged as the firm commitment underwriter, which we refer to as its “Investment Portfolio”. As part of this offering process, Boustead Wavefront Pte. Ltd., a wholly owned subsidiary of the Company and our operating subsidiary (“BW”), has sold the Investment Portfolio pursuant to an agreement (the “Portfolio Sale Agreement”) prior to the consummation of this offering, which we refer to collectively as the “Portfolio Sale.” See “Portfolio Sale Agreement” below for more information regarding the Portfolio Sale Agreement and the sale of the Company’s Investment Portfolio as part of this offering. The Company expects to subsequently work with Asia-based, high-growth companies in two additional areas of focus: corporate finance advisory targeting high-intellectual property content companies and IPO origination and execution for Nasdaq and NYSE listings. From its beginnings as Wavefront Venture Labs Pte. Ltd. in 2017, to its acquisition by Boustead & Company Limited in 2021, Boustead Wavefront and its experienced principals have built the business on top-level relationships it enjoys with strategic corporate partners and investors, deep knowledge and expertise in intellectual property optimization, and a consistent client list of innovative companies seeking capital, market access, and liquidity.

Boustead Wavefront Inc., the issuer in this offering, is an exempted company limited by shares incorporated under the laws of the Cayman Islands, our operating subsidiary, Boustead Wavefront Pte. Ltd., is a Singapore corporation that is referred to in this prospectus as “BW.”

Boustead & Company Limited is the Company’s majority shareholder, and is referred to in this prospectus as “BCL” and as our “Controlling Shareholder.”

Overview

We have historically generated revenue from our legacy consulting business and our strategic investments and we will subsequently earn fees and commissions from our corporate finance advisory business and our IPO origination business. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the Investment Company Act of 1940, as amended, which we refer to as the “1940 Act”. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

Our company’s legacy consulting business was centered on creating startup companies from promising technical innovations and assisting commercial companies to set up subsidiary operations in southeast Asia. This largely involved helping these companies to find synergistic business partners and regional distributors, as well as building up their product or business ecosystems in Asia. We intend to continue to offer and provide these types of services to our clients. We have not, however, historically engaged in the business of advising clients as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or for compensation and as part of a regular business, issued or promulgated analyses or reports concerning securities. Accordingly, we do not currently consider ourselves to be an investment adviser to any clients within the meaning of the Investment Advisers Act of 1940, as amended, or the “Advisers Act.” To the extent we determine to provide such investment advice in the future, we would only do so in the manner permitted and in accordance with any registration that may be required pursuant to the Advisers Act.

We filed a Capital Markets Services (“CMS”) license application with the Monetary Authority of Singapore (“MAS”) on April 26, 2022. We have been having ongoing discussions with the MAS and as part of the process we intend to resubmit our application on or before March 31, 2023. This CMS license will allow our company to engage in the following two businesses (i) a Corporate Finance License to advise on corporate finance transactions, and (ii) a Broker Dealer License to deal in securities (limited to shares only).

These corporate advisory services differ from our legacy consulting business. The focus of the legacy business was on innovation and general consulting assistance. The corporate advisory services primarily involves more specialized services in the corporate finance and fundraising area. These specialized services include traditional corporate finance advisory and pre-IPO and IPO related activities, as contrasted to our intellectual property centric and corporate development focused legacy advisory practice.

It is expected to take between four to six months to receive the approval for the CMS license. We expect to obtain such license by the end of Q3 of 2023. In the interim, the Company may refer IPO opportunities to Boustead Securities and assist and liaise on those referrals.

We do not see our legacy consulting business expanding and evolving into the corporate finance advisory business. There is some overlap between the two businesses, but the focus of the former was on innovation and general consulting assistance while the latter primarily involves more specialized services in the corporate finance area. There are cases where clients of the legacy consulting business may progress in a manner that allows us to offer them the more specialized corporate finance advisory services and subsequently, IPO-related services, once we have obtained the CMS license sought.

Our strategic investing business historically provided us with investment income and capital gains. For the six months ended June 30, 2022, we had total revenue of $68,359 and net loss of $856,255. Our revenue increased significantly from US$422,909 for the fiscal year ended December 31, 2020 to US$1,180,073 for the fiscal year ended December 31, 2021. Our net profit increased from US$46,311 for the fiscal year ended December 31, 2020 to US$636,596 for the fiscal year ended December 31, 2021. However, in order to avoid being deemed an investment company pursuant to the 1940 Act as a result of this offering, BW entered into the Portfolio Sale Agreement and completed the Portfolio Sale prior to consummation of this offering. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

Portfolio Sale Agreement

In anticipation of the consummation of this offering, BW has entered into the Portfolio Sale Agreement with One10 Food Sciences Pte. Ltd., an entity controlled by Timothy Londergan, our former CEO and a current shareholder of the Company, which we refer to as the “Purchaser”. Pursuant to the Portfolio Sale Agreement, BW has sold the Investment Portfolio to the Purchaser for cash prior to the consummation of this offering. Each of the assets that comprise the Investment Portfolio were sold to the Purchaser at the lower of cost or its then current fair value. The aggregate consideration paid to BW pursuant to the Portfolio Sale Agreement was $845,437. BW’s board of directors, as well as the Company in its capacity as the sole shareholder of BW, have approved the Portfolio Sale Agreement and the Portfolio Sale that was completed pursuant thereto, including the price paid by the Purchaser for each of the assets comprising the Investment Portfolio. The Portfolio Sale was consummated on May 24, 2022, and was intended to ensure that the Company would not be deemed to be an investment company for purposes of the 1940 Act after completion of this offering.

Our Strengths

We believe that the following strengths have contributed to our success:

●	We have created top level relationships with strategic corporate partners and investors.

●	We have deep knowledge and expertise in intellectual property optimization.

●	We have a consistent client list of innovative companies seeking capital, market access and liquidity.

●	We enjoy a strategic relationship with our experienced affiliate Boustead Securities that provides IPO capabilities in the US capital markets.

Our Strategies

We intend to achieve our mission and further grow our business by pursuing the following strategies:

Driving deeper into our existing markets and expanding into new geographies.

Providing access to the U.S. equity capital markets for growth stage companies in Asia.

Leveraging our deep understanding of intellectual property rights and related strategies to identify and position prospective clients for entry into the U.S. equity capital markets.

Corporate History and Structure

BCL, our Controlling Shareholder, was incorporated in Nevada, USA on July 5, 2016. BW, our operating subsidiary, was incorporated in Singapore on May 11, 2017. On November 12, 2021, the Company was incorporated in the Cayman Islands as the issuer for the purposes of this offering.

A reorganization of the legal structure was completed on December 31, 2021. The reorganization involved the transfer of all equity ownership of BW to the Company from its former shareholders.

As a result of this reorganization, the Company owns 100% of the equity interests of BW.

On April 7, 2022, the Company restructured its authorized share capital from a single class of ordinary shares into two classes of shares, comprising of Class A Ordinary Shares and Class B Ordinary Shares. As part of the restructuring, our shareholders exchanged all of their ordinary shares for an aggregate of 8,000,000 Class B Ordinary Shares in a share exchange transaction.

On August 31, 2022, certain of the Selling Shareholders converted an aggregate of 1,754,587 of their Class B Ordinary Shares into an aggregate of 1,754,587 Class A Ordinary Shares in anticipation of this offering (the “Share Conversion”).

On August 31, 2022, BCL and certain of its shareholders completed a share exchange whereby these BCL shareholders exchanged certain of their shares in BCL for an aggregate of 436,991 Class B Ordinary Shares previously owned by BCL (the “Share Exchange”), and simultaneously with the Share Exchange those 436,991 Class B Ordinary Shares were automatically converted into 436,991 Class A Ordinary Shares.

On August 31, 2022, the Company granted an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreements to directors and officers (the “Grant”).

As a result of the Share Conversion, the Share Exchange and the Grant, as of the date of this prospectus, there are an aggregate of 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding, for a total of 8,500,000 Ordinary Shares outstanding as of the date hereof, all of which are owned by our current shareholders.

BCL, our Controlling Shareholder, currently owns 58.4% of our Ordinary Shares and 85.4% of our Class B Ordinary Shares and, upon consummation of this offering, BCL will own 50.8% of our Ordinary Shares and 85.4% of our Class B Ordinary Shares, which represent 80.0% of the total voting power of our outstanding Ordinary Shares. BCL also owns 100% of Boustead Securities, a FINRA-registered broker dealer with which we expect to refer clients for IPO underwriting services. See “Risk Factors - Risks Relating to Management, Governance and Ownership.”

Ownership Structure

The following diagram illustrates the ownership structure of the Company before giving effect to this offering:

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares of the issuer indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth Individual Retirement Account (Roth IRA).

(3)	Does not include the shares issuable upon the exercise of the options and the resale of the Class A ordinary shares being registered with the resale prospectus. Please refer to “Principal Shareholders” for additional information.

The following diagram illustrates the ownership structure of the Company after giving effect to this offering:

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth IRA.

(3)	Does not include the shares issuable upon the exercise of the options and the resale of the Class A ordinary shares being registered with the resale prospectus. Please refer to “Principal Shareholders” for additional information.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors.”

Risks Relating to Doing Business in the Asia Pacific Region

We are subject to risks and uncertainties relating to doing business in the Asia Pacific Region generally, which include without limitation the following:

●	Our revenue and net income may be materially and adversely affected by any economic slowdown within the Asia Pacific region (“APAC”). Changes in the economic, political or social conditions or government policies in APAC could have a material adverse effect on our business and operations.

●	Fluctuations in foreign currency exchange rates will affect our financial results, which we report in U.S. dollars.

●	The imposition of barriers to trade or escalation of trade disputes could materially and adversely affect demand for our services or the operation of our investee companies.

Risks Relating to Doing Business in Singapore

We are subject to risks and uncertainties relating to doing business in Singapore, which include without limitation the following:

●	We do not currently possess the Singapore MAS Capital Markets Services license that is required to conduct certain of our businesses, and we may not be able to obtain this license in a timely matter or at all.

●	Failure to obtain the Singapore MAS Capital Markets Services license will prohibit us from providing the following services: (i) advising on corporate finance transactions, and (ii) dealing in securities (limited to shares only), and therefore, our plans for growth and the types of business we wish to pursue will be materially affected.

●	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

●	It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

●	Any adverse material changes to the Singapore market (whether resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

Risks Relating to Our Business and Industry

We are subject to risks and uncertainties relating to our business and industry, which include without limitation the following:

●	We operate in the dynamic financial services industry, which makes it difficult for investors to evaluate our future prospects, and we cannot assure you that our current or future strategies will be successfully implemented or will generate sustainable profit.

●	We have a relatively short history in serving our current emerging growth company client base compared to some of our globally established competitors and we face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

●	The financial services industry is intensely competitive. If we are unable to compete effectively against existing or new competitors, this may reduce demand for our services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures.

●	While we intend to operate in a manner so as to avoid becoming an investment company under the 1940 Act after completion of this offering, we may nonetheless become subject to regulation in the United States as an investment company in the future as a result of changes in the value of certain assets we hold or other factors.

●	A substantial portion of our revenue will be derived from our investment banking and advisory businesses, which do not provide us with long-term contracted sources of revenue and which are subject to intense competition, and declines in these engagements could materially and adversely affect our financial condition and results of operations.

●	The due diligence that we undertake in the course of our corporate advisory and investment businesses is inherently limited and may not reveal all facts and issues that may be relevant in connection with our clients and our investments.

●	We have experienced significant client concentration within our advisory business in the past, which may occur again in the future.

●	We may have conflicts of interest if our business overlaps with that of Boustead Securities in the future.

●	Failure to obtain, renew, or retain licenses, permits, or approvals may affect our ability to conduct or expand our business.

●	We may in the future make investments using our own capital, subject to ensuring that we do not become an investment company for purposes of the 1940 Act, but would not expect to realize any profits from these investments for a considerable period of time.

●	Poor performance of our investments, if permitted, could cause a decline in our revenue and could negatively impact our ability to raise capital.

●	Any strategic investing that we may engage in will be subject to liquidity risks and could cause us to be deemed an investment company under the 1940 Act in the event of a shift in valuations for such assets.

●	Our results of operations may in the future be materially affected by fluctuations in the fair value of any strategic investments we may hold, to the extent we are permitted to do so under the 1940 Act.

Risks Relating to Management, Governance and Ownership

We are subject to risks and uncertainties relating to management, governance and our relationship with the Controlling Shareholder, which include without limitation the following:

●	We have limited experience operating as a standalone public company.

●	Upon the completion of this offering, we will be a “controlled company” within the meaning of the Nasdaq Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

Risks Relating to Our Securities and This Offering

We are subject to risks and uncertainties relating to our Class A Ordinary Shares and this offering, which include without limitation the following:

●	There has been no prior public market for our Ordinary Shares and an active trading market may never develop or be sustained.

●

Our Class A Ordinary Shares may trade below $5.00 per share, and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	The trading price of the Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

●	The resale by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

Implications of Being a Controlled Company

Upon the completion of this offering, our Controlling Shareholder and certain of its affiliates will together beneficially own 85.4% of our Class B Ordinary Shares and 61.0% of our total issued and outstanding Class A and Class B Ordinary Shares, representing 81.6% of the total voting power, assuming that the underwriters of this offering do not exercise their option to purchase additional Shares, or 85.4% of our Class B Ordinary Shares and 59.9% of our total issued and outstanding Class A and Class B Ordinary Shares, representing 81.4% of the total voting power, assuming that the option is exercised in full. As a result, we will be a “controlled company” as defined under the Nasdaq Market Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Currently, all of the committees of the board of directors of the Company, including the audit committee, the nominating and corporate governance committee, and the compensation committee, consist of only independent directors, which is in compliance with applicable corporate governance requirements. Our board is currently comprised of four independent directors and two directors who are affiliates of our Controlling Shareholder, two of whom are our Executive Chairman and our Executive Vice Chairman, respectively. We may seek to rely on the exemption from the requirement that the board of a listed company consists of a majority of independent directors after one year of the listing date that is available to a “controlled company.”

For any matter required to be passed by a ordinary resolution, it has to be passed by a simple majority of votes cast by the shareholders of the Company.

For any matter required to be passed by a special resolution, it has to be passed by two-thirds or of the votes cast by the shareholders of the Company.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and therefore we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and we acknowledge that such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the Securities and Exchange Commission (the “SEC”). As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than what is available to shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees be selected or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive offices are located at 3 Temasek Avenue, Level 18, Singapore 039190. Our telephone number at this address is +65 6817 3122. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.BousteadWavefront.com and our email address is info@bousteadwavefront.com. The information contained on our website is not a part of this prospectus.

Market and Industry Data

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, including the sources cited in “Industry Overview,” and reports by governmental agencies. None of these industry sources or governmental agencies are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with IFRS.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “S$,” “Singapore dollar,” or “SGD” refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

THE OFFERING

Offering price	We currently estimate that the initial public offering price will be $6.00 per share.

Shares offered by us	1,270,000 Class A Ordinary Shares (or 1,460,500 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).

Shares outstanding immediately after this offering

3,961,578 Class A Ordinary Shares (or 4,152,078 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full); and 5,808,422 Class B Ordinary Shares, for a total of 9,770,000 Ordinary Shares (or 9,960,500 Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full).

Option to purchase additional Shares	We have granted to the underwriters an option, exercisable within 30 days from the date of this prospectus, to purchase up to an aggregate of 190,500 additional Class A Ordinary Shares.

Listing	We have applied to have the Class A Ordinary Shares listed on the Nasdaq under the symbol “BOUW.” The Class A Ordinary Shares will not be listed on any other stock exchanges or traded on any automated quotation system, other than the Nasdaq Capital Market. The approval of our Nasdaq listing application is a closing condition of this offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Payment and settlement	The Shares are expected to be delivered against payment on , 2023. They will be registered in the name of a nominee of The Depositary Trust Company, or DTC.

Use of Proceeds	We estimate that we will receive net proceeds of approximately $5,860,400 from this offering or $6,911,960 if the underwriters exercise their option to purchase additional Shares in full), after deducting the underwriting discounts, commissions, and estimated offering expenses payable by us and assuming an initial public offering price of $6.00 per share.

We plan to use the net proceeds that we receive from this offering as follows: approximately $362,000 for the CMS license regulatory capital requirements; and the remainder for growth initiatives, general corporate purposes, and working capital.

See “Use of Proceeds” for additional information.

Lock-up

We, our directors, executive officers, our controlling shareholder, and current Class B shareholders have agreed with the underwriters or our company, subject to certain exceptions, not to sell, transfer, or otherwise dispose of any Ordinary Shares or similar securities for a period of six (6) months after the date of this prospectus. Separately, our directors and executive officers, and certain of our shareholders (excluding our Controlling Shareholder) will be released from the lock-up restrictions with regards to their Class A Ordinary Shares being registered pursuant to the Resale Prospectus filed contemporaneously herewith. See “Underwriting” for more information.

Dividends	See “Dividend Policy” for a description of our dividend policy.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of the risks you should carefully consider before investing in the Shares.

SUMMARY CONSOLIDATED FINANCIAL DATA

The following summary consolidated statements of profit or loss and other comprehensive income data and summary consolidated cash flows data for the fiscal years ended December 31, 2020, and 2021 and summary consolidated statements of financial position data as of December 31, 2020, and 2021 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The following summary consolidated statements of profit or loss and other comprehensive income data and summary consolidated cash flows data for the six months ended June 30, 2021, and 2022 and summary consolidated statements of financial position data as of June 30, 2021 and 2022 have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The unaudited financial data set forth below have been prepared on the same basis as our audited financial statements, and, in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, that are necessary for the fair statement of such data.

You should read this “Summary Consolidated Financial Data” section together with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with International Financial Reporting Standards, or IFRS, developed and approved by the International Accounting Standard Board, or IASB. Our historical results of operations are not necessarily indicative of results of operations expected for future periods.

The following table presents our consolidated statement of profit or loss and other comprehensive income data for the periods indicated.

	Six months ended		Year ended
	June 30,		December 31,
	2022	2021	2021	2020
	Unaudited	Unaudited
Revenue	$68,359	$232,798	$1,180,073	$422,909

Operating expenses
Employee wages and benefits	342,794	90,087	178,638	175,841
Professional fees	205,919	56,655	130,844	147,364
Brokerage fees	-	-	60,044	-
General and administrative	132,412	8,521	15,291	21,784
Depreciation	545	-	-	-
Insurance expense	-	-	-	30,457

Other (expense) income	(6,324)	(449)	(35,777)	(1,152)

Net (loss) income before income tax	$(619,635)	$77,086	$759,479	$46,311

Income tax expense	-	-	122,783	-

Net (loss) income from continuing operations	$(619,635)	$77,086	$636,696	$46,311

Loss from discontinued operations	(236,620)	-	-	-

Net (loss) income	(856,255)	77,086	636,696	46,311

Translation adjustment	(8)	769	8,232	(664)

Total Comprehensive (loss) income	$(856,263)	$77,855	$644,928	$45,647

After the completion of the restructuring in December 2021, the Company became the sole shareholder of BW.

The following table presents our consolidated statements of financial position data as of the dates indicated.

	As of		As of
	June 30,		December 31,
	2022	2021	2021	2020
	Unaudited	Unaudited
Cash	$554,145	$186,879	$942,326	$126,363
Total Current Assets	909,919	189,798	996,650	151,767
Total Non-Current Assets	3,941	-	300,000	-
Total Assets	913,860	189,798	1,296,650	151,767
Total Current Liabilities	582,509	204,315	343,435	244,145
Total Liabilities	582,509	204,315	343,435	244,145
Working Capital (Deficit)	$327,410	$(14,517)	$653,215	$(92,378)
Total Stockholders' Equity (Deficit)	$331,351	$(13,264)	$954,775	$(91,167)

The following table presents our consolidated cash flows data for the periods indicated.

	Six months ended		Year ended
	June 30,		December 31,
	2022	2021	2021	2020
	Unaudited	Unaudited
Net cash flows (used in) provided by operating activities	$(507,245)	$63,153	$443,159	$37,402
Net cash flows provided by investing activities	$119,064	$-	$-	$-
Net cash flows provided by financing activities	$-	$-	$365,673	$76,444
Net change in cash flows	$(388,181)	$63,153	$808,832	$113,846

Cash Transfers and Dividend Distribution

We conduct the majority of our operations in Singapore and maintain our bank accounts and balances primarily in licensed banks in Singapore. If needed, cash can be transferred between our holding company and subsidiary through intercompany fund advances, and there are currently no restrictions of transferring funds between our Cayman Islands holding company and our subsidiary in Singapore. No transfer of cash or other types of assets has been made between our Cayman Islands holding company and its Singapore subsidiary as of the date of this prospectus.

Our Cayman Islands holding company has not declared or paid dividends in the past given the early development stage of our businesses, nor have any dividends or distributions been made by a subsidiary to the Cayman Islands holding company. We intend to have our holding company distribute dividends in the future, but we do not currently have a fixed dividend policy. Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all is at the discretion of our board of directors. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial conditions, contractual restrictions, and other factors that the board of directors may deem relevant.

Our Cayman Islands holding company has not declared or made any dividend or other distribution to its shareholders, including U.S. investors, in the past. U.S. investors will not be subject to Cayman Islands or Singapore taxation on dividend distributions, and no withholding will be required on the payment of dividends or distributions to them while they may be subject to U.S. federal income tax. See “Taxation—United States Federal Income Tax Considerations—Dividends.”

RISK FACTORS

An investment in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our Shares. Any of the following risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Shares could decline, and you may lose all or part of your investment.

Risks Relating to Doing Business in the Asia Pacific Region

Our revenue and net income may be materially and adversely affected by any economic slowdown in any regions of APAC as well as globally. Changes in the economic, political or social conditions or government policies in APAC could have a material adverse effect on our business and operations.

The success of our business ultimately depends on general economic conditions. Substantially all of our assets and operations are located in APAC. We will derive substantially all of our corporate finance advisory and IPO origination and execution revenue from APAC and therefore we will be exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income or changes in consumer purchasing habits. As a result, our business, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in APAC and globally, as well as economic conditions specific to financial services.

While the APAC economy, as a whole, has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in APAC , or in the policies of the governments or of the laws and regulations in each respective market could have a material adverse effect on the overall economic growth of APAC. Such developments could adversely affect our business and operating results, lead to reduction in demand for our content and services and adversely affect our competitive position. Economic growth in APAC has experienced a mild moderation in recent years, partially due to the slowdown of the Chinese economy since 2012, as well as the global commercial volatility of energy prices, the impact of COVID-19, U.S. monetary policies and other markets. An economic downturn, whether actual or perceived, a further decrease in economic growth rates or an otherwise uncertain economic outlook in APAC or any other market in which we may operate could have a material adverse effect on our business, financial condition and results of operations. We are exposed to the risk of rental and other cost increases due to potential inflation in the markets in which we operate. In the past, some of the governments in APAC have implemented certain measures, including interest rate adjustments, currency trading band adjustments and exchange rate controls, to control the pace of economic growth. These measures may cause decreased economic activity in APAC, which may adversely affect our business, financial condition and results of operations.

In addition, some APAC markets have experienced, and may in the future experience, political instability, including strikes, demonstrations, protests, marches, coups d’état, guerilla activity or other types of civil disorder. These instabilities and any adverse changes in the political environment could increase our costs, increase our exposure to legal and business risks, disrupt our office operations or affect our ability to expand our user base.

Uncertainties with respect to the legal system in certain markets in APAC could adversely affect us and it might be difficult to acquire jurisdiction and enforce liabilities against our assets based in some APAC jurisdictions.

The legal systems in APAC vary significantly from jurisdiction to jurisdiction. Some jurisdictions have a civil law system based on written statutes and others are based on common law. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

Many of the markets in APAC have not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in such markets. In particular, the interpretation and enforcement of these laws and regulations involve uncertainties. Since local administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in many of the localities that we operate in. Moreover, local courts may have broad discretion to reject enforcement of foreign awards. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

Currently, substantially all of our assets are located in Singapore, our clients are almost exclusively located in APAC and certain of our executive officers and present directors reside outside of the United States. (However, our investments are held in almost exclusively non-APAC based companies.) As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or executive officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and executive officers under Federal securities laws. Our management has been advised that many jurisdictions within APAC where we operate do not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and some APAC markets, such as Indonesia, the Philippines and Malaysia, would permit effective enforcement of criminal penalties of the federal securities laws.

Each jurisdiction in APAC has enacted, and may enact or amend from time to time, laws and regulations governing the distribution of games, services, messages, applications, electronic documents and other content through the internet. The relevant government authorities may prohibit the distribution of information through the internet that they deem to be objectionable on various grounds, such as public interest or public security, or to otherwise be in violation of applicable laws and regulations. If any of the information on our website is deemed by any relevant government authorities to violate content restrictions, we would not be able to continue to display such content and could be subject to penalties, including confiscation of the property used in the non-compliant acts, removal of the infringing content, temporary or permanent blocks, administrative fines, suspension of business, and revocation of required licenses, if any, which could materially and adversely affect our business, financial condition and results of operations.

Furthermore, many of the legal systems in APAC are based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effect. There are other circumstances where key regulatory definitions are unclear, imprecise or missing, or where interpretations that are adopted by regulators are inconsistent with interpretations adopted by a court in analogous cases. As a result, we may not be aware of our violation of certain policies and rules until sometime after the violation. In addition, any administrative and court proceedings in APAC may be protracted, resulting in substantial costs and diversion of resources and management attention.

It is possible that a number of laws and regulations may be adopted or construed to apply to us in APAC and elsewhere that could restrict our industries and business. Scrutiny and regulation of the industries in which we operate may further increase, and we may be required to devote additional legal and other resources to addressing this regulation. For example, existing laws or new laws regarding the regulation of currency, money laundering, banking institutions, intellectual property, investment banking institutions, and consumer and data protection may be interpreted to cover information disseminated through our internet communication platforms and our investee companies. Changes in current laws or regulations or the imposition of new laws and regulations in APAC or elsewhere regarding our industries may slow the growth of our industries and adversely affect our financial position and results of operations.

Fluctuations in foreign currency exchange rates will affect our financial results, which we report in U.S. Dollars.

We operate in multiple jurisdictions, which exposes us to the effects of fluctuations in currency exchange rates. We earn revenue denominated in Singapore Dollars and U.S. Dollars, among other currencies. We generally incur expenses for employee compensation and other operating expenses in the local currencies in the jurisdictions in which we operate. Fluctuations in the exchange rates between the various currencies that we use could result in expenses being higher and revenue being lower than would be the case if exchange rates were stable. We cannot assure you that movements in foreign currency exchange rates will not have a material adverse effect on our results of operations in future periods. We do not generally enter into hedging contracts to limit our exposure to fluctuations in the value of the currencies that our businesses use. Furthermore, the substantial majority of our revenue is denominated in emerging markets currencies. Because fluctuations in the value of emerging markets currencies are not necessarily correlated, there can be no assurance that our results of operations will not be adversely affected by such volatility.

Restrictions on currency exchange in certain APAC markets may limit our ability to receive and use our revenue effectively.

A large majority of our revenue and expenses are denominated in U.S. Dollars, and to a lesser extent in Singapore dollars. If revenue denominated in Singapore Dollars and U.S. Dollars increase or expenses denominated in such currencies decrease in the future, we may need to convert a portion of our revenue into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our Class A Ordinary Shares. Although there are currently no foreign exchange control regulations in Singapore, which restrict the ability of our subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future. We cannot guarantee that we will be able to convert such local currencies into U.S. Dollars or other foreign currencies to pay dividends or for other purposes on a timely basis or at all.

The imposition of barriers to trade or escalation of trade disputes could materially and adversely affect demand for our services or the operation of our investee companies.

There has been a global escalation of barriers to trade in recent years. Any imposition of new tariffs or other trade barriers, or the escalation of any trade dispute, may adversely affect the global economy and businesses of our clients, which, in turn, would also adversely affect demand for our services. A downturn in the global economy or the economies of countries in which we or our clients operate as a result of any trade dispute could adversely affect our business, financial condition and results of operations. Although we do not directly engage in international trade business, our clients or our investee companies may be affected by the imposition of barriers to trade or escalation of trade disputes.

In addition, current government actions undertaken by various governments to stimulate their respective economies and future government action, including interest rate decreases, changes in monetary policy or intervention in the exchange markets and other government action to adjust the value of the local currency, may trigger inflation. The occurrence of such fluctuations, devaluations or other currency risks could have a material adverse effect on our and our investee companies’ business, financial condition and results of operations.

Developments in the social, political, regulatory and economic environment, including but not limited to natural events, wars, terrorist attacks and other acts of violence, t in the countries where we operate, may have a material and adverse impact on us.

Our business, prospects, financial condition and results of operations may be adversely affected by social, political, regulatory and economic developments in countries in which we operate. Such political and economic uncertainties include, but are not limited to, the risks of war, terrorism, nationalism, nullification of contract, changes in interest rates, imposition of capital controls and methods of taxation. For example, we have considerable operations in Singapore, and negative developments in Singapore’s socio-political environment may adversely affect our business, financial condition, results of operations and prospects. Although the overall economic environment in Singapore and other countries where we operate appears to be positive, there can be no assurance that this will continue to prevail in the future.

Furthermore, natural disaster events (such as typhoons, floods and earthquakes), terrorist attacks and other acts of violence or war may also adversely disrupt our operations, leading to economic weakness in the countries in which they occur and affect worldwide financial markets, and could potentially lead to economic recession, which could have an adverse effect on our business, financial condition and results of operations. These events could adversely affect our clients’ levels of business activity and precipitate sudden significant changes in regional and global economic conditions and cycles. These events also pose significant risks to our people and to our business operations around the world.

Russia’s invasion of Ukraine may present risks to our operations and investments.

Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union and other countries against Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the value of our operations and investments, even though the we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions, and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described in this section. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest, intensified military activities, or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our operations, results of operations, financial condition, liquidity and business outlook.

Risks Relating to Doing Business in Singapore

We do not currently possess the Singapore MAS Capital Markets Services license that is required to conduct certain of our businesses, and we may not be able to obtain this license in a timely matter or at all.

BW has applied for a CMS license with the MAS on April 26, 2022. BW has been having ongoing discussions with the MAS and as part of the process BW intends to resubmit its application on or before March 31, 2023. In general, a company must hold a CMS license to conduct activities regulated under the Securities and Futures Act 2001. Individuals representing CMS licensees need to be appointed as representatives. When assessing an application for a CMS license, MAS takes into account factors such as: (i) the fitness and propriety of the applicant, its shareholders and directors, (ii) the track record and management expertise of the applicant and its parent company or major shareholders, (iii) the ability to meet the minimum financial requirements prescribed under the Securities and Futures Act 2001 of Singapore (the “SFA”), (iv) the strength of its internal risk management and compliance systems, and (v) the business model, plans and projections and the associated risks of the applicant.

During the application period, the MAS may ask the Company to furnish further details as part of its consideration on whether to grant the CMS license. The information requested for may include details of the Company’s shareholders, the beneficial owners of such shareholders, the directors, the Company’s past transactions and the Company’s future plans. The Company will be able to engage with the MAS during the application process in order to find out about the status of the application and whether there are any major issues that the MAS is concerned with regarding the Company’s application. The MAS will then decide whether to approve the application status and convey its decision to the Company. The application process for the CMS license is expected to take between four to six months. We expect to obtain such license by the end of Q3 of 2023. However, there is no guarantee that we will obtain the Singapore MAS Capital Markets Services license in a timely manner or at all.

BW will need to appoint: (i) a minimum of 2 directors, at least one of whom is resident in Singapore, (ii) a chief executive officer with least 10 years of relevant experience and is resident in Singapore, and (iii) a minimum of 2 full-time Singapore-based individuals for each regulated activity. Such individuals are required to be appointed as representatives under the SFA. BW will also have a base capital requirement of S$250,000. Please see “Regulations” for further information relating to the MAS regulations. We are confident that BW meets all of the above requirements.

Failure to obtain the Singapore MAS Capital Markets Services license will prohibit us from providing the following services: (i) advising on corporate finance transactions, and (ii) dealing in securities (limited to shares only), and therefore, our plans for growth and the types of business we wish to pursue will be materially affected.

In  the event the Company is not successful in obtaining the CMS license from the MAS, it would prohibit the Company from providing the following services: (i) advising on corporate finance transactions, and (ii) dealing in securities (limited to shares only).

Although we have no reasons to believe that the MAS would refuse our application, if this occurs, we would need to conduct ourselves as a source of referrals on corporate finance advisory opportunities instead of acting as the primary provider of such service. We are still able to conduct our legacy advisory business but there is no doubt that a refusal by the MAS to grant the license would severely narrow the types of services we could provide to clients directly. Our goal of being an independent underwriter of IPOs would also be essentially shut down, leaving us only the ability to source and refer IPO candidates to Boustead Securities or other investment banks.

Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

The Company relies on information technology networks and systems, including the internet, to process, transmit and store electronic information, as well as to manage or support a variety of its business processes, including financial transactions and maintenance of records, which may include personally identifiable information of clients and prospective investees. The Company relies on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information, such as individually identifiable information relating to financial accounts. Although the Company has taken steps to protect the security of the data maintained in its information systems, it is possible that such security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information such as in the event of cyber-attacks that may cause the Company or its subsidiary BW to be in breach of its obligations under the Singapore government’s Cybersecurity Act 2018, Personal Data Protection Act 2012, Securities and Futures Act 2001 or Computer Misuse Act 1993 and its related regulations and guidelines. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosures of confidential information. Any failure to maintain proper function, security and availability of the Company’s information systems could interrupt its operations, damage its reputation, subject the Company to liability claims or regulatory penalties and could materially and adversely affect it.

It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

We are a company incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and, except for certain of our investments, substantially all of our assets are located outside the United States. In addition, certain of our Directors and Executive Officers reside outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

In addition, holders of book-entry interests in the Shares (for example, where such shareholders hold Shares indirectly through the DTC) will be required to be registered Shareholders as reflected in our register of members in order to have standing to bring a Shareholder action and, if successful, to enforce a foreign judgment against us, our Directors or our Executive Officers in the Singapore courts. Any such enforcement action would be subject to applicable Singapore laws. The administrative process of becoming a registered Shareholder could result in delays that could be prejudicial to any legal proceeding or enforcement action. In making a determination as to enforceability of a judgment of a state court or a federal court of the United States, the Singapore courts would have regard to, among others, whether the judgment was final and conclusive, given by a court of law of competent jurisdiction, expressed to be for a fixed sum of money, whether it was procured by fraud, or in breach of principles of natural justice, or whether the enforcement thereof would be contrary to public policy.

Accordingly, there can be no assurance that the Singapore courts would enforce against us, our Directors or our Executive Officers, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

The ability of our subsidiary in Singapore to distribute dividends to us may be subject to restrictions under applicable laws.

We are a holding company, and our subsidiary is located in Singapore. Part of our primary internal sources of funds to meet our cash needs is our share of the dividends, if any, paid by our subsidiary. The distribution of dividends to us from our subsidiary is subject to restrictions imposed by the applicable laws and regulations in these markets, which are more fully described in “Dividend Policy” in this prospectus. In addition, although there are currently no foreign exchange control regulations which restrict the ability of our subsidiary in Singapore to distribute dividends to us, the relevant regulations may be changed and the ability of our subsidiary to distribute dividends to us may be restricted in the future.

It is not certain if BW will be classified as a Singapore tax resident.

Under the Singapore Income Tax Act, a company established outside Singapore but whose governing body, being the board of directors, usually exercises de facto control and management of its business in Singapore could be considered a tax resident in Singapore. However, such control and management of the business should not be deemed to be in Singapore if physical board meetings are conducted outside of Singapore. Where board resolutions are passed in the form of written consent signed by the directors each acting in their own jurisdictions, or where the board meetings are held by teleconference or videoconference, it is possible that the place of de facto control and management will be considered to be where the majority of the board are located when they sign such consent or attend such conferences.

We believe that the Company, which is a Cayman Islands exempted company, is not a Singapore tax resident for Singapore income tax purposes. However, the tax residence status of the Company. is subject to determination by the Inland Revenue Authority of Singapore (“IRAS”), and uncertainties remain with respect to the interpretation of the term “control and management” for the purposes of the Singapore Income Tax Act. If IRAS determines that the Company. is a Singapore tax resident for Singapore income tax purposes, the portion of the Company’s single company income on an unconsolidated basis that is received or deemed by the Singapore Income Tax Act to be received in Singapore, where applicable, may be subject to Singapore income tax at the prevailing tax rate of 17% before applicable income tax exemptions or relief. If the Company. is regarded as a Singapore tax resident, any dividends received or deemed received by the Company. in Singapore from our subsidiary located in a foreign jurisdiction with a rate of income tax or tax of a similar nature of no more than 15% may generally be subject to additional Singapore income tax where there is no other applicable tax treaty between such foreign jurisdiction and Singapore. Income is considered to have been received in Singapore when it is: (i) remitted to, transmitted or brought into Singapore; (ii) applied in or towards satisfaction of any debt incurred in respect of a trade or business carried on in Singapore; or (iii) applied to purchase any movable property that is brought into Singapore. In addition, as Singapore does not impose withholding tax on dividends declared by Singapore resident companies, if the Company. is considered a Singapore tax resident, dividends paid to the holders of our Class A Ordinary Shares will not be subject to withholding tax in Singapore. Regardless of whether or not the Company is regarded as a Singapore tax resident, holders of our Class A Ordinary Shares who are not Singapore tax residents would generally not be subject to Singapore income tax on gains derived from the disposal of our Class A Ordinary Shares if such shareholders do not maintain a permanent establishment in Singapore, to which the disposition gains may be effectively connected, and the entire process (including the negotiation, deliberation, execution of the acquisition and sale, etc.) leading up to the actual acquisition and sale of our Class A Ordinary Shares is performed outside of Singapore. For Singapore resident shareholders, if the gain from disposal of our Class A Ordinary Shares is considered by IRAS as income in nature, such gain will generally be subject to Singapore income tax, and not taxable in Singapore if the gain is considered by IRAS as capital gains in nature. See “Taxation—Singapore Tax.”

Any adverse material changes to the Singapore market (whether localized or resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

During 2021 and 2020, substantially all of our operations were based in Singapore. Any adverse circumstances affecting the Singapore market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incidents may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower revenues due to weakened demand or lower profit margins

During economic downturns or recessions, there can be a heightened competition for our services and increased pressure to reduce our advisory fees as our clients may reduce their demand for our services. If we lose significant fee volume or reduce the level of our advisory fees significantly, then there could be a negative impact on our combined financial condition or results of operations, profitability and cash flows.

Reduced availability of credit may also adversely affect the ability of some of our clients to obtain funds for operations and capital expenditures. This could additionally result in reduced or delayed collections of outstanding accounts receivable.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. As of the date of this prospectus, the outbreak of COVID-19 has resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Singapore. Measures taken by the Singapore government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures. Although Singapore removed most remaining COVID-19 travel restrictions as of April 26, 2022, and eased its entry requirements for travelers, in response to a decline in new daily infections, there can be no assurances as to the timing of any such reopening; therefore, as long as COVID-19 continues to affect our business. The COVID-19 outbreak and related government measures have adversely affected our business in a number of ways, such as limiting our ability to conduct in person meetings and marketing efforts due to restrictions on travel.

Further, the continuity of our operations will partially depend on the availability of our people and office facilities and the proper functioning of our computer, software, telecommunications, transaction processing, and other related systems. A disaster or a disruption in the infrastructure that supports our businesses, a disruption involving electronic communications or other services used by us or third parties with whom we conduct business, or a disruption that directly affects our business exposure and operations in Singapore, could have a material adverse impact on our ability to continue to operate our business without interruption.

COVID-19 has impacted Singapore’s economy resulting in significant economic contraction and high unemployment rates during 2020. In 2021, the Singapore economy grew by 7.2%, rebounding from the 5.4% contraction in 2020, but any recurrence of the pandemic could negatively affect Singapore’s economy. The general economic downturn may affect the ability of our counterparties to perform their obligations in a timely manner or at all. Singapore government measures to alleviate the economic impact of COVID-19 such as the imposition of relief from actions for inability to perform scheduled contracts, or relief for financially distressed individuals, firms and other businesses could adversely affect our ability to enforce and require our counterparties to perform their obligations under our contracts. Moreover, the outbreak of COVID-19 has caused, and may continue to cause, companies in Singapore and the rest of the world, including us, our investee companies, and certain of our business partners, to implement temporary adjustment of work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may experience lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Further, our business operations depend on our professional staff and the continued services of these individuals. If any of our employees is suspected of having contracted COVID-19, we may be required to apply quarantines or suspend our operations. The extent to which this outbreak impacts our results of operations will depend on future developments, which are highly uncertain and unpredictable, including new information which may emerge concerning the severity of this outbreak and future actions we take, if any, to contain this outbreak or treat its impact, among others.

Our revenue and profitability may be materially affected if COVID-19 (or any health epidemic or virus outbreak) continues to affect the overall economic and market conditions in Singapore for a prolonged period of time. Such an economic slowdown and/or negative business sentiment could potentially have an adverse impact on our business and operations. We are uncertain as to when the outbreak of COVID-19 will be contained, and we also cannot predict if the impact of an outbreak will be short-lived or long-lasting or when the Singapore market will be able to fully recover to pre-COVID-19 levels. If these disruptions are for a prolonged period of time, or if there are further outbreaks of infectious diseases, these may have a material adverse effect on our Group’s business, financial condition, results of operations, and prospects.

Risks Relating to Our Business and Industry

We operate in the dynamic financial services industry, which makes it difficult for investors to evaluate our future prospects, and we cannot assure you that our current or future strategies will be successfully implemented or will generate sustainable profit.

We primarily operate in Asia’s financial services industry. The financial services industry is rapidly evolving, business models continue to evolve with new technologies, and the industry may not develop as we anticipate. The regulatory framework in throughout the APAC region governing the financial services industry is also developing and may remain uncertain in the near future. As our business develops and in response to evolving client needs and market competition, we need to continuously introduce new services, improve our existing services, or adjust and optimize our business model. In response to new regulatory requirements or industry standards, or in connection with the introduction of new services, we may need to impose more rigorous risk management systems and policies, which may negatively affect the growth of our business. Any significant change to our business model may not achieve expected results and may materially and adversely affect our financial condition and results of operations. It is therefore difficult to accurately predict our future prospects.

You should consider our business and prospects in light of the risks and challenges that we encounter or may encounter as an entrant in the rapidly evolving market in which we operate and our limited operating history. These risks and challenges include our ability to, among other things:

●	build a well-recognized and respected brand;

●	acquire and/or operate existing or future financial licenses;

●	establish and expand our client base;

●	maintain and enhance our relationships with our business partners;

●	attract, retain, and motivate talented employees;

●	anticipate and adapt to changing market conditions and competitive landscape;

●	manage our future growth;

●	ensure that the performance of our services meets client expectations;

●	maintain or improve our operational efficiency;

●	navigate a complex and evolving regulatory environment;

●	defend ourselves in any legal or regulatory actions against us;

●	enhance our technology infrastructure and maintain the security of our system and the confidentiality of the information provided and utilized across our system;

●	avoid and remedy operating errors as a result of human or system errors; and

●	identify and address conflicts of interest.

If we fail to address any or all of these risks and challenges, if we fail to educate business partners and clients about the value of our services, if the market for our services does not develop as we expect, if we fail to address the needs of our target clients, or if we are not able to effectively tackle other risks and challenges that we may encounter, whether as advisors or as investors, our business and results of operations may be adversely affected.

We have a relatively short history in serving our current emerging growth company client base compared to some of our globally established competitors and we face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

We have a relatively short history in serving our current emerging growth company client base compared to some of our globally established competitors. We launched our business in 2016. As our business develops and as we respond to competition, we may continue to introduce new service offerings, make adjustments to our existing services, or make adjustments to our business operations in general. Any significant change to our business model that does not achieve expected results could have a material and adverse impact on our financial condition and results of operations. It is therefore difficult to effectively assess our future prospects.

The financial services industry is intensely competitive. If we are unable to compete effectively against existing or new competitors, this may reduce demand for our services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures.

The financial services industry is intensely competitive, highly fragmented, and subject to rapid change, and we expect it to remain so. We predominately compete in Singapore, Southeast Asia and North Asia, and on the basis of a number of factors, including the ability to adapt to evolving financial needs of a broad spectrum of clients, our ability to identify market demands and business opportunities to win client mandates, the quality of our advice, our employees, and deal execution, the range and price of our services, our innovation, our reputation, and the strength of our relationships. We expect to continue to invest capital and resources in our businesses in order to grow and develop them to a size where they are able to compete effectively in their markets, have economies of scale, and are themselves able to produce or consolidate significant revenue and profit. We cannot assure you that the planned and anticipated growth of our businesses will be achieved or in what timescale. There may be difficulties securing financing for investment for growth and in recruiting and retaining the skilled human resources required to compete effectively. If we fail to compete effectively against our competitors, our business, financial conditions, results of operations, and prospects will be materially and adversely affected.

With our primary business of IPO advisory, investment banking, M&A advisory, IP strategy advisory, and other corporate finance advisory services, we are generally required to react promptly to the evolving and varied demands of our clients and be able to provide innovative financial solutions tailored to their needs. If we are unable to differentiate ourselves from our competitors, drive value for our clients, or effectively align our resources with our goals and objectives, we may not be able to compete effectively. Our competitors may introduce their own value-added services or solutions more effectively than we do, which could adversely impact our growth. Failure to compete effectively against any of these competitive threats could have a material adverse effect on us. In addition, the highly competitive nature of our industry could lead to increased pricing pressure which could have a material impact on our overall business and results of operations. We may not be able to compete effectively with our competitors at all times and always be able to provide innovative financial solutions that promptly and accurately address our clients’ needs. If this were to happen, our ability to attract new or retain existing clients will suffer, which would materially and adversely affect our revenue and earnings.

We primarily compete with (i) merchant banking, investment banking, corporate finance advisory and traditional financial institutions, (ii) online direct sales channels of large investment banking companies, and (iii) other financial advisory companies. We have experienced and may continue to experience intense competition over obtaining investment banking services engagements. Some of our competitors have far broader financial and other resources and significant name recognition than us and have the ability to offer a wider range of services , which may enhance their competitive position. They may also offer services which we do not currently provide or more attractive services, which may put us at a competitive disadvantage and could result in pricing pressures or lost opportunities, which in turn could materially and adversely affect our results of operations. We may also face pricing pressure as some of our competitors may seek to obtain higher market share by reducing fees and commissions. They also regularly support services we do not provide, such as commercial lending, margin lending, research and other financial services, which puts us at a competitive disadvantage and could result in pricing pressures or lost opportunities, which in turn could materially and adversely affect our results of operations. In addition, we may be at a competitive disadvantage with regard to some of our competitors that have larger customer bases, more professionals, and the ability to provide financing that are often a crucial component of investment banking deals on which we advise.

While we intend to operate in a manner so as to avoid becoming an investment company under the 1940 Act after completion of this offering, we may nonetheless become subject to regulation in the United States as an investment company in the future as a result of changes in the value of certain assets we hold or other factors.

The Company has historically been entitled to rely on one or more exclusions from the definition of “investment company” under the 1940 Act as a result of its small ownership base and the nature of such direct and indirect owners. In connection with this offering, and in order to ensure that the Company is not deemed to be an investment company for purposes of the 1940 Act after its completion, BW has consummated the Portfolio Sale pursuant to the terms of the Portfolio Sale Agreement, reflecting the disposition of its entire Investment Portfolio, prior to consummation of this offering. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act. In the future, however, the Company may again opt to acquire strategic investments, to the extent it believes it may do so without causing the Company to become subject to registration as an investment company under the 1940 Act. If it elects to do so, it may become subject to the risk of being deemed an investment company, to the extent the value of such strategic investments increase substantially or unexpectedly after they are acquired. If the Company were to in the future fall within the definition of an investment company under the 1940 Act, and no exemption or exclusion was available to it, it will be subject to regulation as an investment company under the 1940 Act and will be required to register as such under the 1940 Act. As a non-U.S. company, the Company will be required to submit an application to the SEC seeking an order that grants it relief to register as an investment company under the 1940 Act. Because the SEC has not issued such an order to a non-U.S. company in over four decades (mainly because no non-U.S. company has been able to satisfy the conditions the SEC imposes for granting such an order), there is a very slim chance that the Company will be able to obtain this order. Consequently, the Company will be forced to delist its Class A Ordinary Shares for trading on Nasdaq and to discontinue the public offering of these Shares to U.S. persons or the use of U.S. jurisdictional means for the public distribution or trading of these shares.

Failure to register as an investment company when required to do so would cause the Company to be deemed to be in violation of the 1940 Act. In such case, all contracts that the Company has entered into in the course of its business using U.S. jurisdictional means, including securities that it has offered and sold to U.S. investors, will potentially be rendered unenforceable except to the extent any equitable remedies may apply. An affected U.S. investor may sue the Company for rescission. In addition, the Company will be exposed to remedial actions taken by the SEC for this violation, including the imposition of sanctions and monetary fines or penalties. The Company would be subject to the limitations imposed under the 1940 Act on registered investment companies if it were to be deemed to be an investment company under the 1940 Act, regardless of whether or not it has registered as such. Among other things, the 1940 Act restrictions the ability of registered investment companies to engage in certain transactions with affiliates, including either co-investing alongside such affiliates, or acquire assets from or selling assets to such affiliates, absent compliance with certain exemptive rules or informal SEC staff positions, or the issuance of an exemptive order by the SEC. In addition, registered investment companies are generally limited in their ability to utilize leverage, and must generally have an asset coverage ratio, reflecting total assets over borrowings, of at least 300% at the time any new borrowings are made. Accordingly, the Company would be restricted in its ability to engage in transactions with certain of its affiliates in the same manner as is currently contemplated, and would be limited in its ability to borrow funds to grow its business, both of which would likely have a material and adverse impact on its future results of operations and prospects.

A substantial portion of our revenue will be derived from our investment banking and advisory businesses, which do not provide us with long-term contracted sources of revenue and is subject to intense competition, and declines in the number of and revenues from these engagements could materially and adversely affect our financial condition and results of operations.

We historically have earned a substantial portion of our revenue from fees and commissions paid by our advisory clients, which usually are payable upon the successful completion of particular transactions. Revenue derived from our advisory business accounted for 100% of our total revenue for the six months ended June 30, 2022. Revenue derived from our advisory business accounted for 100% and approximately 19.6% of our total revenue for the years ended December 31, 2020 and 2021 respectively. Revenue generated from investing gains accounted for approximately 80.4% of our total revenue for the year ended December 31, 2021. Although our investment gains were our largest revenue segment in 2021, we expect that we will continue to rely on advisory business for a substantial portion of our revenue in the future, and a decline in our engagements could materially and adversely affect our financial condition and results of operations.

The investment banking business typically is not a long-term contracted source of revenue. Each revenue-generating engagement typically is separately awarded and negotiated. Furthermore, many of our clients do not routinely require our services. As a consequence, our engagements with many clients are not likely to be predictable. We may also lose clients each year, including as a result of the sale or merger of a client, or due to a change in a client’s senior management and competition from other investment banking firms. As a result, our engagements with clients are constantly changing and our total revenue could fluctuate or decline quickly due to these factors.

Our investment banking and M&A advisory businesses will depend on our ability to identify, execute, and complete projects successfully and is subject to various risks associated with underwriting and financial advisory services. We cannot assure you that the income level of our investment banking business can be sustained.

Market fluctuations and changes in regulatory policies may adversely affect our investment banking business. Negative market and economic conditions may adversely affect investor confidence, resulting in significant industry-wide declines in the size and number of securities offerings, and market volatility may cause delays to, or even termination of, securities offerings that we source, either of which could adversely affect our revenue from the advisory business.

As a result, we cannot assure you that the income level of our advisory business can be sustained over time. In addition, a significant expansion or change in focus of our advisory business could require us to register as an investment adviser in the U.S. under the Advisers Act, which would subject us to increased regulatory and compliance obligations as a result. Such increased regulatory and compliance obligations will necessarily cause an increase in our expenses, which may not be fully offset from any gain in revenue we may realize from activities we may engage in as a U.S. registered investment adviser.

The due diligence that we undertake in the course of our investment banking services and corporate finance advisory services is inherently limited and may not reveal all facts and issues that may be relevant in connection with such businesses.

In the course of providing investment banking services and corporate finance advisory services, we will endeavor to conduct due diligence review that we deem reasonable and appropriate based on relevant regulatory expertise and market standards as well as the facts and circumstances applicable to each deal. When conducting due diligence, we are often required to evaluate critical and complex business, financial, tax, accounting, environmental, regulatory, and legal issues. Outside consultants, such as legal advisors, and accountants may be involved in the due diligence process in varying degrees depending on the transaction type. Nevertheless, when conducting due diligence work and making an assessment, we are limited to the resources available, including information provided by the target company or the issuer and, in some circumstances, third party investigations. The due diligence work that we conduct with respect to any corporate finance advisory engagement may not reveal or highlight all relevant facts that may be necessary, helpful, or accurate in evaluating potential risks, which may subject us to potential penalties in the case of our corporate finance advisory services. We may be provided with information that is misleading, false, or inaccurate as a result of mistake, misconduct, or fraud of our employees or third parties. Moreover, such due diligence work will not necessarily result in the successful completion of a transaction, which may adversely affect the performance of our business.

If we fail to provide satisfactory services to address the rapidly evolving market in a timely manner, or if we are not able to implement successful enhancements and new features for our services, we may not be able to attract or retain clients.

The success of our corporate finance advisory service offering depends on our ability to attract or retain clients through the provision of a strong value proposition of our business model and high-quality services, and to generate recurring business from existing corporate finance advisory clients. To attract and retain clients, we need to further enrich our service offerings by producing and providing satisfactory services in a cost-effective and timely manner. Furthermore, we need to anticipate and quickly respond to changing client preferences and development in the market trends. Our ability to provide these services is dependent on our industry expertise and innovative ideas and technologies. However, we cannot assure you that the services that we provide will cater to the needs of potential or existing clients, will sustain for a period of time that we expect them to, or will be welcomed or accepted by the market at all. If we fail to cater to the needs and preferences of our clients or deliver high-quality service in an efficient manner, or if our clients cannot obtain their desired services from us at attractive prices and terms, they may turn to other channels for their needs and we may suffer from a reduced client base. If we are unable to grow our client base or increase client satisfaction, our business, financial condition, and results of operations may be materially and adversely affected.

We have experienced significant client concentration within our advisory business in the past, which may occur again in the future.

The Company may, in any given period, have only a few advisory clients resulting in a large proportion of advisory revenues coming from a few clients. Before 2021, all of our revenue was generated from fees and commissions paid by our advisory clients. Our top two advisory clients accounted for 74% of total consulting fees in the year ended December 31, 2021 and 79% of our total revenue in the year ended December 31, 2020. If any of our clients are unable to pay their fee in accordance with their specific advisory service agreements, whether based on milestones or periodic, the Company could suffer from the resulting loss of revenue. The nature of these large assignments with few companies may expose the Company’s advisory related revenues to potential client concentration risks. In addition, significant geographic concentration could pose a risk in the event of a geographic-specific business downturn in our areas of concentration.

We may have conflicts of interest if our business overlaps with that of Boustead Securities in the future.

Our future development may rely on the resources of our Controlling Shareholder, or its affiliates, including Boustead Securities, a U.S. registered broker dealer which is wholly owned by our Controlling Shareholder, and that also focuses on investment banking and corporate finance advisory services, as well as underwriting services, in the U.S. We have referred clients to Boustead Securities under fee-sharing agreements, some of which have subsequently engaged Boustead Securities for underwriting or other services in connection with their proposed pre-IPO offerings, IPOs and M&A deals in the U.S. Our ability to attract clients depends on the quantity of our services offered by us or our business partners. Our arrangements with Boustead Securities or other business partners are typically not exclusive, and they may have similar arrangements with our competitors. Our partners may terminate their relationships with us or decide to exclusively or preferentially cooperate with our competitors. There can be no assurance that we can maintain relationships with our existing business partners on commercially desirable terms. If our business partners terminate their relationship with us, our supply of services may be interrupted and affect our ability to maintain existing clients and secure new clients. However, we may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business. See more risk factors titled “We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.”

We are subject to extensive and evolving regulatory requirements, non-compliance with which may result in penalties, limitations, and prohibitions on our future business activities or suspension or revocation of our licenses, and consequently may materially and adversely affect our business, financial condition, and results of operations. In addition, we may, from time to time, be subject to regulatory inquiries and investigations by relevant regulatory authorities or government agencies in Singapore or other applicable jurisdictions.

The Singapore and APAC financial markets in which we primarily operate are highly regulated. A number of regulatory authorities, such as the MAS, oversee different aspects of the financial services business in Singapore, and promulgate and enforce laws and regulations that cover investment banking, corporate finance advisory and direct investing businesses, including the entry into such businesses, the scope of permitted activities, the licenses and permits required for various operations, as well as pricing. Our business operations are subject to applicable Singapore and other APAC regulations, guidelines, circulars and other regulatory guidance, and many aspects of our businesses depend on obtaining and maintaining approvals, licenses, permits, or qualifications from the relevant regulators. Non-compliance with any applicable regulatory requirements could result in investigations and regulatory actions, which may lead to penalties, including reprimands, fines, limitations, or prohibitions on our future business activities or, in the event of material non-compliance, suspension or revocation of our licenses. Failure to comply with these regulatory requirements could limit the scope of businesses in which we are permitted to engage. Furthermore, additional regulatory approvals, licenses, permits, or qualifications may be required by relevant regulators in the future, and some of our current approvals, licenses, permits, or qualifications are subject to periodic renewal. Although we have not been found by any relevant regulators to be in material non-compliance with any regulatory requirements since we commenced our current businesses in 2016, any such finding or other negative outcome may affect our ability to conduct business, harm our reputation and, consequently, materially and adversely affect our business, financial condition, results of operations, and prospects. We applied for an MAS Capital Markets Services license on April 26, 2022. We have engaged in ongoing discussions with the MAS and as part of the process we intend to resubmit our application on or before March 31, 2023. Although we expect to be granted this license by the end of Q3 of 2023, we cannot assure you when or whether it will be granted to us.

As the financial services industry is an emerging and evolving market, the applicable laws, rules, and regulations are continually developing and evolving. Compliance with these regulations is complicated, time consuming, and expensive. Any changes in the relevant rules and regulations may result in an increase in our cost of compliance, or might restrict our business activities. Our ability to comply with all applicable laws and regulations is largely dependent on the relevant internal compliance system, as well as the relevant license holder’s ability to attract and retain qualified compliance personnel. While we maintain systems and procedures designed to ensure that we comply with applicable laws and regulations, we cannot assure you that we are able to prevent all possible violations. If we fail to comply with the applicable rules and regulations, we may face fines or restrictions on our business activities, or even a suspension or revocation of some or all of our licenses that allow us to carry on our business activities.

We are subject to regular and ad hoc regulatory inspections. If the results of the inspections reveal any noncompliance or misconduct, the regulatory authorities may take disciplinary action such as imposing monetary fines, or even revocation or suspension of license. Any material disciplinary actions taken against or penalties imposed on us or our business partners in the future could have an adverse impact on our business operations and financial results.

We may not be able to obtain the licenses that are required to conduct certain aspects of our business. Failure to obtain, renew, or retain licenses, permits, or approvals may affect our ability to conduct or expand our business.

Financial services is a highly-regulated industry, and we are required to obtain applicable licenses, permits, and approvals from different regulatory authorities in order to conduct or expand our business. Various governmental authorities in Singapore have promulgated various regulations on the financial services, including regulations requiring investment banking license and exempt financial advisor status. In order to conduct our business operations, we are required to hold various valid licenses, permits, approvals and/or certifications. These licenses, permits, approvals and/or certifications are subject to various terms and conditions, and may be renewable on a periodic basis. On April 26, 2022, we applied for a Capital Markets Services license from the Singapore MAS to advise on corporate finance and to deal in securities (limited to shares only). We have engaged in ongoing discussions with the MAS and as part of the process we intend to resubmit our application on or before March 31, 2023. We expect to obtain such license by the end of Q3 of 2023. However, we cannot guarantee that we can obtain this license in a timely basis (or at all) and any delay in its issuance may affect our ability to conduct or expand our business. Specifically, until we receive a Capital Markets Services license from MAS, we will not be authorized to act as a placement agent for the sale of any securities. If we fail to adhere to the stipulated regulatory requirements, we may be subject to fines and penalties or be required to take remedial measures; our licenses, permits, approvals and/or certificates may be revoked; and/or additional terms and conditions may be imposed on us. See section titled “Regulations” for further details on material Singapore government regulations applicable to us. The loss of licenses, permits, approvals and/or certifications could disrupt our business operations thereby adversely affecting our business, financial condition, results of operations and prospects.

Our businesses depend on key management executives and professional staff, and our business may suffer if we are unable to recruit and retain them.

Our businesses depend on the skills, reputation, and professional experience of our key management executives, the network of resources and relationships they generate during the ordinary course of their activities, and the synergies among the diverse fields of expertise and knowledge held by our senior professionals. Therefore, the success of our business depends on the continued services of these individuals. If we lose their services, we may not be able to execute our existing business strategy effectively, and we may have to change our current business direction. These disruptions to our business may take up significant energy and resources of our company, and materially and adversely affect our future prospects.

Moreover, our business operations depend on our professional staff, our most valuable assets. Their skills, reputation, professional experience, and client relationships are critical elements in obtaining and executing client engagements. We devote considerable resources and incentives to recruiting and retaining these personnel. However, the market for quality professional staff is increasingly competitive. We expect to face significant competition in hiring such personnel. Additionally, as we mature, our current compensation scheme may not be as effective in attracting and retaining employees may not be as effective as in the past. The intense competition in our business may require us to offer more competitive compensation and other incentives to our talent, which could materially and adversely affect our financial condition and results of operations. As a result, we may find it difficult to retain and motivate these employees, and this could affect their decisions about whether or not they continue to work for us. If we do not succeed in attracting, hiring and integrating quality professional staff, or retaining and motivating existing personnel, we may be unable to grow effectively.

We may undertake acquisitions, share swaps, investments, joint ventures, or other strategic alliances in the financial services industry, which could present unforeseen integration difficulties or costs and may not enhance our business as we expect.

Our strategy includes plans to grow both organically and through acquisitions, share swaps, participation in joint ventures or other strategic alliances in the financial services industry. Joint ventures and strategic alliances may expose us to new operational, regulatory and market risks, as well as risks associated with additional capital requirements. We may not be able, however, to identify suitable future acquisition or share swap candidates or alliance partners. Even if we identify suitable candidates or partners, the evaluation, negotiation, and monitoring of the transactions could require significant management attention and internal resources and we may be unable to complete an acquisition, share swap, or alliance on terms commercially acceptable to us. Even when acquisitions or share swaps are completed, we may encounter difficulties in integrating the acquired entities and businesses, achieving expected synergies, or aligning the interests of our businesses, such as difficulties in retention of clients and personnel, implementation of our business plan for the combined business or to achieve anticipated revenue or profitability targets, challenge of integration and effective deployment of operations or technologies, for acquisitions in which the acquired company’s financial performance is incorporated into our financial results (either in full or in part), the dependence on the acquired company’s accounting, financial reporting, internal controls and processes, and assumption of unforeseen or hidden material liabilities or regulatory noncompliance issues. Any of these events could disrupt our business plans and strategies, which in turn could have a material adverse effect on our financial condition and results of operations. Such risks could also result in our failure to derive the intended benefits of the acquisitions, share swaps, financial investments, joint ventures or strategic alliances, and we may be unable to recover our investment in such initiatives. We expect that acquisitions and share swaps will continue to be a key part of business strategy. Our success in this regard will depend on ability to identify and compete for appropriate acquisition candidates and to complete the transactions we decide to pursue with favorable results. We cannot assure you that we could successfully mitigate or overcome these risks. In addition, efforts we will make to ensure that the Company is not deemed to be an investment company for 1940 Act purposes after completion of this offering may hinder our ability to engage in certain share swap arrangements or similar transaction structures, if doing so could cause the position we hold to become an investment security for 1940 Act purposes.

Unfavorable financial market and economic conditions could materially and adversely affect our business, financial condition, and results of operations.

As a financial services firm with business exposure and operations in Singapore, our businesses are or will be materially affected by conditions in the financial markets and economic conditions in Singapore, and throughout the world. Financial markets and economic conditions could be negatively impacted by many factors beyond our control, such as inability to access credit markets, rising interest rates or inflation, terrorism, political uncertainty, pandemic, social unrest, fiscal policy of Singapore or other governments and the timing and nature of any regulatory reform. The global spread of COVID-19 in a significant number of countries around the world has resulted in, and may intensify, global economic distress, and the extent to which it may affect our results of operations will depend on future developments, which are highly uncertain and cannot be predicted. Social unrest such as protests or demonstrations could disrupt economic activities and adversely affect our business. There can be no assurance that these protests and other economic, social, or political unrest in the future will not have a material adverse effect on our financial condition and results of operations. Unfavorable financial market and economic conditions in Singapore and elsewhere in the world could negatively affect our clients’ business, including their ability to pay for our services, and materially reduce demand for our services and increase price competition among financial services firms seeking engagements, and thus could materially and adversely affect our business, financial condition, and results of operations. In addition, our profitability could be adversely affected due to our fixed costs and the possibility that we would be unable to reduce our variable costs without reducing revenue or within a timeframe sufficient to offset any decreases in revenue relating to changes in market and economic conditions.

We may in the future make investments using our own capital, subject to ensuring that we do not become an investment company for purposes of the 1940 Act, but we would not expect to realize any profits from these investments for a considerable period of time.

A portion of our business has historically involved investment in private entities and achieving return after our investee companies go public. Such investments have consisted of investments in equity securities (including for these purposes convertible debt) of private companies using our own capital. In connection with this offering, and in order to ensure that the Company would not be viewed as an investment company after completion of this offering, BW entered into and also consummated the Portfolio Sale Agreement so as to sell the Investment Portfolio prior to consummation of this offering. To the extent we have sufficient tangible assets to permit us to do so, however, we may in the future opt to acquire similar investments using the Company’s available capital. We will only do so, though, to the extent we can ensure that any investments we acquire will not cause us to become an investment company under the 1940 Act.

To the extent we are able to make such investments in the future, we will make investment decisions based on a number of factors, including how the investment can contribute to the long term objectives of the Company, rather than purely targeting for investment returns. We may make unsound investment decisions for this reason or due to fraudulent and concealed, inaccurate or misleading statements from a target company in the course of our due diligence, which could lead us to mistakenly estimate the value of the target company and affect our ability to derive profit from such investments. In addition, our understanding and judgment of the industry in which the target company operates may be mistaken and result in unwise investment decisions.

In addition, we would expect to make such future investments in new economy sectors in Asia and are subject to certain risks of the industries that these companies are in. Our investment portfolio, if any, may be concentrated in certain sectors, geographic regions, individual investments, or types of securities that may or may not be listed. Any significant decline in the value of our investment portfolio may therefore adversely impact our business, results of operations, and financial condition.

In addition, we have limited control over all of our investee companies, to the extent we are able to make strategic investments in the future. Even if we have a board seat in certain investee companies, we will not have the necessary power to mandate or block material corporate actions. If these investee companies fail to carry out business in a compliant manner, incur overly excessive amount of debt or go bankrupt, or the business operations decline, the fair value of our investment in these companies may deteriorate or, in extreme cases, decrease to zero. We will also be subject to the risk that the majority shareholders or the management of these investee companies may act in a manner that does not serve our interests. The general operational risks, such as inadequate or failing internal controls at these investee companies, may also expose our investments to risks. Furthermore, these investee companies may fail to abide by their agreements with us, for which we may have limited or no recourse. Our investees may not declare dividends, or even if they do, we may not be able to secure liquidity conveniently until we receive such dividends. Failure of our investees to perform their obligations or to achieve their expected results, or any negative publicity, whether or not substantiated, may adversely affect our reputation and brand. If any of the foregoing were to occur, our business, reputation, financial condition and results of operations could be materially and adversely affected.

Poor performance of our investments, if permitted, could cause a decline in our revenue and could negatively impact our ability to raise capital.

To the extent we in the future have sufficient tangible assets to permit the Company to acquire investments without being deemed an investment company for 1940 Act purposes, poor performance of such investments may deter future investment in us and thereby decrease our revenue and thus have a material adverse effect on our results of operations, financial condition and cash flow. If an investee company performs poorly, we will receive little or no income, or possibly losses, from any principal investment in the investee company, which could adversely affect our financial position.

Any strategic investing business that we may engage in will be subject to liquidity risks and could cause us to be deemed an investment company under the 1940 Act in the event of a shift in valuations for such assets

While we do not expect to engage in the acquisition of strategic investments immediately upon consummation of this offering, in order to prevent the Company from being deemed an investment company under the 1940 Act, we may in the future opt to engage in such acquisitions on a limited basis if we have sufficient tangible assets to allow us to do so without raising concerns under the 1940 Act. In such an event, many of the investments we may make will be in the form of securities that are not publicly traded and are subject to liquidity risks. In many cases, there may be prohibition by contract or by applicable laws from selling such securities for a period of time or there may not be a public market for such securities. Accordingly, under certain conditions, we may be forced to either sell securities at lower prices than we had expected to realize or defer, potentially for a considerable period of time, sales that we had planned to make. Investing in these securities can involve a high degree of risk, and we may lose some or all of the principal amount of such investments.

In addition, market conditions and regulatory environment can also delay our exit and realization of investments. For example, rising interest rates and challenging credit markets may make it difficult for potential buyers to raise sufficient capital to purchase our investments. Government policies, or restrictions on foreign investment in certain of our portfolio companies or assets can also limit our exit opportunities

The due diligence process that we undertake in connection with our investments, if any, may not reveal all facts that may be relevant in connection with an investment.

While we do not expect to acquire investments immediately following this offering, in order to prevent the Company from being deemed an investment company for 1940 Act purposes, we may in the future opt to do so if it would not cause any adverse concerns under the 1940 Act. In such cases, before making any investments we will conduct due diligence that we deem reasonable and appropriate based on the facts and circumstances applicable to each investment opportunity. The objective of the due diligence process will be to identify both the attractive attributes of and risks associated with an investment as well and prepare a framework that may be used from the date of acquisition to drive operational improvement and value creation. When conducting due diligence, we may need to evaluate important and complex business, financial, regulatory, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants, and investment banks may be involved in the due diligence process in varying degrees depending on the type of investment.

When conducting due diligence and assessing an investment, we will rely on the resources available to us, including information from the target and, in some circumstances, third-party investigations and analysis. The information available to us in conducting due diligence of newly-organized or growth stage companies will be limited, and we may limit the due diligence we conduct for certain of our strategies to publicly available information. Accordingly, the due diligence investigation that we carry out with respect to an investment opportunity may not reveal or highlight all relevant facts that may be necessary or helpful in evaluating it. For example, the due diligence process in connection with carve-out transactions may underestimate the complexity and/or level of dependence a business has on its parent company and affiliated entities. In addition, because a carve-out business often does not have financial statements that accurately reflect its true financial performance as a standalone business, due diligence assessments of such investments can be particularly difficult. Instances of fraud, accounting irregularities and other improper, illegal or deceptive practices can be difficult to detect, and fraud and other deceptive practices can be widespread in certain jurisdictions. Several of our investments in emerging market countries that may not have laws and regulations that are as stringent or consistently enforced as in more developed nations. Due diligence on investment opportunities in Asia Pacific countries is frequently more complicated due to lack of consistent and uniform commercial practices and/or very limited access to information. Bribery, fraud, accounting irregularities and deceptive or corrupt practices can be especially difficult to detect in such locations.

In addition, investment opportunities may involve companies that have historic and/or unresolved regulatory, tax-, fraud or accounting-related investigations, audits or inquiries and/or have been subject to public accusations of improper behavior (including bribery and corruption). Even specific, enhanced due diligence investigations with respect to such matters may not reveal or highlight all facts and circumstances that may be relevant to evaluating the investment opportunity and/or accurately identifying and assessing settlements, enforcement actions and judgments that could arise and have a material adverse effect on the portfolio company’s operations, financial condition, cash flow, reputation and prospects. Our due diligence investigations may not result in us making successful investments. Failure to identify risks associated with our investments could have a material adverse effect on our results of operations, financial condition and cash flow.

Our results of operations may in the future be materially affected by fluctuations in the fair value of any strategic investments we may hold, to the extent we are permitted to do so under the 1940 Act.

To the extent we are permitted under the 1940 Act, we may make future equity investments in private companies and recognize changes in fair value on financial assets measured at FVTPL on our consolidated statement of profit or loss. For example, for the fiscal years ended December 31, 2020, and 2021, changes in fair value on financial assets measured at FVTPL from our investments business accounted for 0% and 80.44% of our profit for the year, respectively. Fair value of our equity investments is subject to market fluctuations due to changes in the market prices of securities, interest rates, or other market factors, such as liquidity. While we may seek to hedge the market risk for some of these investments, an effective hedge may not be available, and if available, may not be fully effective. We measure their fair value based on an assessment of each underlying security, considering rounds of financing, third-party transactions, and market-based information, including comparable company transactions, trading multiples, and changes in market outlook.

Our international expansion is subject to various risks.

We primarily operate in Singapore, but have been pursuing and will continue to pursue international expansion strategies, initially in Southeast and North Asia and Australasia. International expansion may expose us to additional risks, including:

●	ever changing global environment, including changes in U.S. and international trade policies;

●	challenges associated with relying on local partners in markets that are not as familiar to us, including joint venture partners to help us establish our business;

●	difficulties managing operations in new regions, including complying with the various regulatory and legal requirements;

●	different approval or licensing requirements;

●	recruiting sufficient suitable personnel in new markets;

●	challenges in providing services and solutions as well as support in these new markets;

●	challenges in attracting business partners and clients;

●	potential adverse tax consequences;

●	foreign exchange losses;

●	limited protection for intellectual property rights;

●	inability to effectively enforce contractual or legal rights; and

●	local political, regulatory and economic instability or wars, civil unrest, and terrorist incidents.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business internationally will be affected and our operations thus will be limited to only the Singapore market, which could have a material adverse effect on our business, financial condition, results of operations, and prospects.

Our business is subject to various cybersecurity and other operational risks. The proper functioning of our technology infrastructure is essential to our business. Any errors in or disruption to our IT systems and infrastructure and those on which we rely could materially affect our ability to maintain the satisfactory performance of our platform and deliver consistent services to our clients.

We face various cybersecurity and other operational risks relating to our businesses on a daily basis. We rely heavily on financial, accounting, communication and other data processing systems as well as the people who operate them to securely process, transmit and store sensitive and confidential client information, and communicate with our staff, clients, partners, and third-party vendors. We also depend on various third-party software and cloud-based storage platforms as well as other information technology systems in our business operations. These systems, including third-party systems, may fail to operate properly or become disabled as a result of tampering or a breach of our network security systems or otherwise, including for reasons beyond our control. The reliability, availability and satisfactory performance of our IT systems and those on which we rely are critical to our success, our ability to attract and retain clients and our ability to maintain a satisfactory user experience and client service. Our servers and those of our business partners and investee companies may be vulnerable to computer viruses, traffic spike that exceeds the capacity of our or their servers, electricity power interruptions, physical or electronic break-ins, and similar disruptions, which could lead to system interruptions, website slowdown and unavailability, delays in transaction processing, loss of data, and the inability to accept and fulfill client demands.

Our clients typically provide us with sensitive and confidential information as part of our business arrangements. We are susceptible of attempts to obtain unauthorized access of such sensitive and confidential client information. We also may be subject to cyber-attacks involving leak and destruction of sensitive and confidential client information and our proprietary information, which could result from an employee’s or agent’s failure to follow data security procedures or as a result of actions by third parties, including actions by government authorities. Although cyber-attacks have not had a material impact on our operations to date, breaches of our or third-party network security systems on which we rely could involve attacks that are intended to obtain unauthorized access to and disclose sensitive and confidential client information and our proprietary information, destroy data or disable, degrade or sabotage our systems, often through the introduction of computer viruses and other means, and could originate from a wide variety of sources, including state actors or other unknown third parties. The increase in using mobile technologies can heighten these and other operational risks.

We cannot assure you that we or the third parties on which we rely will be able to anticipate, detect or implement effective preventative measures against frequently changing cyber-attacks. We may incur significant costs in maintaining and enhancing appropriate protections to keep pace with increasingly sophisticated methods of attack. In addition to the implementation of data security measures, we require our employees to maintain the confidentiality of the proprietary information that we hold. If an employee’s failure to follow proper data security procedures results in the improper release of confidential information, or our systems are otherwise compromised, malfunctioning or disabled, we could suffer a disruption of our business, financial losses, liability to clients, regulatory sanctions, and damage to our reputation.

Since clients use our services for important aspects of their businesses, any errors, defects, disruptions in services, or other performance problems with our services could hurt our reputation and damage our clients’ businesses. Software and system errors, or human error, could delay or inhibit settlement of payments, result in over-settlement, cause reporting errors, or prevent us from collecting transaction fees or commissions. We can provide no assurance that we, our business partners or our investee companies will not experience unexpected human errors, system errors or interruptions in the future. We can provide no assurance that our current security mechanisms and those of our business partners and investee companies will be sufficient to protect our and their IT systems and technology infrastructure from any third-party intrusions, electricity power interruptions, viruses and hacker attacks, information and data theft, and other similar activities. Any such future occurrences could damage our reputation and result in a material decrease in our revenue. Any failure to maintain and improve the technology infrastructure on which we rely could result in unanticipated system disruptions, slower response times, impaired quality of user experience and delays in reporting accurate operating and financial information, which, in turn, could materially and adversely affect our business, financial condition and results of operations.

The technologies we use for the operation of our business are new and require continuous developments and upgrades. We cannot assure you that these technologies will fully support our business.

We regard technology as critical to our ability to provide superior client services in our businesses and operations. We rely on our business partners and vendors in developing the technology systems that we use for our business activities. We expect these technologies to support the smooth performance of key functions in our platform. To adapt to evolving client needs, requirements of our business partners, and emerging industry trends, we may need to continue to invest in new technologies or the upgrade of existing technologies to deliver our services. If our efforts to invest in the development of new technologies or the upgrade of existing technologies are unsuccessful, our business, financial condition, and results of operations may be materially and adversely affected. In addition, the maintenance and processing of various operating and financial data is essential to our data analytical capabilities and the day-to-day operation of our business. Our ability to provide services and to conduct day-to-day business operations depend, in part, on our ability to maintain and make timely and cost-effective enhancement and introduce innovative functions which can meet changing business and operational needs. Failure to do so could put us at a disadvantage to our competitors and cause economic losses. We can provide no assurance that we will be able to keep up with technological improvements or that the technology developed by others will not render our services less competitive or attractive.

Any negative publicity with respect to us, our directors, officers, employees, shareholders, or other beneficial owners, our peers, business partners, or our industry in general, may materially and adversely affect our reputation, business, and results of operations.

Our reputation and brand recognition play an important role in earning and maintaining the trust and confidence of our existing and prospective clients. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Negative publicity about us, such as alleged misconduct, other improper activities, or negative rumors relating to our business, shareholders, or other beneficial owners, founders, affiliates, directors, officers, or other employees, can harm our reputation, business, and results of operations, even if they are baseless or satisfactorily addressed. There has been media report that our founder was alleged to have not adhered to certain internal policies during his previous employment. These allegations, even if unproven or meritless, may lead to inquiries, investigations, or other legal actions against us by any regulatory or government authorities. Any regulatory inquiries or investigations and lawsuits against us, and perceptions of conflicts of interest, inappropriate business conduct by us or perceived wrong doing by any key member of our management team, among other things, could substantially damage our reputation regardless of their merits, and cause us to incur significant costs to defend ourselves. As we grow our business and stay close to our clients, any negative market perception or publicity on our business partners that we closely cooperate with, or any regulatory inquiries or investigations and lawsuits initiated against them, may also have an impact on our brand and reputation, or subject us to regulatory inquiries or investigations or lawsuits. Moreover, any negative media publicity about the industries in which we operate in general or service quality problems of other firms in such industries, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients, third-party partners, and key employees could be harmed and, as a result, our business, financial position, and results of operations would be materially and adversely affected.

Our risk management and internal control systems, as well as the risk management tools available to us, may not fully protect us against various risks inherent in our business.

We follow our comprehensive internal risk management framework and procedures to manage our risks, including, but not limited to, reputational, legal, regulatory, compliance, operational, market, liquidity, and credit risks. However, our risk management policies, procedures, and internal controls may not be adequate or effective in mitigating our risks or protecting us against unidentified or unanticipated risks. In particular, some methods of managing risks are based upon observed historical market behavior and our experience in the financial industry. These methods may fail to predict future risk exposures, which could be significantly greater than those indicated by our historical measures. Other risk management methods depend upon an evaluation of available information regarding operating and market conditions and other matters, which may not be accurate, complete, up-to-date, or properly evaluated. In addition, the capital markets are constantly developing, the information and experience that we rely on for our risk management methods may become quickly outdated as capital markets and regulatory environment continue to evolve. Although we have not experienced any material deficiencies or failure in our risk management and internal control systems and procedures since we commenced our current businesses in 2016, any such deficiencies or failure in our risk management and internal control systems and procedures may adversely affect our ability to identify or report our deficiencies or non-compliance. In addition, failure of our employees to effectively enforce such risk management and internal controls procedures, or any of the foregoing risks, may have a material and adverse effect on our business, financial condition and operating results.

We will have broad discretion in the use of proceeds of this offering.

We currently intend to use the net proceeds from this offering for the CMS license regulatory capital requirements, for expanding our range of services and our operations both locally and regionally, for upgrading and digital transformation of our business, for marketing and promotional activities, and for working capital and other general corporate purposes. As such, we have not determined a specific use for a portion of the net proceeds of this offering now earmarked for working capital and other general corporate purposes, and our management will have considerable discretion in deciding how to apply these proceeds, including for any of the purposes described in the section entitled “Use of Proceeds”.

Because of the number and variability of factors that will determine our full use of our net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. This creates uncertainty for our shareholders and could adversely affect our Company’s business, prospects, financial condition and results of operations. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. We cannot assure you that the net proceeds will be used in a manner that would improve our results of operations or increase the share price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

We face significant litigation and regulatory risks, especially operating in the financial services, including the risk of lawsuits and other legal actions relating to compliance of regulatory requirements in areas such as information disclosure, sales practices, fraud and misconduct, as well as protection of sensitive and confidential client information. From time to time we may be subject to lawsuits and arbitration claims in the ordinary course of our business brought by external parties or disgruntled current or former employees, inquiries, investigations, and proceedings by regulatory and other governmental agencies. Actions brought against us, with or without merits, may result in administrative measures, settlements, injunctions, fines, penalties, negative publicities, or other results adverse to us that could have material adverse effect on our reputation, business, financial condition, results of operations, and prospects. Even if we are successful in defending ourselves against these actions, the costs of such defense may be significant.

In market downturns, the number of legal claims and amount of damages sought in litigation and regulatory proceedings may increase. In addition, our affiliates may also encounter litigation, regulatory investigations and proceedings for the practices in their business operations. Our clients may also be involved in litigation, investigation or other legal proceedings, some of which may relate to deals that we have advised, whether or not there has been any fault on our part.

We may not be able to fully detect money laundering and other illegal or improper activities in our business operations on a timely basis or at all, which could subject us to liabilities and penalties.

We are required to comply with applicable anti-money laundering and anti-terrorism laws and other regulations in the jurisdictions where we operate. The anti-money laundering laws and regulations in Singapore and the United States require us to establish sound internal control policies and procedures with respect to anti-money laundering monitoring and reporting activities. Although we have adopted policies and procedures aimed at detecting, and preventing being used for, money-laundering activities by criminals or terrorist-related organizations and individuals or improper activities (including but not limited to market manipulation and aiding and abetting tax evasion), such policies and procedures may not completely eliminate instances where our networks may be used by other parties to engage in money laundering and other illegal or improper activities. If we fail to fully comply with applicable laws and regulations, the relevant government agencies may impose fines and other penalties on us, which may adversely affect our business.

Cessation of referrals from third party consultants and advisors could adversely affect new business.

We have relationships with people and entities in various markets who assist in identifying prospects and potential clients and transactions, and who introduce business opportunities to us. They are independent contractors and are generally paid on a retainer or success basis for their efforts. We also have an extensive informal network of professional advisors, including accountants, lawyers, and advisory companies acting as referral sources for our business; our informal network relationships are reciprocal in nature, and no retainers or success fees are paid or received for these types of referrals. To the extent that these contractors and advisors cease to do business with us, our access to their referrals could be materially adversely affected.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; (v) our clients and our employees, (vi) us and our Controlling Shareholder and their controlling entities, or (vii) us and Boustead Securities. As we expand the scope of our business and our client base, it is critical for us to be able to timely address potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our board of directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our company.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

We may need additional financing but may not be able to obtain it on favorable terms or at all.

We may require additional financing for further growth and development of our business, including any investments or acquisitions we may decide to pursue. If our existing resources are insufficient to satisfy our requirements, we may seek to issue equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets, and the Singapore financial industry. We cannot assure you that we will be able to secure financing in a timely manner or in amounts or on terms favorable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition, and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

We may be subject to legal or regulatory liability if we are unable to protect the personal and sensitive data and confidential information of our clients.

We collect, store, and process certain personal and sensitive data from our clients, and we make certain personal information and confidential business data provided by clients or third party data providers available to our business partners with client consent. We are required to protect the personal and sensitive data and confidential information of our clients under applicable laws, rules and regulations. While we have taken steps to protect the personal and sensitive data and confidential information of clients that we have access to, our security measures could be breached. In addition, we enter into non-disclosure agreements with potential business partners from time to time which may contain personal and sensitive data and confidential information of our clients. Any breach or leakage of such non-disclosure agreements by our potential business partners may subject us to liability. The relevant authorities may impose sanctions or issue orders against us if we fail to protect the personal and sensitive data and confidential information of our clients, and we may have to compensate our clients if we fail to do so. We routinely transmit and receive personal and sensitive data and confidential information of our clients through the internet and other electronic means. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, or any misuse or mishandling of such personal and sensitive data and confidential information could result in additional cost, legal liabilities, regulatory actions, and reputational damage to us, which could in turn inhibit the use of our platform, and materially and adversely affect our business prospects and results of operation.

We may face difficulties as we expand our operations into countries in which we have no prior operating experience.

Our growth strategy relies on our expansion in order to provide geographic breadth for our current and future clients. This may involve expanding into countries and regions other than those in which we currently operate and where we have less familiarity with local regulations, environment and procedures. It involves expanding our operations in recently entered markets such as Korea and Vietnam, or entering into new countries and regions, such as Thailand, which may have different cost structures, labor conditions, regulations and socioeconomic dynamics that may affect our results of operations. As we expand our business into new countries and regions, we may encounter economic, regulatory, personnel, technological and other difficulties that increase our expenses or delay our ability to start up our operations or become profitable in such countries. Any difficulty in the implementation of our growth strategy may adversely affect our business, financial condition and results of operations.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future. Third parties may own copyrights, trademarks, trade secrets, ticker symbols, internet content, and other intellectual properties that are similar to ours in jurisdictions where we currently have no active operations. If we expand our business to or engage in other commercial activities in those jurisdictions using our own copyrights, trademarks, trade secrets, and internet content, we may not be able to use these intellectual properties or face potential lawsuits from those third parties and incur substantial losses if we fail to defend ourselves in those lawsuits. We have policies and procedures in place to reduce the likelihood that we or our employees may use, develop, or make available any content or applications without the proper licenses or necessary third-party consents. However, these policies and procedures may not be effective in completely preventing the unauthorized posting or use of copyrighted material or the infringement of other rights of third parties.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenue, impair our client relationships and harm our reputation.

Any failure to protect our intellectual property could harm our business and competitive position.

We maintain a number of registered domain names. We plan to apply for trademark registration in Singapore for the mark “Boustead Wavefront”, but as of the date of this prospectus we do not have any registered trademarks. We may in the future acquire new intellectual property such as trademarks, copyrights, domain names, and know-how. We will rely on a combination of intellectual property laws and contractual arrangements to protect our intellectual property rights. It is possible that third parties may copy or otherwise obtain and use our trademarks without authorization or otherwise infringe on our rights. We may not be able to successfully pursue claims for infringement that interfere with our ability to use our trademarks, website, or other relevant intellectual property or have adverse impact on our brand. We cannot assure you that any of our intellectual property rights would not be challenged, invalidated, or circumvented, or such intellectual property will be sufficient to provide us with competitive advantages. In addition, other parties may misappropriate our intellectual property rights, which would cause us to suffer economic or reputational damages.

Increases in employee costs may adversely affect our business and results of operations.

The economy in Singapore and globally has experienced general increases in inflation and employee costs in recent years. As a result, average wages in Singapore and certain other regions are expected to continue to increase. In addition, we are required by Singapore laws and regulations to pay various statutory employee benefits, including mandatory provident fund to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to fines and other penalties. We expect that our employee costs, including wages and employee benefits, will continue to increase. Unless we are able to control our employee costs or pass them on to our clients, our financial condition, and results of operations may be adversely affected.

The corporate finance services industry in Singapore is highly competitive and may lose our competitive edge to our competitors.

Our success in the corporate finance services industry will depend on our ability to compete effectively against our competitors on factors such as pricing, quality of services, reliability, reputation and size of operations. We may face more intensive competition in the future from existing competitors and new market entrants. Our larger competitors may have advantages over us such as having better brand recognition and reputation in the market, wider range of value-adding services, stronger human and financial resources, longer operating histories, and operational presence in more geographic locations. We also face competition from local medium and small-sized sponsors which offer similar range of services. New participants may enter into the market insofar as they have engaged appropriate qualified professionals and obtained the requisite regulatory licenses and permits. Given the keen competition, we cannot assure that we will be able to maintain our competitive edge in response to the fast-changing business environment. In addition, competition creates an unfavorable pricing environment in the market in which we operate. Intensified competition may cause us to reduce our service fees or commission rates in order to compete with other market players, which could place significant pressure on our ability to maintain gross margins and is particularly acute during market slowdowns, and will in turn materially and adversely affect our market share, financial condition and results of operations.

In order to expand service capacity, certain of our competitors in the corporate finance services industry have been exploring the use of new corporate finance technology that will improve their business. If we are unable to adapt to and acquire such advances in technology, we cannot remain competitive, and this may result in lower profit margins and a loss of market share for our Group. There is no assurance that we will be able to compete against our competitors effectively in the future and this could have a material and adverse effect on the business, financial condition, results of operations and prospects of our Group.

The revenue from our IPO sourcing projects and M&A advisory and execution business is non-recurring in nature and our profitability is highly unpredictable.

The performance of our corporate finance services depends, to a large extent, on our ability to leverage our business network and relationships to source and retain clients. Since our engagements were negotiated on a project-by-project basis with our clients, revenue generated from our services may fluctuate from time to time and may not recur. For the years ended December 31, 2021 and 2020, we were engaged on three and zero initial public offering sourcing projects, five and five mergers and acquisitions related projects, six and six corporate development advisory and assistance projects, and five and four intellectual property strategic advisory projects, respectively. The number of projects undertaken by us, the total revenue derived from our businesses and the revenue generated from each client are affected by numerous factors such as market condition, the terms of each engagement, project duration, complexity and completion timeline of each project, resulting in uncertainties in relation to the sustainability of our financial performance. There is no assurance that the clients which have previously sought our services will continue to retain us for future businesses.

Moreover, the demand for our corporate finance advisory services are heavily dependent on the market conditions. Any adverse market condition or market sentiment will affect clients’ decision on the scale, timing and stock market choices in respect of their fundraising needs, which may lead to lower demand for, delay to or termination of fundraising activities and our services and in turn affect the financial performance of our financial advisory and underwriting services. If we are unable to continuously secure new sizable mandates, or if the market conditions become unfavorable, our business and results of operations may be materially and adversely affected.

In these circumstances, our revenue and profitability may fluctuate from year to year and our financial performance is highly unpredictable.

Our corporate finance advisory business may be subject to professional liabilities.

Our clients relying on our professional advice may suffer loss as a result of our negligence in providing such advice and may claim compensation against us. We are therefore exposed to the risks arising from, among others, possible claims or lawsuits in respect of professional negligence and employee infidelity. Although we have adopted relevant internal control measures, there is no assurance that the measures can completely eliminate all future possible professional negligence and/or employee infidelity. Should we experience any event of professional liabilities, such as claims or lawsuits, our prospects, financial condition and reputation could be materially and adversely affected.

We are subject to various risks due to violation of obligations and standards that we are subject to, illegal or improper activities committed by and misconduct of our personnel or third parties.

We are subject to a number of obligations and standards arising from our business. The violation of these obligations and standards by any of our directors, officers, employees, agents, clients, or other third parties could materially and adversely affect us and our investors. For example, we are required to properly handle confidential information. If our directors, officers, employees, agents, clients, or other third parties were to improperly use or disclose confidential information, we could suffer serious harm to our reputation, financial position, and existing and future business relationships. We are also subject to the risk of fraud, illegal act, misconduct or other improper activities committed by our directors, employees, agents, clients or other third parties, such as entering into unauthorized transactions, improperly using or divulging inside information, recommending transactions not suitable for our clients, engaging in fraudulent activities, or engaging in improper or illegal. We cannot assure that our procedures and policies would fully prevent or detect illegal or improper activities in our business operations. If illegal or improper activities transpire and we fail to identify them in a timely manner, or at all, we will be in breach of the legal and regulatory requirements in Singapore and may be subject to regulatory sanction resulting in financial loss and reputational harm, which would adversely affect our reputation and results of operations.

It is not always possible to identify and deter fraud, misconduct or errors by directors, officers, employees, agents or external service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. Fraud or misconduct by any of these persons or entities may cause us to suffer significant reputational harm and financial loss or result in regulatory disciplinary actions. The potential harm to our reputation and to our business caused by such fraud or misconduct is impossible to quantify.

We and our directors and officers may from time to time become subject to or involved in various claims, controversies, lawsuits, and legal proceedings. Claims, lawsuits, and litigations are subject to inherent uncertainties, and we are uncertain whether the foregoing claim would develop into a lawsuit. Lawsuits and litigations may cause us to incur defense costs, utilize a significant portion of our resources and divert management’s attention from our day-to-day operations, any of which could harm our business. Any settlements or judgments against us could have a material adverse impact on our financial condition, results of operations and cash flows. In addition, negative publicity regarding claims or judgments made against us may damage our reputation and may result in a material adverse impact on us.

Our insurance coverage may not cover all our damages and losses.

Upon the effectiveness of this registration statement, we will have in place insurance policies to provide insurance coverage of our business operations. We expect to renew these insurance policies, including but not limited to our insurance policy for professional indemnity insurance for certain of our activities on an annual basis, and there is no assurance that we will be able to renew all of these policies or obtain new policies on similar terms.

The nature of our business operations entails inherent risks such as risk of fire, theft and property loss at the worksites during the course of our service contracts or during the delivery of our services. Also, we are in the process of purchasing directors and officers insurance and do not plan on purchasing key-man insurance coverage. While our Directors believe that, upon the effectiveness of this offering, we will have sufficient insurance coverage for our business operations in line with industry standards and business practices in Singapore and although we may be able to increase our insurance coverage when required, there is no assurance that our existing or future insurance coverage will be sufficient to indemnify us against all potential losses.

As a public company, we expect the laws, rules and regulations governing U.S. public companies will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.

In the event that our insurance coverage is insufficient to indemnify us against all or any losses, our business, financial condition, results of operations and prospects may be materially and adversely affected.

We may not be successful in executing or managing the complexities of new investment strategies or expanding into new markets and businesses, which could have a material adverse effect on our results of operations, financial condition and cash flow.

Our growth strategy is based, in part, on the expansion of our services through selective investment in, and development or acquisition of, businesses, personnel and investment strategies complementary to our existing business. The success of our growth strategy will depend on, among other things:

●	mitigating risks that arise from the diversion of management’s time and attention from our existing businesses;

●	our ability to properly manage conflicts of interests with our existing businesses;

●	minimizing any disruption to our ongoing businesses;

●	management’s ability to develop and integrate new businesses and the success of our integration efforts;

●	our ability to identify and manage any other risks in new lines of businesses;

●	our ability to successfully negotiate and enter into beneficial arrangements with new counterparties;

●	our ability to implement adequate investment processes, controls and procedures that we have already developed around our existing platforms;

●	our ability to successfully enter into markets or businesses in which we may have limited or no experience;

●	managing the increased demands on our information systems, operational systems and technology, including related security systems, and infrastructure;

●	our ability to achieve expected results or realize expected synergies from newly developed services or strategic alliances;

●	our ability to obtain requisite approvals and licenses from relevant governmental authorities and to comply with applicable laws and regulations without incurring undue costs or delays;

●	the broadening of our geographic footprint and successfully managing the risks associated with conducting operations in foreign jurisdictions (including regulatory, tax, legal and reputational consequences); and

●	our ability to identify and manage risks in new lines of businesses.

In some instances, we may determine that growth in a specific area is best achieved through the acquisition of an existing business. Our ability to consummate an acquisition will depend on our ability to identify and accurately value potential acquisition opportunities and successfully compete for these businesses against companies that may have greater financial resources. Even if we are able to identify and successfully negotiate and complete an acquisition, these transactions can be complex, and we may encounter unexpected difficulties or incur unexpected costs. The following factors, among others, could also limit the success of a firm acquisition:

●	difficulties and costs associated with the integration of operations and systems;

●	difficulties integrating the acquired business’s internal controls and procedures into our existing control structure;

●	difficulties and costs associated with the assimilation of employees; and

●	the risk that a change in ownership will negatively impact the relationship between an acquiree and the investors in its investment vehicles.

Historically, we have had, and in the future may have, a new service, business or venture developed internally or by acquisition that proves to be unsuccessful. In those instances, we may decide to wind down, liquidate and/or discontinue those services, businesses or ventures. Such actions could negatively impact our relationships with investors in those businesses, subject us to litigation or regulatory inquiries and expose us to additional expenses, including impairment charges and potential liability from investor or other complaints.

Entry into certain lines of business may subject us to new laws and regulations with which we are not familiar, or from which we are currently exempt, and may lead to increased litigation and regulatory risk and expense. New services or strategies could have different economic structures than our traditional funds and may require a different marketing approach. Our strategic initiatives may include joint ventures, in which case we will be subject to additional risks and uncertainties in that we may be dependent upon, and subject to liability, losses or reputational damage relating to, systems, controls and personnel that are not under our control. There can be no assurance that any joint venture opportunities will be successful. These activities also will impose additional compliance burdens on us, subject us to enhanced regulatory scrutiny and expose us to greater reputation and litigation risk. Further, these activities may give rise to conflicts of interest and related party transaction risks and may lead to litigation or regulatory scrutiny. There can be no assurance that any new service, business or venture we develop internally or by acquisition will succeed.

As a foreign private issuer, we are not subject to certain U.S. securities law disclosure requirements that apply to a domestic U.S. issuer, which may limit the information publicly available to our shareholders.

As a foreign private issuer, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and therefore there may be less publicly available information about us than if we were a U.S. domestic issuer. For example, we are not subject to the proxy rules in the United States and disclosure with respect to our annual general meetings will be governed by Cayman Islands law requirements. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Class A Ordinary Shares.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of the voting power of our Ordinary Shares are directly or indirectly held by residents of the U.S. and we fail to meet additional requirements necessary to maintain our foreign private issuer status These additional requirements provide that a majority of our directors and officers cannot be U.S. citizens or residents; not more than 50% of our assets can be located in the U.S.; and our business cannot be administered principally in the U.S. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq Stock Market listing rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

Risks Relating to Management, Governance and Ownership

We have limited experience operating as a standalone public company.

We have limited experience conducting our operations as a standalone public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a standalone public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations.

In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a standalone public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

Upon the completion of this offering, we will be a “controlled company” within the meaning of the Nasdaq Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, our Controlling Shareholder will continue to control a majority of the voting power of our issued outstanding Class B Ordinary Shares. As a result, we will be a “controlled company” within the meaning of the Nasdaq Market Rules. Under these rules, a listed company of which more than 50% of the voting power for the election of directors is held by an individual, group, or another company is a “controlled company” and will be permitted to elect not to comply with certain corporate governance requirements, including the requirement that a majority of the board of directors consist of independent directors, the requirement that we have a nominating and corporate governance committee that is composed entirely of independent directors, and the requirement that we have a compensation committee that is composed entirely of independent directors. As we may intend to rely on some or all of the exemptions available to issuers like us, our shareholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the Nasdaq.

Cayman Islands law does not impose any fiduciary or other duties on a majority (or controlling) shareholder in respect of the company or any minority shareholders. For more discussion regarding differences of fiduciary duties under Cayman Islands law and U.S. corporate law, see “— Description of Share Capital and Governing Documents— Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

We may have conflicts of interest with our Controlling Shareholder or any of its controlling shareholders and, because of our Controlling Shareholder’s controlling ownership interest in our company, we may not be able to resolve such conflicts on terms favorable to us.

Immediately upon the completion of this offering, our Controlling Shareholder will beneficially own 85.4% of our outstanding Class B Ordinary Shares and 61.0% of our outstanding Class A and Class B Ordinary Shares, representing 81.6% of our total voting power in the aggregate, assuming the underwriters of this offering do not exercise their option to purchase additional Shares. Accordingly, our Controlling Shareholder will continue to be our controlling shareholder immediately upon the completion of this offering and may have significant influence in determining the outcome of any corporate actions or other matters that require shareholder approval, such as mergers, consolidations, change of our name, and amendments of our memorandum and articles of association.

The concentration of ownership and voting power may cause transactions to occur in a way that may not be beneficial to you as a holder of our Class A Ordinary Shares in this offering and may prevent us from doing transactions that would be beneficial to you. Conflicts of interest may arise between our Controlling Shareholder or any of its controlling shareholders and us in a number of areas relating to our past and ongoing relationships. Potential conflicts of interest that we have identified include the following:

●	Our board members or executive officers may have conflicts of interest. Our directors Keith Moore and Daniel McClory are also the members of the board of our Controlling Shareholder. As a result, these overlapping relationships could create, or appear to create, conflicts of interest when these persons are faced with decisions with potentially different implications for our Controlling Shareholder and us.

●	Sale of Class B Ordinary Shares or assets in our company. Upon expiration of the lock-up period and subject to certain restrictions under relevant securities laws and stock exchange rules, as well as other relevant restrictions, our Controlling Shareholder may decide to sell all or a portion of our Class B Ordinary Shares that it holds to a third party, including to one of our competitors, thereby giving that third party substantial influence over our business and our affairs. In addition, our Controlling Shareholder may decide to sell all or a portion of our Shares or our assets in the event of default of our Controlling Shareholder or any of its controlling shareholders under any applicable debt or other obligations or otherwise becomes insolvent. Such a sale of our Shares or our assets could be contrary to the interests of our employees or our other shareholders. In addition, our Controlling Shareholder may also discourage, delay, or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their Shares as part of a sale of our company and might reduce the price of our Shares.

●	Allocation of business opportunities. Business opportunities may arise that both we and our Controlling Shareholder find attractive, and which would complement our respective businesses. Our Controlling Shareholder may discourage, delay, or prevent a profitable investment opportunity before our board of directors or shareholders and subsequently decide to pursue investment opportunities or take business opportunities for itself, which would prevent us from taking advantage of those opportunities. These actions may be taken even if they are opposed by our other shareholders, including those who purchase Class A Ordinary Shares in this offering.

Our directors, officers and Controlling Shareholder have significant voting power and may take actions that may not be in the best interests of our other shareholders.

As of the date of this prospectus, our directors, officers and principal shareholders holding 5% or more of our Ordinary Shares, collectively, control 91.9% of our Class B Ordinary Shares. After this offering, our directors, officers and principal shareholders holding 5% or more of our Ordinary Shares, collectively, will control approximately 69.4% of our outstanding Ordinary Shares and approximately 91.9% of our outstanding Class B Ordinary Shares which will give them an aggregate voting power over 88.4% of all of our Ordinary Shares. As a result, these shareholders, if they act together, will be able to control the management and affairs of our company and most matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. The interests of these shareholders may not be the same as or may even conflict with your interests. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Class A Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

The dual-class structure of our Ordinary Shares has the effect of concentrating voting control with those shareholders who held our Class B Ordinary Shares prior to this offering. This ownership will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of our organizational documents, and any merger, consolidation, sale of all or substantially all of our assets, or other major corporate transactions requiring shareholder approval, and that may adversely affect the trading price of our Class A Ordinary Shares.

Each Class B Ordinary Share has ten votes per share, and our Class A Ordinary Shares, which we are selling in this offering, has one vote per share. Following this offering, BCL, our Controlling Shareholder, which holds 85.4% of our issued and outstanding Class B Ordinary Shares, will  own shares representing approximately 78.0% of the voting power of our outstanding Ordinary Shares following this offering. In addition, because of the ten-to-one voting ratio between our Class B and Class A Ordinary Shares, the holders of our Class B Ordinary Shares could continue to control a majority of the combined voting power of our Ordinary Shares and therefore control all matters submitted to our shareholders for approval until converted by the holders of our Class B Ordinary Shares. This concentrated control may limit or preclude your ability to influence corporate matters for the foreseeable future, including the election of directors, amendments of our organizational documents and any merger, consolidation, sale of all or substantially all of our assets or other major corporate transactions requiring shareholder approval. In addition, this concentrated control may prevent or discourage unsolicited acquisition proposals or offers for our capital stock that you may feel are in your best interest as one of our shareholders. As a result, such concentrated control may adversely affect the market price of our Class A Ordinary Shares.

Future transfers by holders of Class B Ordinary Shares will generally result in those shares converting to Class A Ordinary Shares, subject to limited exceptions as specified in our amended and restated memorandum and articles of association, such as transfers to family members and certain transfers effected for estate planning purposes. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term. As a result, it is possible that one or more of the persons or entities holding our Class B Ordinary Shares could gain significant voting control as other holders of Class B Ordinary Shares sell or otherwise convert their shares into Class A Ordinary Shares.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our Controlling Shareholder will continue to have significant influence over the election of our board of directors and approval of any significant corporate actions, including any sale of the company.

Our founders, executive officers, directors, Controlling Shareholder and other principal shareholders, in the aggregate, beneficially own a majority of our outstanding stock. These shareholders currently have, and likely will continue to have, significant influence with respect to the election of our board of directors and approval or disapproval of all significant corporate actions. The concentrated voting power of these shareholders could have the effect of delaying or preventing an acquisition of the company or another significant corporate transaction.

Risks Relating to Our Securities and This Offering

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands have a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. In addition, while under Delaware law, controlling shareholders owe fiduciary duties to the companies they control and their minority shareholders, under Cayman Islands law, our controlling shareholders do not owe any such fiduciary duties to our company or to our minority shareholders.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, our register of mortgages and charges and special resolutions of our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our articles of association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. If we choose to follow home country practice, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents— Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Our Memorandum and Articles of Association provide that the courts of the Cayman Islands will be the exclusive forum for certain disputes between us and our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for complaints against us or our directors, officers or employees.

Our Memorandum and Articles of Association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will, to the fullest extent permitted by the law, have exclusive jurisdiction over any claim or dispute arising out of or in connection with (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary duty owed by any of our  directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Companies Act or our Memorandum and Articles of Association, and (iv) any action asserting a claim against us governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States) and that each shareholder shall be deemed to have notice of and consent to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our Memorandum and Articles of Association also provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act or Exchange Act, including all causes of action asserted against any defendant named in such complaint.

This choice of forum provision may increase a shareholder’s cost and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. There is uncertainty as to whether a court would enforce such provisions, and the enforceability of similar choice of forum provisions in other companies’ charter documents has been challenged in legal proceedings. It is possible that a court could find this type of provisions to be inapplicable or unenforceable, and if a court were to find this provision in our Memorandum and Articles of Association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have adverse effect on our business and financial performance.

There has been no prior public market for our Ordinary Shares and an active trading market may never develop or be sustained.

Prior to this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may never develop following completion of this offering or, if developed, may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling our Ordinary Shares and entering into strategic partnerships or acquiring other complementary products, technologies or businesses by using our Ordinary Shares as consideration. In addition, if we fail to satisfy exchange listing standards, we could be delisted, which would have a negative effect on the price of our securities.

We expect that the price of our Class A Ordinary Shares will fluctuate substantially and you may not be able to sell the Shares you purchase in this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith at or above the initial public offering price.

The initial public offering price for our Class A Ordinary Shares sold in this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith is determined by negotiation between the representative of the underwriters and us. This price may not reflect the market price of our Class A Ordinary Shares following this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith. In addition, the market price of our Ordinary Shares is likely to be highly volatile and may fluctuate substantially due to many factors, including:

●	quarterly variations in our results of operations or those of others in our industry;

●	media exposure of our services or of those of others in our industry;

●	changes in governmental regulations;

●	changes in earnings estimates or recommendations by securities analysts; and

●	general market conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Broad market and industry factors may significantly affect the market price of our Class A Ordinary Shares, regardless of our actual operating performance. These fluctuations may be even more pronounced in the trading market for our Class A Ordinary Shares shortly following this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith. If the market price of our Class A Ordinary Shares after this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith do not ever exceed the initial public offering price and the resale price, you may not realize any return on your investment in us and may lose some or all of your investment.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

The offering price of the primary offering and resale offering could differ.

The offering price of our Class A Ordinary Shares in the initial public offering has been determined by negotiations between the Company and the underwriter. The offering price in the initial public bears no relationship to our assets, earnings or book value, or any other objective standard of value. The Selling Shareholders may sell the resale shares at prevailing market prices or privately negotiated prices after close of the offering and listing of the Class A Ordinary Shares on Nasdaq. Therefore, the offering prices of the initial public and resale offering could differ. As a result, the purchasers in the resale offering could pay more or less than the offering price in the primary offering.

The Resale by the Selling Shareholders may cause the market price of our Class A Ordinary Shares to decline.

The resale of Class A Ordinary Shares by the Selling Shareholders, as well as the issuance of Class A Ordinary Shares in this Offering, could result in resales of our Class A Ordinary Shares by our current shareholders concerned about the potential dilution of their holdings. In addition, the resale by the Selling Shareholders could have the effect of depressing the market price for our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below $5.00 per share, and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below $5.00 per share. As a result, our Class A Ordinary Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

The trading price of the Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of the Class A Ordinary Shares is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Singapore. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading prices of their securities. The trading performances of other Singapore companies’ securities after their offerings may affect the attitudes of investors towards Singapore-based, U.S.-listed companies, which consequently may affect the trading performance of the Class A Ordinary Shares regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure, or matters of other Singapore companies may also negatively affect the attitudes of investors towards Singapore companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may materially and adversely affect the trading price of the Shares.

In addition to the above factors, the price and trading volume of the Class A Ordinary Shares may be highly volatile due to multiple factors, including the following:

●	regulatory developments affecting us or our industry;

●	variations in our revenue, profit, and cash flow;

●	changes in the economic performance or market valuations of other financial services firms;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	detrimental negative publicity about us, our services, our officers, directors, Controlling Shareholder, other beneficial owners, our business partners, or our industry;

●	announcements by us or our competitors of new service offerings, acquisitions, strategic relationships, joint ventures, capital raises, or capital commitments;

●	additions to or departures of our senior management;

●	litigation or regulatory proceedings involving us, our officers, directors, or Controlling Shareholders;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Shares; and

●	sales or perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which the Class A Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish or publish inaccurate or unfavorable research about our business, or if they adversely change their recommendations regarding our Class A Ordinary Shares, their market price and trading volume could decline.

The trading market for our Class A Ordinary Shares will depend in part on the research and reports that securities or industry analysts publish about us or our business. If research analysts do not establish and maintain adequate research coverage or if one or more of the analysts who covers us downgrades the Class A Ordinary Shares or publishes inaccurate or unfavorable research about our business, the market price for the Class A Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which, in turn, could cause the market price or trading volume for the Class A Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of the Class A Ordinary Shares in the public market could adversely affect their market price.

Sales of substantial amounts of the Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of the Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act, and Class A Ordinary Shares held by our existing shareholders may also be sold in the public market in the future pursuant to the Resale Prospectus subject to the applicable restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. Immediately after the completion of this offering, there will be 3,961,578 Class A Ordinary Shares outstanding, or 4,152,078 Class A Ordinary Shares if the underwriters exercise their option to purchase additional Shares in full. In connection with this offering, we, our officers, directors, Controlling Shareholder, and Class B shareholders have agreed not to sell any of our Ordinary Shares or are otherwise subject to similar lock-up restrictions for six months after the date of this prospectus, subject to certain exceptions. Certain of our shareholders will be released from the lock-up restrictions as to the following Shares owned by them (which are collectively referred to as the “Early Release Shares”): (a) 300,000 Class A Ordinary Shares granted to our officers and directors by the Company on August 31, 2022 pursuant to certain restricted stock agreements between the Company and them, or Restricted Shares, and (b) 1,754,587 Class A Ordinary Shares held by certain of our Shareholders (excluding our Controlling Shareholder). The Early Release Shares shall be released from the lock-up restrictions subject to the following conditions being met: (1) 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 150% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 200% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 250% of the initial public offering price; and 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 300% of the initial public offering price. The Early Release Shares are included in the Ordinary Shares to be registered pursuant to the Resale Prospectus filed contemporaneously herewith. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of the Class A Ordinary Shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

Because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors, you must rely on price appreciation of the Class A Ordinary Shares for return on your investment.

Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the Cayman Islands law, namely that our company may only pay dividends out of retained profits or share premium, and provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions, and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in the Class A Ordinary Shares will likely depend entirely upon any future price appreciation of the Shares. We cannot assure you that the Class A Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased the Shares. You may not realize a return on your investment in the Class A Ordinary Shares and you may even lose your entire investment in the Shares.

Because our initial public offering price is substantially higher than our net tangible book value per Class A Ordinary Share, you will experience immediate and substantial dilution.

If you purchase Class A Ordinary Shares in this offering, you will pay more for your Shares than the amount paid by existing shareholders for their Class A Ordinary Shares on a per share or per share basis. As a result, you will experience immediate and substantial dilution of approximately US$5.37 per share, representing the difference between (i) our as adjusted net tangible book value per share of US$0.63 as of June 30, 2022 after giving effect to this offering, and (ii) the assumed initial public offering price per share of US$6.00 per share (the midpoint of the estimated initial public offering price range set forth on the front cover page of this prospectus). As of the date of this prospectus, stock options and non-qualified stock options under the Plan have been granted to our CEO, CFO, all of our directors, and certain independent contractors, subject to certain vesting conditions and exceptions. The Class A Ordinary Shares issuable upon the exercise of these options will be 15.1% of the issued and outstanding Ordinary Shares on a fully diluted basis including the shares issuable upon the exercise of underwriter’s warrants after this offering excluding the over-allotment option. In addition, stock options under the Plan have been allocated to certain business development persons for future granting and vesting based on their performance. Substantially all of the Class A Ordinary Shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per share or per share basis that is equal to the initial public offering price per share in this offering. See “Dilution” for a more complete description of how the value of your investment in the Class A Ordinary Shares will be diluted upon the completion of this offering.

Your right to participate in any future rights offerings may be limited, which may cause dilution to your holdings.

We may from time to time distribute rights to our shareholders, including rights to acquire our securities. However, we cannot make rights available to you in the United States unless we register both the rights and the securities to which the rights relate under the Securities Act or an exemption from the registration requirement is available. We are under no obligation to file a registration statement with respect to any such rights or securities or to endeavor to cause such a registration statement to be declared effective and we may not be able to establish a necessary exemption from registration under the Securities Act. Accordingly, you may be unable to participate in our rights offerings in the future and may experience dilution in your holdings.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. We conduct our operations outside the United States and substantially all of our assets are located outside the United States. In addition, substantially all of our directors and executive officers and the experts named in this prospectus reside outside the United States, and most of their assets are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against them in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands, Singapore or other relevant jurisdiction may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and Singapore, see “Enforceability of Civil Liabilities.”

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands.

The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. In particular, the Cayman Islands have a less developed body of securities laws than the U.S. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages or charges and any special resolutions passed by our shareholders) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

As a result of all of the above, our public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the U.S. For a discussion of significant differences between the provisions of the Companies Act (Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital and Governing Documents— Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

Our memorandum and articles of association contain anti-takeover provisions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their Class A Ordinary Shares at a premium.

Our memorandum and articles of association contain provisions which may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. For example, our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than ten (10) per cent of the rights to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting and to put the resolutions so requisitioned to a vote at such meeting.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies and are permitted to adopt certain home country practices in relation to corporate governance matters. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing standards.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

Further, as a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing standards. Currently, we do not plan to rely on home country practices with respect to our corporate governance after we complete this offering. However, we will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis as press releases, distributed pursuant to the rules and regulations of the Nasdaq. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may be or may become classified as a passive foreign investment company for U.S. federal income tax purposes, which could result in adverse U.S. federal income tax consequences to U.S. investors in our Ordinary Shares.

A non-U.S. company will be considered a PFIC for any taxable year if (i) at least 75% of its gross income is passive income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income. The value of our assets generally is determined by reference to the market price of our Ordinary Shares, which may fluctuate considerably. In addition, the composition of our income and assets is affected by how, and how quickly, we spend the cash we raise. If we were to be treated as a PFIC for any taxable year during which a U.S. Holder (as defined in the section of this prospectus entitled “Material Income Tax Considerations”) holds our Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. Holder. See “Material United States Federal Income Tax Considerations—Passive Foreign Investment Company Rules.”

Cayman Islands and Singapore taxes may differ from the tax laws of other jurisdictions.

Prospective investors should consult their tax advisors concerning the overall tax consequences of purchasing, owning and disposing of our shares. Cayman Islands and Singapore tax law may differ from the tax laws of other jurisdictions, including the United States.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

Upon completion of this offering and the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith, we will become a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the Nasdaq detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.07 billion in net revenue for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We expect these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other rules and regulations of the SEC. Our management will be required to devote substantial time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:

●	our goals and strategies;

●	our future business development, financial condition and results of operations;

●	the trends in, expected growth and market size of the financial services industry in Singapore;

●	expected changes in our revenue, costs or expenditures;

●	our expectations regarding demand for and market acceptance of our services;

●	competition in our industry;

●	our proposed use of proceeds;

●	government policies and regulations relating to our industry; and

●	general economic and business conditions in the markets we have businesses.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Market and Industry Information

This prospectus contains certain data and information that we obtained from industry publications and reports generated by third-party providers of market intelligence. We have not independently verified the accuracy or completeness of the data and information contained in these publications and reports. Statistical data in these publications also include projections based on a number of assumptions. The financial services industry may not grow at the rate projected by market data, or at all. Failure of these markets to grow at the projected rate may have a material and adverse effect on our business and the market price of the Class A Ordinary Shares. If any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $5.86 million, or approximately $6.91 million if the underwriters exercise their option to purchase additional Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial public offering price of $6.00 per share. A $1.00 change in the assumed initial public offering price of $6.00 per share would, in the case of an increase, increase and, in the case of a decrease, decrease the net proceeds to us from this offering by $1.17 million, assuming the number of Class A Ordinary Shares offered by us as set forth on the cover page of this prospectus remains the same, and after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

The primary purposes of this offering is to enhance our brand recognition, create a public market for our Class A Ordinary Shares for the benefit of all shareholders, retain talented employees by providing them with potential equity incentives, and obtain additional capital to support our growth initiatives. We intend to use the net proceeds that we receive from this offering as follows:

●	approximately $362,000 for the CMS license regulatory capital requirements; and

●	the remainder for growth initiatives, general corporate purposes and working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the net proceeds of this offering differently than as described in the respective prospectuses. See “Risk Factors—Risks Relating to Our Business and Industry — We will have broad discretion in the use of proceeds of this offering.”

Pending any use as described above, we plan to invest the net proceeds that we receive from this offering for cash management purposes in short-term, interest-bearing, debt instruments or demand deposits.

DIVIDEND POLICY

We have not declared or paid dividends in the past given the early development stage of our businesses. We intend to distribute dividends in the future, but we do not have a fixed dividend policy. Although we intend to distribute dividends in the future, the amount, timing, and whether or not we actually distribute dividends at all is at the discretion of our board of directors. Any dividends will be paid to all holders of our Class A Ordinary Shares on a pro-rata basis.

We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiary for our cash requirements, including any payment of dividends to our shareholders. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. Under the Cayman Islands law, a Cayman Islands company may pay a dividend either out of profit or share premium account, provided that in no circumstances may a dividend be paid if the dividend payment would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the board of directors may deem relevant.

If we pay any dividends on our Class A Ordinary Shares, we will pay those dividends that are payable in respect of the Class A Ordinary Shares to the registered holder of such Class A Ordinary Shares. Cash dividends on our Class A Ordinary Shares, if any, will be paid in U.S. dollars, except as otherwise disclosed in this prospectus.

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2022:

●	on an actual basis;

●	on an as-adjusted basis to reflect the issuance and sale of 1,270,000 Class A Ordinary Shares by us in this offering at an assumed initial public offering price of US$6.00 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, assuming the underwriters do not exercise their option to purchase additional Shares and

You should read the following table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Actual	As Adjusted(1)
	(In Thousands)
Cash	$554	$6,414

Total long term liabilities	$-	$-

Stockholder’s equity:
Ordinary shares	408	6,268
Contributed surplus	234	234
Retained (deficit) earnings	(317)	(317)
Accumulated other comprehensive income	7	7
Non-controlling interest	-
Total stockholder’s equity	332	6,192
Total capitalization (3)	$332	$6,192

Notes:

(1)	The as adjusted information discussed above is illustrative only. Our total capitalization following the completion of this offering is subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.

(2)	A $1.00 change in the assumed initial public offering price of $6.00 per share in this offering would, in the case of an increase, increase and, in the case of a decrease, decrease total capitalization by $1.17 million, assuming the number of Class A Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

DILUTION

If you invest in the Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and our net tangible book value per share after this offering. Dilution results from the fact that the initial public offering price per Class A Ordinary Share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing shareholders for our presently outstanding Class A Ordinary Shares.

Our net tangible book value as of June 30, 2022 was approximately $331,351, or $0.04 per Class A and Class B Ordinary Share as of the same date. Net tangible book value represents the amount of our total tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Class A Ordinary Share, after giving effect to the additional proceeds that we will receive from this offering, from the assumed initial public offering price of $6.00 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

After taking into account i) the issuance of an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreements to directors and officers and ii) sale of 1,270,000 Class A Ordinary Shares in this offering at an assumed initial public offering price of $6.00 per share, after deduction of underwriting discounts and commissions and estimated offering expenses payable by us (assuming the underwriters do not exercise their option to purchase additional Shares), our as adjusted net tangible book value as of June 30, 2022 would have been $6,191,751, or $0.63 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.59 per outstanding Ordinary Share, to existing shareholders and an immediate dilution in net tangible book value of $5.37 per Class A Ordinary Share, to investors purchasing Class A Ordinary Shares in this offering. The following table illustrates such dilution as at June 30, 2022:

	Post- Offering(1)	Full Exercise of Over- allotment Option(2)
Assumed initial public offering price per Class A Ordinary Share	$6.00	$6.00
Net tangible book value per Ordinary Share as of June 30, 2022	$0.04	$0.04
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors purchasing Class A Ordinary Shares in this offering	$0.59	$0.69
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$0.63	$0.73
Dilution per Class A Ordinary Share to new investors in this offering	$5.37	$5.27

(1)	Assumes gross proceeds from the offering of 1,270,000 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has not been exercised.

(2)	Assumes gross proceeds from the offering of 1,460,500 Class A Ordinary Shares, and assumes that the underwriters’ over-allotment option has been exercised in full.

The following table summarizes the differences between existing shareholders and the new investors with respect to the number of Class A Ordinary Shares (in the form Class A Ordinary Shares) purchased from us, the total consideration paid, and the average price per Class A Ordinary Share and per share paid before deducting underwriting discounts and commissions and estimated offering expenses. The total number of Class A Ordinary Shares does not include Class A Ordinary Shares underlying the Shares issuable upon the exercise of the option granted to the underwriters to purchase additional Shares.

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percent	Amount	Percent	Share
Existing shareholders (Class A and Class B ordinary shareholders)	8,500,000	87.0%	408,040	5.2%	$0.051

New investors from public offering	1,270,000	13.0%	7,620,000	94.9%	$6.00
Total	9,770,000	100.0%	8,028,040	100.0%

The pro forma as adjusted information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of the Class A Ordinary Shares and other terms of this offering determined at pricing.

To the extent that we issue additional Class A Ordinary Shares in the future, there will be further dilution to new investors participating in this offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and our affairs are governed by our memorandum and articles of association and the Companies Act, and the common law of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following: (i) the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors; and (ii) Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, most of our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any State in the United States.

Cayman Islands

We have been advised by Ogier, our counsel as to Cayman Islands law, there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have also been advised by Ogier that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Singapore

JurisAsia LLC, our counsel with respect to Singapore law, has advised us that it is possible that the Singapore courts may not (i) recognize and enforce judgments of courts in the United States, based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States; or (ii) enter judgments in original actions brought in the Singapore courts based solely on the civil liability provisions of these securities laws. An in personam final and conclusive judgment in the federal or state courts of the United States under which a fixed or ascertainable sum of money is payable may be enforced as a debt in the Singapore courts under the common law as long as it is established that the Singapore courts have jurisdiction over the judgment debtor. Additionally, the court where the judgment was obtained must have had international jurisdiction over the party sought to be bound in the local proceedings. However, the Singapore courts are unlikely to enforce a foreign judgment if (a) the foreign judgment is inconsistent with a prior local judgment that is binding; (b) the enforcement of the foreign judgment would contravene the public policy of Singapore; (c) the proceedings in which the foreign judgment was obtained were contrary to principles of natural justice; (d) the foreign judgment was obtained by fraud; or (e) the enforcement of the foreign judgment amounts to the direct or indirect enforcement of a foreign penal, revenue or other public law.

In particular, the Singapore courts may potentially not allow the enforcement of any foreign judgment for a sum payable in respect of taxes, fines, penalties or other similar charges, including the judgments of courts in the United States based upon the civil liability provisions of the securities laws of the United States or any state or territory of the United States. In respect of civil liability provisions of the United States federal and state securities law which permit punitive damages against us and our Directors or Executive Officers, we are unaware of any decision by the Singapore courts which has considered the specific issue of whether a judgment of a United States court based on such civil liability provisions of the securities laws of the United States or any state or territory of the United States is enforceable in Singapore.

In addition, holders of book-entry interests in our Class A Ordinary Shares will be required to be registered as Shareholders in our register of members in order to have standing to bring a Shareholder suit and, if successful, to enforce a foreign judgment against us, our Directors or our Executive Officers in the Singapore courts, subject to applicable Singapore laws. A holder of book-entry interests in our Class A Ordinary Shares may become our registered Shareholder by exchanging its interest in our Shares for certificated Shares and being registered in our register of members. The administrative process of becoming a registered Shareholder could result in delays prejudicial to any legal proceeding or enforcement action.

CORPORATE HISTORY AND STRUCTURE

Corporate History

BCL, our Controlling Shareholder, was incorporated in Nevada, USA on July 5, 2016. BW, our operating subsidiary was incorporated in Singapore on May 11, 2017. On November 12, 2021, the Company was incorporated in the Cayman Islands as the issuer for the purposes of this offering.

A reorganization of the legal structure was completed on December 31, 2021. The Reorganization involved the transfer of all equity ownership of BW to the Company from its former shareholders.

On December 31, 2021, BW’s shareholders transferred their collective 100% ownership interest in BW to the Company. The consideration for the transfer of those shares to the Company was the issuance of the Company’s Ordinary Shares on a pro-rata basis based on the BW shareholders’ respective share ownership immediately prior to this transaction.

As a result of this reorganization, the Company owns 100% of the equity interests of BW.

On April 7, 2022, the Company restructured its authorized share capital from a single class of ordinary shares into two classes of shares, comprising of Class A Ordinary Shares and Class B Ordinary Shares. As part of the restructuring, our current shareholders exchanged all of their ordinary shares for an aggregate of 8,000,000 Class B Ordinary Shares in a share exchange transaction. On August 31, 2022, certain of the Selling Shareholders converted an aggregate of 1,754,587 of their Class B Ordinary Shares into an aggregate of 1,754,587 Class A Ordinary Shares, in anticipation of this offering. On August 31, 2022, BCL and certain of its shareholders completed a share exchange whereby these BCL shareholders exchanged certain of their shares in BCL for an aggregate of 436,991 Class B Ordinary Shares previously owned by BCL (the “Share Exchange”), and simultaneously with the Share Exchange those 436,991 Class B Ordinary Shares were automatically converted into 436,991 Class A Ordinary Shares. On August 31, 2022, the Company granted an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreement to directors and officers (the “Grant”). As a result of the Share Conversion, the Share Exchange and Grant, as of the date of this prospectus, there are an aggregate of 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding, for a total of 8,500,000 Ordinary Shares outstanding as of the date hereof, all of which are owned by our current shareholders.

BCL, our Controlling Shareholder, currently owns 85.4% of our Class B Ordinary Shares and, upon consummation of this offering, BCL will own 50.8% of our Ordinary Shares and 85.4% of our Class B Ordinary Shares, which represent 80.0% of the total voting power of our outstanding Ordinary Shares. BCL also owns 100% of Boustead Securities, a registered broker dealer with which we expect to refer clients for IPO underwriting services. See “Risk Factors - Risks Relating to Management, Governance and Ownership.”

Ownership Structure

The following diagram illustrates the ownership structure of the Company before giving effect to this offering:

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares of the issuer indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth IRA.

(3)	Does not include the shares issuable upon the exercise of the options and the resale of the Class A ordinary shares being registered with the resale prospectus. Please refer to “Principal Shareholders” for additional information.

The following diagram illustrates the ownership structure of the Company after giving effect to this offering.

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Each of Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. Messrs. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth IRA.

(3)	Does not include the shares issuable upon the exercise of the options and the resale of the Class A ordinary shares being registered with the resale prospectus. Please refer to “Principal Shareholders” for additional information.

Our Choice of Singapore as the Location for Our Strategic Hub

We believe that Singapore’s pro-business, smart-city-centric, and cost-competitive environment, excellent infrastructure, and highly skilled and cosmopolitan labor force make it the ideal home for our strategic hub to expand into the APAC region.

Our Operating Subsidiary

Boustead Wavefront Pte. Ltd.

Boustead Wavefront Pte. Ltd., which is referred to in this prospectus as “BW,” is the name of our operating subsidiary.

BW was incorporated under the laws of Singapore in May 2017 with operations in Singapore.

Our Affiliate Relationships

Our Controlling Shareholder

Our Controlling Shareholder is Boustead & Company Limited, or BCL, a diversified and comprehensive non-bank financial institution with offices including Los Angeles, New York, San Francisco and London that is rapidly expanding in growth markets throughout the US and Asia. Through its principals and fully licensed subsidiaries, BCL possesses rich experience and exceptional capabilities in capital markets deal execution and is dedicated to providing best-in-class financial services to clients. BCL’s comprehensive financial services platform consists of four operating units: Boustead Securities, a US-based FINRA broker/dealer and middle-market investment bank; Sutter Securities Group, Inc., which owns four FINRA-regulated entities, Sutter Securities, Inc., Sutter Securities Clearing, LLC and FlashFunders Funding Portal, LLC, along with Sutter Securities Financial Services, Inc.; Sutter Capital Partners, LLC, a California Registered Investment Advisor; and Boustead Capital Markets, LLP, a London-based FCA-regulated company.

Boustead Securities

Boustead Securities is an investment banking firm and FINRA broker/dealer that executes and advises on IPOs, mergers and acquisitions, capital raises and restructuring assignments in a wide array of industries, geographies and transactions, for a broad client base. Its core value proposition is the ability to create opportunity through innovative solutions and tenacious execution. With experienced professionals in the United States, the Boustead Securities team moves quickly and provides a broad spectrum of sophisticated financial advice and services. Boustead Securities is a wholly owned subsidiary of BCL, our Controlling Shareholder.

Our Relationship with the Controlling Shareholder and its Affiliated Companies

Upon the reorganization on December 31, 2021, BCL, Keith Moore (our Executive Chairman and Director as well as the founder and CEO of Boustead Securities), and Daniel McClory (our Executive Vice Chairman and Director as well as a managing director of Boustead Securities), collectively held, directly and indirectly, 77.5% of the outstanding Ordinary Shares of the Company. Upon the consummation of this offering, Mr. Moore and Mr. McClory will collectively hold 85.4% of our outstanding Class B Ordinary Shares and 61.0% of all our outstanding Ordinary Shares. Boustead Securities is a wholly owned subsidiary of BCL focusing on investment banking and corporate finance advisory businesses in the U.S. Our future development may rely on the resources of BCL, or its affiliates, including Boustead Securities. We may expand our IPO advisory and M&A advisory businesses and provide these services to our clients in connection with their proposed pre-IPO offerings, IPOs and M&A deals in the U.S. Our arrangements with Boustead Securities or other business partners are typically not exclusive, and they may have similar arrangements with our competitors. Therefore, we may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business. Please see “Risk Factors - We may have conflicts of interest if our business overlaps with that of Boustead Securities in the future.” for further information.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations in conjunction with the section entitled “Selected Consolidated Financial Data” and our consolidated financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. See “Special Note Regarding Forward-Looking Statements.” Our consolidated financial statements have been prepared in accordance with IFRS.

Overview

The Company is a Singapore-based investment and advisory firm. The Company operates a cross-over investment platform and invests principal capital in pre-IPO financings of IPO candidates for ultimate listing on NASDAQ, underwritten and offered by Boustead Securities. The Company offers a broad range of corporate development and advisory services, including advisory on financing, intellectual property strategy and monetization, corporate development, and mergers and acquisitions transactions.

Key Factors Affecting Our Results of Operations

Our business and results of operations are affected by a number of general factors, including, among others, the overall economic environment in APAC and elsewhere; the trends and conditions of the regional and global capital markets; and government policies and initiatives affecting the financial services industry in various APAC countries and elsewhere, especially in the United States. Unfavorable changes in any of these general factors could materially and adversely affect demand for our services and our results of operations.

Our ability to attract, retain, and motivate talent

It is essential for us to attract, retain, and motivate talent because our businesses are human capital intensive. We believe that it is necessary and customary to invest in talents, arguably our most important assets, by offering attractive compensation packages, as we compete to attract, retain, and motivate qualified employees. Key members of our management are also shareholders of our company, ensuring that interests and incentives are aligned with our performance. Our staff costs for the fiscal years ended December 31, 2021 and 2020 were $178,638 and $175,841, respectively, representing 15% and 42%, respectively, of our total revenue for the corresponding periods. Our staff costs have historically been comprised of cash-based and share-based compensation and benefits. We believe highly incentivized professionals and other talents could potentially enable us to have bright business prospects and achieve great results of operations.

Key Components of Results of Operations

Comparison of the Six Months Ended June 30, 2022 and 2021

The following table provides certain selected financial information for the periods presented:

	Six months ended June 30
	2022	2021	Change	% Change
Revenue	$68,359	$232,798	$(164,439)	(70)%
Operating expenses	$681,670	$155,263	$526,407	339%
Operating (loss) income	$(613,311)	$77,535	$(690,846)	(891)%
Other expense	$6,324	$449	$5,875	1,308%
Net (loss) income from continuing operations	$(619,635)	$77,086	$(696,721)	(904)%
Loss from discontinued operations	$(236,620)	$-	(236,620)	nm
Net (loss) income	$(856,255)	$77,086	$(933,341)	(1,211)%
Comprehensive (loss) income	$(856,263)	$77,855	$(934,118)	(1,200)%
Basic and diluted (loss) earnings per share from continuing operations	$(0.08)	$0.06	$(0.14)	(233)%
Basic and diluted (loss) earnings per share	$(0.11)	$0.06	$(0.17)	(283)%
Weighted average ordinary shares outstanding	8,000,000	1,225,688

Comparison of the Year Ended December 31, 2021 and 2020

The following table provides certain selected financial information for the periods presented:

	Year ended December 31
	2021	2020	Change	% Change
Revenue	$1,180,073	$422,909	$757,164	179%
Operating expenses	$384,817	$375,446	$9,371	2%
Operating income	$795,256	$47,463	$747,793	1,576%
Other expense	$35,777	$1,152	$34,625	3,006%
Income tax expense	$122,783	$-	$122,783	nm
Net income	$636,696	$46,311	$590,385	1,275%
Comprehensive income	$644,928	$45,647	$599,281	1,313%
Basic and diluted earnings per share	$0.49	$0.18	$0.31	172%
Weighted average ordinary shares outstanding	1,305,960	267,586

Revenue

For the six months ended June 30, 2022 and 2021, our revenue consisted of fees from advisory services and referral of $68,359 and $232,798, respectively.

For the year ended December 31, 2021, our revenue consisted of fees from our advisory services and capital gains from our investments. Our total revenue for the year ended December 31, 2021 increased by $757,164 (or 179%) over the year ended December 31, 2020, mainly due to the Company’s trading revenue on marketable securities, which contributed $949,260 of revenue net of unrealized loss on marketable securities.

The following sets forth the revenue breakdown by each client for the advisory services provided for the six months ended June 30, 2022 and 2021 and for the year ending in 2021 and 2020. The details of the nature of the advisory services, fee terms and project duration are provided. While the company continues to source and service business under IP advisory and product development, the company shifted its focus to the referral of corporate advisory engagements for IPOs in 2022. The referrals of corporate advisory for IPO opportunities are inter-company revenue until such time as the Company is able to acquire the CMS license, while other consulting revenues are generated from third parties. All the revenue for FY 2021 was generated in the first half of the fiscal year. While the Company did not generate much consulting revenue in the first half of FY 2022, the Company has signed an engagement agreement with one of the multinational corporations regarding product development and the revenues are expected to materialize in the second half of FY 2022.

Customer	Location	Nature of Project	Fee Terms	Project Duration	Revenue June 30, 2022	Revenue June 30, 2021*	Revenue FY 2021*	Revenue FY 2020
Client 1	USA	Product Development, Market Entry	Fixed and success fee	1.5 months			-	4,886
Client 2	USA	Product Development, Market Entry	Monthly fixed fee	9 months			-	158,311
Client 3	USA	IP Advisory	Fixed and success fee	3 months		9,950	9,865	29,183
Client 4	Singapore	Product Development, Corporate and Finance Advisory	Monthly fixed fee	8 months		15,976	15,840	49,034
Client 5	Singapore	Corporate and Finance Advisory	Monthly fixed fee	5 months		89,787	89,021	-
Client 6	Canada	Corporate Advisory	One time fee	2 months		15,940	15,804	-
Client 7	USA	IP Advisory	One time fee	2 weeks		1,497	1,485	-
Client 8	USA	Product Development, Market Entry	Milestone based	Over 1 year		82,717	82,012	176,056
Client 9	Singapore	Project Management	Monthly fixed fee	4 months		16,931	16,787	5,438
Client 10	Singapore	Corporate Advisory	Monthly fixed fee	3 months	1,438
Client 11	Israel**	Referral on Corporate Advisory**	One time fee	-	66,921

				Total	68,359	232,798	230,814	422,908

*

The Company’s revenues in FY 2021 and June 30, 2021 were SGD$310,097. The exchange rate used for full year and half year were 0.74432491 and 0.75072851, respectively. The Company did not earn any consulting revenue in the second half of FY 2021.

**	The Company has referred the client operating in such location to Boustead Securities, LLC for corporate advisory service and this is reflected as revenue received from a related party.

Our revenue by service category for the year ended December 31, 2021 and 2020 is as follows:

	Year ended December 31
	2021	2020	Change	% Change
Consulting fees	$230,813	$422,909	$(192,096)	(45)%
Realized gains from financial assets at fair value through profit or loss	998,260	-	998,260	nm
Unrealized loss on financial assets at fair value through profit or loss	(49,000)	-	(49,000)	nm
Total revenue	$1,180,073	$422,909	$757,164	179%

Before 2021, all of our revenue was generated from fees and commissions paid by our advisory clients. Our top two advisory clients accounted for 74% of total consulting fees in the year ended December 31, 2021 and 79% of our total revenue in the year ended December 31, 2020.

Unrealized Investment Gains

In the year ended December 31, 2021, the revenue generated from investment gains accounted for 80.44% of our total revenue for the year ended December 31, 2021. Investment gains, which include unrealized gain or loss, were achieved through investment into three companies that completed their initial public offerings. The weighted average margin of these three investments (including the unrealized gain or loss) was 105.47%.

The table below shows the investments made in the common shares of two companies listed on Nasdaq and one company listed on the NYSE in 2021 and their respective realized or unrealized profit or loss.

Company	Sectors	Industry	Exchange Listed	Investment Date	Exit Date	Investment Amount	Exit Amount	Realized PnL/ Unrealized PnL	Return Margin
Company 1	Healthcare	Diagnostics & Research	Nasdaq	Nov-21	Nov/Dec-21	300,000	636,591	336,591	112%
Company 2	Industrials	Aerospace & Defense	Nasdaq	Dec-21	Dec-21	500,000	1,161,669	661,669	132%
Company 3	Beverages—Wineries & Distilleries	Beverages—Wineries & Distilleries	NYSE	Dec-21	-	100,000		(49,000)	-49%
Total						900,000		949,260	105%

The table below presents the pre-IPO investments that the Company invested in during 2021 to 2022 until the investments were sold on May 24, 2022. These investments took the form of common shares or convertible notes. The nature and amount of each investment is presented in the table below.

Company	Industry/ Sectors	Listed	Investment Date	Type	Purchase Price per Share / Discount to IPO Price per share upon conversion	Investment Amount
Company A	Industrials/ Specialty Business Services		Dec-21	Common Shares	USD 1.00 per share	US$	100,000
Company B	Consumer Discretionary/ Leisure		Dec-21	Common Shares	USD 1.00 per share	US$	100,000
Company C	Technology/ Software- Application	Listed on Nasdaq in Feb 2022	Dec-21	Common Shares	USD 2.50 per share	US$	100,000
Company D	Technology/ Software- Infrastructure		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	455,000
Company E	Consumer Discretionary/ Auto rental platform		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	100,000
Company F	Healthcare/ Biotechnology		Jan-22	Convertible notes 6%	50% discount to IPO price	US$	100,000
Company G	Technology/ Software - application		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	100,000

Our investments are not concentrated in any particular industry sector.

May 2022 Disposition of Investments

Subsequent to December 31, 2021, in connection with the Portfolio Sale, the Company sold the entirety of its Investment Portfolio to the Purchaser for cash consideration totaling $845,437, as disclosed elsewhere in this Prospectus. As of December 31, 2021 we had investments valued at $351,000, for which we received cash of $277,141 and realized a loss of $73,859.

Operating expenses

The Company’s operating expenses for the six months ended June 30, 2022 represented an increase of $526,407 or 339% over the previous year. Significant contributions to the increase were made from employee wages and benefits representing an increase of 252,707 or 281% as a result of employment agreements entered into with the Company’s CEO and CFO during the period and the issuance of stock options to the management of $159,503 (2021 - $0). The increase of general and administrative expense of 123,891 or 1,454% were mainly due to the issuance of stock options to directors of $74,585 (2021 - $0). The professional fees increased by 149,264 or 263% due to increased corporate activity and in preparation of the Company’s IPO.

Our operating expenses by category are as follows:

	Six months ended
	June 30,
	2022	2021	Change	%Change
Depreciation	$545	$-	$545	nm
Employee wages and benefits	342,794	90,087	252,707	281%
General and administrative	132,412	8,521	123,891	1,454%
Professional fees	205,919	56,655	149,264	263%
Total operating expenses	$681,670	$155,263	$526,407	339%

The Company’s operating expenses for the year ended December 31, 2021 remained flat compared to the year ended December 31, 2021, resulting in an increase of $9,371 (or 2%). The Company incurred brokerage fees of $60,044, which were offset by decreases in professional fees and insurance expenses.

Our operating expenses by category are as follows:

	Year ended December 31
	2021	2020	Change	% Change
Employee wages and benefits	$178,638	$175,841	$2,797	2%
Professional fees	130,844	147,364	(16,520)	(11)%
Brokerage fees	60,044	-	60,044	nm
Rent expense	8,101	13,559	(5,458)	(40)%
General and administrative	6,543	7,086	(543)	(8)%
Travel expenses	647	1,139	(492)	(43)%
Insurance expense	-	30,457	(30,457)	nm %
Total operating expenses	$384,817	$375,446	$9,371	2%

Employee wages and benefits

We treat expenses of employee wages and benefits and the service cost of stock-based compensation to management as employee salary expense. Salary expenses for the six months ended June 30, 2022 and 2021 was $342,794 and $90,087, respectively. The service costs of stock-based compensation to management for June 30, 2022 and 2021 were $159,503 and $0 respectively. Salary expenses for the fiscal years ended December 31, 2021 and December 31, 2020 were $178,638 and $175,841, respectively. The Company had two employees through these two years and 2.4 headcounts of consultants during 2021 and 2.8 headcounts of consultants in 2020. These consultants provided business development services outside of Singapore, project management services, and financial and operational services. Consulting expenses are treated as professional fees and represented 66.0% and 90.2 % of the total professional fees for 2021 and 2020, respectively.

Employees’ medical insurance was provided on reimbursement basis for the year of 2020, which amounted to $30,457 accounted under insurance expense.

As of June 30, 2022, the Company provided a medical insurance plan to three employees.

Professional fees

Our professional fees mainly consist of the consulting expenses. Other expenses include audit services, tax services, and professional and legal expenses in connection with our restructuring. The professional fees were $205,919 and $56,655 during the six months ended June 30, 2022 and 2021, respectively, and $130,844 and $147,364 in the year ended December 31, 2021 and 2020, respectively.

General and administrative expenses

Our general and administrative expenses consist of marketing expenses, which include website design costs to promote brand awareness, software subscription expenses, and expenses relating to office supplies. In addition, it includes the service cost of the options issued to directors of the Company of $74,585 and $0 for June 30, 2022 and 2021, respectively.

Discontinued operations

The Company’s discontinued operations consist of a loss incurred on the divesture of the Company’s strategic investments in pre-IPO and IPO offerings where its affiliate Boustead Securities LLC had been engaged as the firm commitment underwriter (the “Investment Portfolio”) of $227,449 in addition to a loss of $9,171 in costs incurred on behalf of former subsidiaries subsequent to their respective divestures.

Segment Information

The Company’s operations are classified as a single segment, in which the Company provides consulting services to its clients and invests in publicly-listed companies and pre-IPO entities.

Set out below is the Company’s consulting revenue categorized by geographic location for the six months ended June 30, 2022 and 2021:

Six months ended June 30	2022	2021
Singapore	$1,438	$122,694
Israel	66,921	-
USA	-	94,164
Other	-	15,940
	$68,359	$232,798

Set out below is the Company’s consulting revenue categorized by geographic location for the years ended December 31, 2021 and 2020:

Year ended December 31	2021	2020
Singapore	$121,647	$54,473
USA	93,362	368,436
Other	15,804	-
	$230,813	$422,909

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital and capital expenditures. We satisfy our liquidity requirements primarily through cash on hand, cash flows from operations, and equity financing, including equity financing from our officers and shareholders. As of June 30, 2022 we had $554,145 of cash compared to $942,326 as of December 31, 2021.

The following table summarizes our cash flows from operating, investing and financing activities:

	Six months ended
	June 30,
	2022	2021	Change
Net cash flows (used in) provided by operating activities	$(507,245)	$63,153	$(570,398)
Net cash flows provided by investing activities	119,064	-	119,064
Net change in cash flows	$(388,181)	$63,153	$(451,334)

	Year ended December 31
	2021	2020	Change
Net cash flows provided by operating activities	$443,159	$37,402	$405,757
Net cash flows provided by financing activities	365,673	76,444	289,229
Net change in cash	$808,832	$113,846	$694,986

Cash Flow from Operating Activities

For the six months ended June 30, 2022, net cash flow used in operating activities was $507,245 compared to cash flow from operations of $63,153 during the six months ended June 30, 2021. The increase in cash flow used in operations in the current period compared to the prior year was the result of a net loss incurred of $856,255 and income tax paid of $40,001, offset by a non-cash adjustment for stock-based compensation of $234,088, and working capital adjustments of $154,067.

For the year ended December 31, 2021, net cash flow generated from operating activities was $443,159, compared to $37,402 during the year ended December 31, 2020. The increase in cash flows generated from operating activities was primarily the result of an overall increase in net income of $759,479 offset by purchases of pre-IPO and post-IPO investments of $900,000 and $300,000, respectively. The Company invested $300,000 in three companies as pre-IPO cross-over investments. The Company has directly invested in four additional pre-IPO companies since the beginning of January 2022.

Cash Flows from Investing Activities

Cash flows from investing activities during the six months ended June 30, 2022 were the result of proceeds of $878,551 from the Portfolio Sale, offset by purchases of debt securities of $755,000 and purchases of equipment of $4,487. The Company did not have any cash flows from investing activities during the six months ended June 30, 2021.

The Company did not have any cash flows from investing activities during the years ended December 31, 2021 and 2020.

Cash Flows from Financing Activities

The Company did not have any cash flows from financing activities during the six months ended June 30, 2022 or 2021.

During the year ended December 31, 2021 we had cash flow generated from financing activities of $365,673 compared to $76,444 in 2020. This increase was primarily due to a $400,000 equity investment in the Company, offset by a net return of $34,352 of cash to related parties compared to $76,310 received from related parties during the prior year.

Following this offering, we intend to use the proceeds for growth initiatives, general corporate purposes and working capital, and to fund the capital requirements relating to the CMS license.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

●	Revenue Recognition

●	Foreign Currency Translation

●	Financial Instruments

●	Income taxes

Revenue Recognition

The Company earns revenue from its customer through the provision of consulting services, which is generally measured over time and recognized as the Company provides services to the customer and the customer is able to receive and consume the benefits of these services as the Company performs. The Company identifies the performance obligations in the contract, each of which represent a service or a bundle of services that are distinct. If a service is not distinct, it is combined with other promised services until a bundle of services is distinct, resulting in accounting for all of the services as a single performance obligation. In determining the satisfaction of the performance obligation, measured over time, the Company generally records revenue based on time elapsed in the contract.

The Company’s revenue earned from realized and unrealized gains and losses from financial instruments at fair value through profit or loss (FVTPL) is recorded in accordance with the Company’s accounting policies for financial assets measured at (FVTPL).

Foreign Currency Translation

Items included in the financial statements of each of the Company’s consolidated subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates (the functional currency). The consolidated financial statements are presented in United States dollars. All assets and liabilities in each statement of financial position are translated at the closing rate at the date of that statement of financial position. All income and expenses are translated at exchange rates at the dates of the transactions.

Foreign currency transactions are translated from the respective functional currencies of the Company and its subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit and loss. Non-monetary items that are not carried at fair value are translated using the exchange rates as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The results and financial position of the Company’s foreign subsidiaries that have a different functional currency from the Company’s functional and presentation currency are translated into United States dollars as follows:

(i) Assets and liabilities of the foreign subsidiary are translated at the closing exchange rate on the date of the consolidated statement of financial position;

(ii) Revenue and expenses of the foreign subsidiary are translated at the average closing exchange rate for the period reported in the consolidated statement of profit or loss. When the average exchange rate does not provide a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, the Company utilizes the closing exchange rate on the date of the transaction;

(iii) The exchange rate differences for foreign subsidiaries are recognized in other comprehensive income in the cumulative translation account.

Financial Instruments

(i)	Financial assets

The Company initially recognizes a financial asset on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Upon recognition of a financial asset, classification is made based on the business model for managing the asset and the asset’s contractual cash flow characteristics. The financial asset is initially recognized at its fair value and subsequently classified and measured as (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) FVTPL. Financial assets are classified as FVTPL if they have not been classified as measured at amortized cost or FVOCI. Upon initial recognition of an equity instrument that is not held-for-trading, the Company may irrevocably designate the presentation of subsequent changes in the fair value of such equity instrument as FVTPL.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. The Company has classified all of its financial assets as financial assets measured at amortized cost or FVTPL. The Company has not classified any financial assets as FVOCI.

Financial assets measured at amortized cost

A non-derivative financial asset is measured at amortized cost when both of the following conditions are met: (i) the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows; and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Such assets are recognized initially at fair value plus any directly attributable transaction costs and measured at amortized cost using the effective interest method subsequent to initial recognition, loans and receivables are measured at amortized cost. Financial assets measured at amortized cost are comprised of cash and accounts receivable.

Financial assets measured at FVTPL

A financial asset is measured at FVTPL unless it has been measured at amortized cost or designated as FVOCI. Financial assets measured at FVTPL are carried at fair value in the statements of financial position with changes in fair value recognized in profit or loss at the end of each reporting period. The Company’s marketable securities and equity instruments are measured at FVTPL.

(ii)	Financial liabilities

The Company recognizes a financial liability on the trade date in which it becomes a party to the contractual provisions of the instrument at fair value plus any directly attributable costs. Financial liabilities are subsequently measured at amortized cost or FVTPL, and are not subsequently reclassified. The Company’s financial liabilities are accounts payable and accrued liabilities, due to related parties, and royalty obligation which are recognized on an amortized cost basis.

Financial liabilities measured at amortized cost

All financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. All financial liabilities are measured at amortized cost, except for financial liabilities measured at FVTPL. A financial liability may no longer be reclassified subsequent to initial recognition. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or when they expire. The Company has the following non-derivative financial liabilities which are classified as financial liabilities measured at amortized cost: accounts payable and accrued liabilities and license fee payable.

Income Taxes

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

In addition, deferred taxes are not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax assets and liabilities on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditure or capital resources that is material to investors.

INDUSTRY OVERVIEW

Venture Capital Market

Venture and start-up investments in Asia have grown rapidly over the last ten years. This increasing investment volume has led to an unprecedented number of companies looking to prove themselves commercially as well as technologically, driving a massive demand for growth capital throughout the region. Start-up investing and initial venture rounds are not subsiding and with the exception of 2020, when the Covid-19 pandemic depressed activities globally, venture funding in Asia continues to rise. Against this backdrop, the equity capital markets have also seen record year-on-year activity levels.

In 2021, venture investments in Asia grew 61.5% compared to 2020. Throughout 2021, Asia’s quarter-over-quarter investments remained at levels consistent with the fourth quarter of 2020. Globally, the number of investments did not increase at the same rate as the invested value; the increase in invested value was driven by increasingly larger investments into portfolio companies. 1 2

Venture Capital investments in Southeast Asia have grown 5.2x between 2015 and 2020, compared to a 1.4x increase over the same period in India and China. The first half of 2021 itself overtook all of 2020 for VC investments in Southeast Asia at roughly $10 billion. 3

Source: Factset

[1]	Source: The Venture Capital Boom in Southeast Asia: The Best Is Yet To Come – Forbes October 27, 2021
[2]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[3]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022

Initial Public Offering Markets

2021 was a standout year in the United States for IPOs. The US IPO market saw the most activity since 2001 in terms of number of deals and proceeds, with nearly US$155.7 billion in proceeds being raised through 416 IPOs. 4 5

The Nasdaq was the top ranked exchange in terms of number of IPO deals and proceeds, with 308 listings raising $US97.5 billion. The wave of technology companies listing their shares on the public exchanges drove much of the growth, with the sector representing over a quarter of global IPOs and a third of proceeds raised. The NYSE listed 108 new issues, raising US$58.2 billion. 6 7

The US remained the top cross-border IPO destination with 106 companies listing there, led by companies from China, Israel, Great Britain, and Germany. 8 9

IPO activity on domestic exchanges in the APAC region continued upward in 2021, with deal numbers and proceeds increasing 28% to 1,136 and 22% to $169.3 billion, respectively, as compared to 2020. 10

In Greater China, IPO activity slowed down after Q3 2021, partly as a result of Mainland China’s tightened cybersecurity review requirements for IPO companies that possess more than one million users’ data. These companies are required to undergo a government review and obtain approval before they can be listed abroad. Additionally, US SEC guidelines mandate that Chinese firms trading in the US must start to prepare for additional disclosures and allow for Public Company Accounting Oversight Board access to audit work papers outside of the US starting from the 2022 financial reporting cycle. As a result, some Chinese IPOs are delaying their listing. 11 12

In Japan, the number of domestic IPO deals increased 38% over the prior year, reaching 128 offerings, which was the highest number of IPOs launched since 2006, and proceeds increased 104% to US$6.8 billion. 13 14

South Korea had a record year in 2021, with IPO proceeds reaching their highest level in the last 20 years, and the highest annual numbers of deals since 2002. As a result, the Korea Exchange (KRX) ranked seventh among the top 12 exchanges by proceeds and 12th by deal numbers. During 2021, the KRX posted five mega IPOs: including Krafton Inc. (US$3.8 billion), KakaoBank Corp. (US$2.2 billion) and SK IE Technology Co., Ltd. (US$2.0 billion), three of the largest IPOs launched in the Asia-Pacific region. 15 16

[4]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[5]	Source: E&Y Global IPO Trends Report 2021
[6]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[7]	Source: E&Y Global IPO Trends Report 2021
[8]	Source: E&Y Global IPO Trends Report 2021
[9]	Source: 2022 Banking and Capital Markets Outlook – Deloitte
[10]	Source: E&Y Global IPO Trends Report 2021
[11]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[12]	Source: E&Y Global IPO Trends Report 2021
[13]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[14]	Source: E&Y Global IPO Trends Report 2021
[15]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[16]	Source: E&Y Global IPO Trends Report 2021

In Southeast Asia, annual deal numbers rose by 19%, while proceeds increased by 71%. The Indonesia Exchange (IDX) led the region by deal numbers and proceeds (55 IPOs, US$4.8 billion), with the listing of two mega IPOs: PT Bukalapak.com Tbk (US$1.5 billion) and Mitratel (US$1.3 billion). Indonesia had the second highest concentration of unicorns (6 of the 30 ASEAN unicorns vs. Singapore with 15). The Stock Exchange of Thailand ranked second by deal numbers and proceeds (40 IPOs, US$4.1 billion), and hosted two mega IPOs during the year. 17 18

Australia and New Zealand had a particularly strong year in 2021, with 197 IPOs raising US$9.2 billion in proceeds. This represented a 159% increase by deal numbers and a 144% increase in proceeds as compared to 2020. Materials IPOs (i.e., metals and mining) accounted for 58% of ASX’s deal numbers. 19 20

During 2021 there were 13 cross-border IPOs in APAC, with 15 IPO issuers originating from Singapore, raising approximately US$0.6 billion; three IPO issuers from the United States, raising US$1.1 billion; and two IPOs originating from New Zealand, raising US$0.5 billion. 21 22

Trends and Competition

The Company faces competition from investment banks focused on mid-cap and small and medium enterprises that have a presence in APAC or are targeting growth companies in APAC, directly or through advisors and representatives. Private investment firms in the form of venture funds, private equity funds, family offices, and wealthy individuals also compete in certain segments of our market as they directly invest in privately owned growth stage companies.

While the largest and best funded private companies in Asia have been able to command the attention of the leading investment banks from the United States and Europe to assist them with their U.S. IPOs, most companies in the region do not have this luxury.

Many well-run but smaller businesses in Asia don’t get the attention of the larger investment banks simply due to their size and valuation. Further, national exchanges in Asia outside of China are seeing large numbers of IPOs, but are not generating globally significant proceeds with these offerings. Korea is the only outlier in this regard, being on the leader boards both for numbers of IPOs and proceeds generated in 2021. Japan, Singapore, Indonesia, Vietnam, India, and Australia-New Zealand all fail to generate globally significant proceeds for companies on their local exchanges. This points to an opportunity for start-up companies from Asia that would traditionally list on their local exchanges to instead offer shares on Nasdaq or the NYSE and generate significantly larger proceeds in the process. Such a Nasdaq or NYSE listing and the higher proceeds they can generate would, in turn, help boost the reputation, brand value, and hiring power of these companies relative to their domestically listed competitors.

The actions of regulators in other countries in Asia Pacific such as Singapore, Japan, Korea, and Australia New Zealand has been more consistent and generally predictable, hinting at comparatively attractive prospects for the cross-border IPOs of companies from these countries. As noted in the Financial Times story of December 21, 2021, US Stock Exchanges Seek New Listings as Chinese Companies Retreat, officials from both Nasdaq and the NYSE have commented publicly about seeking to attract IPOs from more Asian countries outside of China going forward. 23

[17]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[18]	Source: E&Y Global IPO Trends Report 2021
[19]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[20]	Source: E&Y Global IPO Trends Report 2021
[21]	Source: Venture Capital 2021 Recap—A Record Breaking Year – FactSet January 19, 2022
[22]	Source: E&Y Global IPO Trends Report 2021
[23]	Source: US Stock Exchanges Seek New Listings as Chinese Companies Retreat – Financial Times, December 21, 2021

BUSINESS

Overview

We are a Singapore-based investment banking firm that currently provides market entry and product development advisory services and also makes direct investments of our own capital in pre-IPO offerings of companies where our affiliate Boustead Securities has been engaged as the firm commitment underwriter, if and when doing so does not cause us to become an “investment company” under the 1940 Act.

We will subsequently work with Asia-based, high-growth companies in two additional areas of focus:

●	corporate finance advisory targeting high-intellectual property content companies; and

●	IPO origination and execution for Nasdaq and NYSE listings.

Boustead Wavefront Inc. itself is a Cayman Islands holding company. Our operating subsidiary BW is a Singapore based midcap / microcap-focused firm. We interact with businesses throughout APAC. Our business is evolving from an advisory and commercialization platform to what is today a unique capital markets advisory and principal investment firm.

We and our experienced principals have built the business on top-level relationships we enjoy with strategic corporate partners and investors, deep knowledge and expertise in intellectual property optimization, and a consistent client list of innovative companies seeking capital, market access, and liquidity. See “Our Points of Differentiation,” below.

We believe we are one of the few midcap / microcap-focused firm with extensive knowledge and hands-on experience across Asia coupled with a deep understanding of innovation and intellectual property rights, and their critical importance in today’s highly competitive and fast changing business environment.

Capitalizing on our deep knowledge of all aspects of the innovation process including intellectual property rights, we can identify, source, and evaluate potential investment opportunities leading to successful monetization events, with emphasis on the initial public offering or IPO.

We operate a cross-over investment platform. Prior to this offering, we invested principal capital in IPO transactions on NASDAQ and NYSE, underwritten and offered by Boustead Securities. We also invested in several pre-IPO financings offered by Boustead Securities. In 2021, we invested in three companies that subsequently completed their initial public offering and are now listed in NASDAQ. Thereafter, we have invested in three companies as pre-IPO cross-over investments. The Company has directly invested in four additional pre-IPO companies since the beginning of January 2022. Prior to this offering, we held these strategic investments in the Investment Portfolio. As part of this offering process, BW completed the Portfolio to sell the Investment Portfolio for cash prior to the consummation of this offering. The Portfolio Sale was intended to ensure that the Company would not be deemed to be an investment company for purposes of the 1940 Act after completion of this offering.

We believe that this is the right time for us and for this offering, because high-growth companies across APAC are looking to access the U.S. capital markets and there is currently a dearth of strategic investment capital focused on these companies.

Our Geographic Scope

Our business reaches clients located throughout Asia and Australasia; including:

●	Singapore

●	Korea

●	Japan

●	Indonesia

●	Malaysia

●	Taiwan

●	Vietnam

●	Philippines

●	Australia

●	New Zealand

Our Points of Differentiation

●	The Company is uniquely able to combine strong US public markets capability and relationships with a footprint throughout Asia. We have direct experience in private equity, capital markets, venture funds, start-ups, growth stage companies, mergers and acquisitions, and initial public offerings. We also enjoy deep relationships throughout Asia, spanning multinational corporations, small & medium sized companies, regional entrepreneurs, venture funds, and family offices.

●	We have extensive experience and expertise in intellectual property rights, innovation management, and commercialization. For example, David Drake, our Chief Executive Officer, worked for seven years, as a senior executive of Intellectual Ventures (“IV”), a $7 billion+ venture capital firm investing in the creation, development and commercialization of intellectual property patents in a wide range of technology sectors. He was responsible for structuring deals and advising on value creation through technical innovations. His responsibilities also included leading efforts to securitize early-stage patents and patent pools, sourcing and restructuring invention and patent portfolio partnerships with companies, devising and implementing patent strategies (including the invention of solutions to be patented for companies’ specific innovation strategies), and negotiating patent licensing arrangements with and between companies. Through his leadership role at IV, he developed his expertise in intellectual property rights and their strategic importance to growth companies.

●

While at IV, Mr. Drake worked as the Global Head of Intellectual Property Securitization, Managing Director Business Development, and Country Head of Singapore and Korea, at the Invention Development Fund, one of the investment funds managed by IV. His work at IV was conducted under a secondment arrangement through EKA Advisory Asia Pte Ltd., Mr. Drake’s employer.

This provides a unique perspective that allows us to better assess the full potential of our clients and prospects.

We have participated in three cross-over round financings in 2021 and another three in 2022.

Our Business Model

Our business model leverages the strengths of the Boustead and Wavefront businesses that have come together as Boustead Wavefront Inc. Wavefront contributes its history of partnering with companies that are seeking to go public by providing consulting, valuation and strategic advisory services in the financial, intellectual property and other areas. Boustead brings its extensive relationships with clients, investors, stock exchanges and its affiliate Boustead Securities. Together, we provide our clients with simultaneous access to corporate finance advisory services, IPO preparation, direct investment capital, and exclusive access to a known and trusted affiliated underwriting partner in Boustead Securities.

Our Affiliation with Boustead Securities

Boustead Securities was established in 2006 to assist lower middle market private and public companies in all areas of capital markets formation. Over the years, Boustead Securities has continued to expand its services and professionals, fast becoming an accomplished small cap investment bank. Boustead Securities provides a full array of corporate finance, M&A advisory, and securities sales and trading services to a diversified client base that includes fast-growing companies, companies facing financial or other challenges, professional funds, family offices, financial institutions, and high net worth clients.

We expect to refer our IPO-ready clients to Boustead Securities for IPO underwriting services on a regular and ongoing basis for U.S. listings on Nasdaq and the NYSE. Because of FINRA restrictions in effect upon the Company’s acquisition of BW, we will not, however, participate in any IPO investments that are underwritten by Boustead Securities.

BCL, our Controlling Shareholder, wholly owns Boustead Securities. See “Risk Factors –Risks Relating to Management, Governance and Ownership.”

Our Service Offerings

We are a Singapore-based firm that, prior to this offering and the Portfolio Sale, made direct investments of our own capital in pre-IPO offerings of companies where our affiliate Boustead Securities had been engaged as the firm commitment underwriter. Subsequent to this offering and the Portfolio Sale, we will operate along two primary business lines: corporate finance advisory services, IPO origination and execution for Nasdaq and NYSE listings.

Corporate Finance Advisory Services. We will offer a broad range of corporate development advisory and intellectual property specialty services, including advisory on financing, intellectual property strategy and monetization, corporate development, and mergers and acquisitions transactions, among others. We have not, however, historically engaged in the business of advising clients as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or for compensation and as part of a regular business, issued or promulgated analyses or reports concerning securities. Accordingly, we do not currently consider ourselves to be an investment adviser to any clients within the meaning of the Advisers Act. To the extent we determine to provide such investment advice in the future, we would only do so in the manner permitted and in accordance with any registration that may be required pursuant to the Advisers Act. In the event we obtain the CMS license from the MAS, we will expand our range of services to include (i) advising on corporate finance transactions, and (ii) dealing in securities (limited to shares only). Our affiliate, Boustead Securities, provides equity underwriting, debt underwriting, public and private placement of securities, securities brokerage, investment sales and distribution, and merchant banking, among other services. In tandem, we provide a full suite of investment banking services for small cap, high-growth companies.

IPO Origination and Execution. We will work with Boustead Securities, an affiliated US based securities firm, to take our client companies and others public on US exchanges, principally on the NASDAQ.

In addition to those two business lines, we historically also made certain direct strategic investments from time to time as part of our business strategy. However as a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. To the extent we have sufficient tangible assets to permit us to do so under the 1940 Act, we may in the future make strategic direct investments at the pre-IPO stage, focusing on high growth and innovation driven companies with exceptional management teams and unique strategies that are ready to tap the capital markets to accelerate and expand their growth. We may provide clients with pre-IPO financing to fund their growth and the costs of the IPO process, which is sometimes referred to as “cross-over” financing. Through Boustead Securities, we may provide access to a fully underwritten IPO engagement to our investee companies. We have deep relationships throughout Asia, spanning multinationals, entrepreneurial ventures, equity funds, and family offices which we expect could provide a robust pipeline of transactions. We may also align ourselves with strategic venture funds and incubators in Singapore and throughout the region to identify prospects and cultivate deep relationships with knowledgeable and insightful stakeholders gaining access to unique opportunities and resources that could complement our business and leverage our efforts.

Our Partnership Approach

We discover and selectively engage with promising clients with diverse technology and market backgrounds at the growth stage of their development. We offer comprehensive financial services to fulfill the needs of our clients throughout their lifecycles. We stay close to our clients to understand and anticipate their needs. Our services are tailored, providing clients with one-stop solutions that include access to capital markets, coupled with strategic insights on intellectual property, innovation, and commercialization.

We align ourselves with clients, shareholders, business partners, and investee companies to build an inter-connected network that creates value for all stakeholders. We actively help stakeholders to identify business collaboration opportunities and provide financial solutions or the additional resources needed to facilitate their success. This unique network, coupled with our ability to provide innovative and bespoke solutions, is a differentiating growth driver further leveraged by our Asia-wide relationships and track-record, as well as our broad and deep understanding of technology, innovation, and intellectual property.

History

We are the product of two established firms: Boustead & Company and Wavefront Venture Labs. On November 12, 2021, the Company was incorporated in the Cayman Islands as the listing company for the purposes of this offering. Our business is primarily operated by the Company’s wholly owned subsidiary, BW. We are affiliated with Boustead Securities, and given this affiliation, we anticipate that most of the clients we refer for IPOs will be underwritten by Boustead Securities. There exist no agreements, understandings or arrangements in place between us and Boustead Securities, however, once the company has received its CMS license, the company anticipates entering into underwriting, selling group, commission sharing and referral agreements with Boustead Securities. See “Corporate History and Structure” and “Risk Factors - Risks Relating to Management, Governance and Ownership.”

Boustead & Company

Our Controlling Shareholder is Boustead & Company Limited (“BCL”), which was incorporated in Nevada on July 5, 2016. BCL is a diversified and comprehensive non-bank financial institution with offices including Los Angeles, New York, San Francisco and London that is rapidly expanding in growth markets throughout the US and Asia. Through its principals and fully licensed subsidiaries, BCL possesses rich experience and exceptional capabilities in capital markets deal execution and is dedicated to providing best-in-class financial services to clients.

Wavefront

Wavefront Venture Labs (which is referred to in this prospectus as “BW”) was incorporated on May 11, 2017 to be a boutique technology incubator and consultancy based in Singapore. Prior to the combination with BCL, Wavefront operated around two key business strategies. First, as a partner to multinational corporations where it helped assess their intellectual property such as patents, trade-secrets, know-how and unique market insights, and assist in determining alternative paths to market. Second, as a partner with high growth start-ups, primarily from the U.S., to plan and execute their APAC market entry. Conversely, we have helped APAC growth companies plan for their expansion into the U.S.

BW is a team of seasoned investment professionals and technologists with significant cross border business development, intellectual property licensing and venture investing experience. The team is uniquely positioned with their purview into multi-national and early-stage start-ups.

Corporate Structure

As a result of our reorganization, the Company owns 100% of the equity interests of BW.

Our Business Strategies and Future Plans

We will engage in traditional corporate finance advisory, M&A advisory and corporate development advisory assignments which, in management’s view, will potentially lead to opportunities for us to provide cross-over financing and IPO related services through Boustead Securities.

We will be focused on Greater Asia to identify leading innovation companies with exceptional management and strategies ready to tap into the US capital markets to accelerate and expand their growth. Our principals have deep relationships throughout Asia, spanning multinational corporations, entrepreneurial ventures, private investment funds, and family offices which are expected to provide a robust pipeline of transactions. We will also align ourselves with strategic venture funds, government agencies and incubators in Singapore and elsewhere in the region to cultivate relationships and identify strong prospects.

Since October of 2021 until the date of this prospectus, we have closed on and invested in seven pre-IPO transactions reflecting investments of $1,055,000 In addition, during the fourth quarter of 2021 we invested in and exited three IPO transactions. The realized return on these three IPO transactions exited was equal to 105.47%. To date only the Company’s principal funds have been used to invest in these pre-IPO and IPO financings and part of the reason for seeking funds through this offering is to increase the amount of capital available for the volume and size of qualified transactions we believe we are capable of receiving access to as well as sourcing. In addition to investing our own funds in transactions, we may raise capital for some or all of these transactions from third party sources for which we will charge fees, in some cases once the applied-for CMS licenses are obtained, including fees based on performance, further enhancing the return on capital of these transactions. However, in order to avoid being deemed an investment company pursuant to the 1940 Act as a result of this offering, BW entered into the Portfolio Sale Agreement and completed the Portfolio Sale prior to consummation of this offering. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

Portfolio Sale Agreement

In anticipation of the consummation of this offering, BW has entered into the Portfolio Sale Agreement with One10 Food Sciences Pte. Ltd., an entity controlled by Timothy Londergan, our former CEO and a current shareholder of the Company (the “Purchaser”). Pursuant to the Portfolio Sale Agreement, BW sold the Investment Portfolio to the Purchaser for cash prior to the consummation of this offering. Each of the assets that comprise the Investment Portfolio were be sold to the Purchaser at the lower of cost or its then current fair value. The aggregate consideration paid to BW pursuant to the Portfolio Sale Agreement was $845,437. BW’s board of directors, as well as the Company in its capacity as the sole shareholder of BW, have approved the Portfolio Sale Agreement and the Portfolio Sale that was completed pursuant thereto, including the price paid by the Purchaser for each of the assets comprising the Investment Portfolio. The Portfolio Sale was consummated on May 24, 2022, and was intended to ensure that the Company would not be deemed to be an investment company for purposes of the 1940 Act after completion of this offering.

Business Overview

Our Services

Corporate Finance Advisory

Since October 2017, we have operated our technology and intellectual property development business, investing in sustainable businesses with innovative technologies and business models. We anticipate receiving our CMS license for the provision of financial advisory and related services from MAS by the end of Q3 of 2023. However, we cannot assure you when or whether this license will be obtained by us. For further details, see “Risk Factors - We may not be able to obtain the licenses that are required to conduct certain aspects of our business. Failure to obtain, renew, or retain licenses, permits, or approvals may affect our ability to conduct or expand our business;” and “Regulations.” Under our investment banking business, in conjunction with our strategic partner and affiliate Boustead Securities, we will provide our clients with a full suite of corporate finance services, including underwriting equity and debt offerings, and advising on various financing, intellectual property strategy, corporate development initiatives, and merger and acquisition transactions.

Our company’s legacy consulting business was centered on creating startup companies from promising technical innovations and assisting commercial companies to set up subsidiary operations in APAC. This largely involved helping these companies to find synergistic business partners and regional distributors, as well as building up their product or business ecosystems in APAC. We intend to continue with these types of services after the offering. We have not, however, historically engaged in the business of advising clients as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or for compensation and as part of a regular business, issued or promulgated analyses or reports concerning securities. Accordingly, we do not currently consider ourselves to be an investment adviser to any clients within the meaning of the Advisers Act. To the extent we determine to provide such investment advice in the future, we would only do so in the manner permitted and in accordance with any registration that may be required pursuant to the Advisers Act.

We filed a CMS license application with the MAS on April 26, 2022. We have been having ongoing discussions with the MAS and as part of the process we intend to resubmit our application on or before March 31, 2023. This CMS license will allow our company to engage in the following two businesses (i) a Corporate Finance License to advise on corporate finance transactions, and (ii) a Broker Dealer License to deal in securities (limited to shares only).

These corporate advisory services differ from our legacy consulting business. The focus of the legacy business was on innovation and general consulting assistance. The corporate advisory services primarily involves more specialized services in the corporate finance and fundraising areas.

The application process for the CMS license is expected to take between four to six months. We expect to obtain such license by the end of Q3 of 2023. In the interim, the Company may refer IPO opportunities to Boustead Securities and to assist and liaise on those referrals.

We do not see our legacy consulting business expanding and evolving into the corporate finance advisory business. There is some overlap between the two businesses, but the focus of the former was on innovation and general consulting assistance while the latter primarily involves more specialized services in the corporate finance area. There are cases where clients of the legacy consulting business may progress in a manner that allows us to offer them the more specialized corporate finance advisory services and subsequently, IPO-related services, once we have obtained the CMS license sought. These specialized services include traditional corporate finance advisory and pre-IPO and IPO related activities, as contrasted to our intellectual property centric and corporate development focused legacy advisory practice.

We utilize a few independent contractors to assist in certain regions to source potential clients and transactions. These individuals may be paid a retainer fee and, when allowable, success fee based compensation upon the closing of a transaction.

More broadly, our company has relationships with professional firms, including audit firms, legal firms, and other advisory firms, to source potential clients. These relationships are based on a reciprocal referral basis and no referral or success based fees are paid or received for these types of referrals.

Full-Service Capabilities. We will offer our clients a full suite of services for capital markets transactions, covering equity and debt offerings, other financing transactions, and merger and acquisitions. Based on our full service area coverage, we are able to serve clients and develop long-term relationships through multiple engagements.

One-Stop Capabilities. In addition to our capital markets capabilities, our strategic investment capabilities allow us to provide a total solution, including pre-IPO or Cross Over Financing to our clients as they prepare for and execute on their IPOs (see “Direct Investments” below).

Senior Level Participation. In addition to managing and maintaining client relationships, our senior professionals also actively participate in deal origination and execution to ensure consistent execution and to optimize satisfactory client experiences.

We will derive commissions and financial advisory fees from our investment banking business. We generally charge fees and commissions based on a percentage of transaction value and may include accountable expense advances or a retainer-based advisory fees. The reasonable and customary fee percentage is negotiated and determined by several factors including (i) the type of transaction, (ii) the size of the transaction, (iii) the complexity of the transaction, (iv) state of the market, (v) client relationship dynamics and (vi) any regulatory restrictions on fees.

The following is a summary of certain of our advisory projects that we have completed before through December 31, 2019:

●	Large multi-national fast moving consumer goods company. We worked with the client’s skin care business unit to develop new product introduction models using entrepreneurial ventures to quickly assess market potential and drive adoption of innovations from their research and development labs.

●	Early-stage nutraceutical company. We entered a management and fund-raising engagement for this client’s novel lipid transport technology commercialized from a major Singapore medical school.

The following is a summary of certain of our advisory projects that we completed in 2020:

●	Fortune 500 food and beverage company. This client’s novel sodium chemistry was licensed to us to facilitate product development, scale-up and commercialization. We worked with the client’s external innovation team to design new functional food and nutraceutical product development and introduction models.

●	Startup specialty silicon chip manufacturer. We established a product trial and sales team for the company in Singapore, working closely with the client’s US R&D team to customize their technology for the Asian market.

The following is a summary of certain of our advisory projects that we completed in 2021:

●	Pre-clinical stage biotechnology company. We assisted this drug development company working on novel delivery mechanisms to establish independent operations in Singapore - including finance, legal, operations, IP management and corporate development.

●	Startup medical device company. We identified and negotiated with potential IP acquisition candidates in APAC.

●	Startup artificial intelligence med-tech company. We entered a corporate development contract for this Canadian AI-driven gastrointestinal medical device company client seeking strategic partnerships and capital formation.

●	Early-stage language learning Ed-technology firm. We entered an international corporate development engagement for this US based Ed-tech company commercializing language learning technology.

●	Distributed manufacturing software company. We provided operational management and corporate development services for this additive manufacturing software company sponsored by a Singaporean economic development agency.

●	Prominent US-based cooking tech company. We assisted this client on product development of an innovative food-tech on behalf of the high-profile gourmet cooking company.

●	Legal Service Firm. We assisted on IP advisory.

●	Singapore Cyber Security wholesaler and retailer. We provided consultancy services in connection with the renovation project of the client’s office through one of its subsidiaries.

The following is a summary of certain of our advisory projects that we have engaged during 2022:

●	Cyber Security company. We entered an international corporate development engagement for this US based cyber security company.

IPO Origination and Execution

We commenced our IPO origination and execution business as an extension of our advisory activities for clients in late 2021. We heightened our focus on identifying and qualifying growth stage companies in APAC that are a fit for public markets listing on a U.S. exchange, primarily through the full commitment underwriting of the client’s IPO by Boustead Securities. As part of this activity, we refer transactions, assist in conducting due diligence, and otherwise facilitate the IPO process. We earn our commission income largely based on the successful issuance of the client’s IPO. Because of FINRA restrictions in effect upon the Company’s acquisition of BW, we will not, however, participate in any IPO investments that are underwritten by Boustead Securities.

Direct Strategic Investments

We commenced our strategic investment business in 2017. However, as a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act. To the extent we are able under the 1940 Act to make such strategic investments in the future, we expect our strategic investment business to focus on long-term equity investments using our own capital and sweat equity, which will allow us to deepen our relationships with clients by participating in their innovation and intellectual property value creation and engage with them at all strategic levels of their business to help drive their success.

Investment Process. To the extent we are able to make such investments in the future, after a potential target with strategic and technical significance is identified, our investment team assesses the suitability and prospects of investing in the target considering a wide range of factors, including the track record of the target’s management team, the target’s operating market, macroeconomic conditions, market cycle and industry background, business model, ability to IPO, and other quantitative financial analysis. We may also engage professional third parties, such as financial advisors, accountants, and lawyers, to assist in conducting due diligence investigations prior to making an investment, as required on a case-by-case basis. Alternatively, and for the majority of the pre-IPO investment portfolio we held prior to the consummation of the Portfolio Sale, we were introduced to those companies by Boustead Securities following their engagement with the portfolio company as firm commitment underwriter and pre-IPO offering placement agent.

Although we make investment decisions on a case-by-case basis, generally our interest lies in businesses that possess the following attributes:

●	Management team with strong track record and industry expertise;

●	High sustainable growth potential; and

●	Differentiating advantages in innovation and intellectual property rights; an area where the BW team brings years of experience and deep knowledge.

In addition, we expect that, if permitted, any future strategic investment decisions will be made through our investment committee, which consists of key management team members covering finance, operations, legal and compliance, and examines and assesses investment proposals following consultations with senior management. We expect that all investment proposals will be presented to our investment committee following the satisfactory completion of assessment and due diligence investigation. Our investment committee also will review, assess, and modify our investment strategies from time to time based on accumulated deal execution experience and the latest developments in the financial markets, economic conditions, and government policies. We expect to closely monitor our investee companies in accordance with the guidelines set by our investment committee. Specifically, we will track the business development, our holding positions, unrealized profit or loss, and our risk exposure to each investee. We will escalate any significant events at our investees to the investment committee and, for material events or incidents, to our board of directors.

Investment Performance

As of January 31, 2021, our Pre-IPO investment portfolio reached an aggregate fair value of USD $1,055,000. For the three realizations from IPO investments we made in the fourth quarter of 2021 we generated $949,260 of gains net of unrealized loss on $900,000 of investment.

The Company management has assessed each investment on its individual merits and believes that the investments it has made, as part of a portfolio, will provide the Company with potential profits and acceptable returns.

In the case of the pre-IPO investments, each company has engaged with Boustead Securities for a firm commitment IPO underwriting, which potentially provides for a liquidity event for the Company’s investment in 6 to 12 months from the IPO date, including an industry standard lock-up period. The underlying business plans, industries, technologies, and intellectual property of these investee companies, where applicable, have been analyzed as part of our investment process. Based on these assessments, the Company invested its own funds into the pre-IPO offerings. These investments are viewed as a portfolio, and although returns will vary from investment to investment, and individual investments may generate a loss, as a whole, the portfolio of investments is expected by management to provide positive returns and profits on an overall, portfolio basis.

However, in order to avoid being deemed an investment company pursuant to the 1940 Act as a result of this offering, we entered into the Portfolio Sale Agreement and completed the Portfolio Sale prior to consummation of this offering. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

The following charts summarize our investments to date prior to the consummation of the Portfolio Sale:

IPO Investments

Company	Sectors	Industry	Exchange Listed	Investment Date	Exit Date	Investment Amount	Exit Amount	Realized PnL/ Unrealized PnL	Return Margin
Company 1	Healthcare	Diagnostics & Research	Nasdaq	Nov-21	Nov/Dec-21	300,000	636,591	336,591	112%
Company 2	Industrials	Aerospace & Defense	Nasdaq	Dec-21	Dec-21	500,000	1,161,669	661,669	132%
Company 3	Beverages—Wineries & Distilleries	Beverages—Wineries & Distilleries	NYSE	Dec-21	-	100,000		(49,000)	-49%
Total						900,000		949,260	105%

Pre – IPO Investments

Company	Industry/ Sectors	Listed	Investment Date	Type	Purchase Price per Share / Discount to IPO Price per share upon conversion	Investment Amount
Company A	Industrials/ Specialty Business Services		Dec-21	Common Shares	USD 1.00 per share	US$	100,000
Company B	Consumer Discretionary/ Leisure		Dec-21	Common Shares	USD 1.00 per share	US$	100,000
Company C	Technology/ Software- Application	Listed on Nasdaq in Feb 2022 at USD 5 per share	Dec-21	Common Shares	USD 2.50 per share	US$	100,000
Company D	Technology / Software- Infrastructure		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	455,000
Company E	Consumer Discretionary/ Auto rental platform		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	100,000
Company F	Healthcare/ Biotechnology		Jan-22	Convertible notes 6%	50% discount to IPO price	US$	100,000
Company G	Technology/ Software - application		Jan-22	Convertible notes 6%	40% discount to IPO price	US$	100,000

Please note that US$4.00 per share is the minimum in order to qualify for listing on Nasdaq.

The portfolio shown above was sold prior to consummation of this offering to the Purchaser pursuant to the Portfolio Sale Agreement for cash consideration totaling $845,437. Going forward, we intend to operate in a manner so as to enable us to fall outside the definition of “investment company” under the 1940 Act. See “Portfolio Sale Agreement” above for more information regarding the Portfolio Sale Agreement and the sale of the Company’s Investment Portfolio as part of this offering.

Employees

As of June 30, 2022, we have four employees. All of our employees are located in Singapore, and certain of our consultants are based in Japan.

Our success depends on our ability to attract, retain, and motivate qualified employees. We offer employees competitive salaries, performance-based cash bonuses, comprehensive training and development programs and other fringe benefits and incentives. We believe that we maintain a good working relationship with our employees, and we have not experienced any material labor disputes or work stoppages. None of our employees are represented by labor unions, and no collective bargaining agreement has been put in place.

Under the Central Provident Fund Act 1953 of Singapore, BW is required, among others, to contribute, as employers, to the Central Provident Fund for our employees who are Singapore citizens or Singapore permanent residents. The contribution rates vary, depending on the age of the employee.

As required by Singapore laws and regulations, we participate in a pension scheme under the rules and regulations of Singapore.

We enter into standard employment agreements with our employees. We also enter into standard confidentiality and non-compete agreements with our senior management in accordance with market practice.

Licenses

We intend to hold multiple licenses in the markets we operate. We are required under the relevant laws and regulations of Singapore to hold certain licenses in order to conduct certain of our prospective business operations.

As of the date of this prospectus, we have applied for:

●	a Capital Markets Services license to be issued by the MAS - (i) to advise on corporate finance, which means giving advice:

(a) to any person (whether as principal or agent, or as trustee of a trust) concerning compliance with or in respect of laws or regulatory requirements (including the listing rules of an approved exchange (by MAS)) relating to the raising of funds by any entity, trustee of a trust on behalf of the trust or responsible person of a collective investment scheme on behalf of the collective investment scheme;

(b) to a person making an offer:

(i) to subscribe for or purchase securities, specified securities-based derivatives contracts or units in a collective investment scheme; or

(ii) to sell or otherwise dispose of securities, specified securities-based derivatives contracts or units in a collective investment scheme,

concerning that offer;

(c) concerning the arrangement, reconstruction or take-over of a corporation or any of its assets or liabilities; or

(d) concerning the take-over of a business trust or any of its assets or liabilities held by the trustee-manager on behalf of the business trust; and

(ii) to deal in securities, which means (whether as principal or agent):

making or offering to make with any person, or inducing or attempting to induce any person to enter into or to offer to enter into any agreement for or with a view to acquiring, disposing of, entering into, effecting, arranging, subscribing for, or underwriting any securities ;

where “securities” is limited to shares only.

As the business of the Company develops, it may apply for further licenses from the MAS or any relevant regulator in order for the Company to provide a greater range of services.

Save as disclosed herein, we do not require any other material licenses, registrations, permits or approvals in respect of our operations apart from those pertaining to general business registration requirements. See section titled “Regulations” for further details on the licensing requirements applicable to us under relevant laws and regulations.

Intellectual Property

We regard our know-how, proprietary technologies, and similar intellectual property as critical to our success, and we rely on confidentiality, invention assignment and non-compete agreements with our employees and others to protect our proprietary rights. We do not currently own any registered trademarks. We plan to apply for trademark registration in Singapore for our Boustead Wavefront brand.

Competition

The Company faces competition from investment banks focused on mid-cap and small and medium enterprises that have a presence in APAC or are targeting growth companies in APAC, directly or through advisors and representatives. Private investment firms in the form of venture funds, private equity funds, family offices, and wealthy individuals also compete in certain segments of our market as they directly invest in privately owned growth stage companies.

For additional details regarding the competitive landscape of industries in which we operate, see “Industry.” For additional information concerning the competitive risks that we face, see “Risk Factors—Risks Relating to Our Business and Industry— The financial services industry is intensely competitive. If we are unable to compete effectively against existing or new competitors, this may reduce demand for our services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures” and “Risk Factors—Risks Relating to Our Business and Industry—A substantial portion of our revenue will be derived from our investment banking and advisory businesses, which do not provide us with long-term contracted sources of revenue and is subject to intense competition, and declines in the number of and revenues from these engagements could materially and adversely affect our financial condition and results of operations.”

Properties

We have shared office space in The Great Room under a membership agreement which is renewed quarterly or semi-annually. We expect to move into dedicated office in early 2022 upon the completion of this offering and our obtaining our Capital Markets Services license.

Insurance

We will maintain standalone general third-party liability insurance in limits adequate to cover the risk associated with the Company’s general business operations. We expect that the insurance premiums for our third-party liability insurance will be about US$500. We will also maintain Directors and Officers Liability Insurance covering the Initial Public Offering and the ongoing activities of the company’s directors and officers. We expect that the insurance premiums for our Directors and Officers Liability Insurance will be about $500,000. We may obtain and maintain Professional Liability Insurance (Errors & Omissions) covering the professional advisory services of the company’s operations upon the approval of our CMS license application.  We consider our insurance coverage to be adequate and in line with that of other companies in the same industry of similar size in Singapore. See “Risk Factors—Risks Relating to Our Business and Industry—If our insurance coverage is insufficient, we may be subject to significant costs and business disruption.”

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. Neither the Company nor BW are or have been a party to any litigation, arbitration or administrative proceedings that we believe would, individually or taken as a whole, have a material adverse effect on our business, financial condition or results of operations, and, insofar as we are aware, no such litigation, arbitration or administrative proceedings are pending, threatened, or contemplated.

Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention. For potential impact of legal or administrative proceedings on us, see “Risk Factors—Risks Relating to Our Business and Industry—We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings” and “Risk Factors—Risks Relating to Our Business and Industry—We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.”

BCL

Boustead & Company Limited is a diversified and comprehensive non-bank financial institution headquartered in Los Angeles, with offices including New York, San Francisco and London, rapidly expanding in growth markets throughout the US (Florida, Las Vegas and Washington, DC) and Asia. Boustead and its affiliates are FINRA, SEC, and FCA Registered; SIPC Member Firms.

Boustead Securities

Boustead Securities Principals and fully-licensed subsidiaries possess rich experience and exceptional capabilities in capital markets deal execution, including investment banking, merchant banking, distributed online offerings, fund management and research.

Boustead Securities has 50+ licensed investment bankers and 70+ individuals on its team, providing a spectrum of services including: online funding platforms to firm commitment IPOs on Nasdaq, NYSE, and the LSE. The firm also has IP, M&A, internal research expertise and licenses.

Underwriting, sponsoring and advising clients for IPOs, capital raises, mergers and acquisitions and restructuring assignments, in a wide array of industries, geographies and transactions, Boustead is focused on lower middle-market and small cap segments.

According to Bloomberg, Boustead Securities was the top-ranked U.S. lead underwriter for after-market performance in 2021 with a +63.59% average return from among middle market lead underwriters with 5 or more transactions; and ranked #6 for market share from among 68 middle market lead underwriters with 3.89% market share and 10 completed transactions raising a total of $116.6 million.*

Boustead Securities is affiliated with Sutter Securities, a longstanding FINRA member and SEC-registered broker-dealer headquartered in San Francisco. BCL owns 100% of Boustead Securities and Sutter Securities

*	2021 U.S. lead underwriter rankings, covering 288 NASDAQ / NYSE IPOs and secondary offerings, with offering size under $50 million, raising in the aggregate $6.9 billion.

REGULATIONS

Singapore

Part of our business operations are conducted in Singapore. This section summarizes the most significant rules and regulations that affect our business activities in Singapore. These regulations require us to possess various licenses or approvals in order to carry out our business and operations. See “Business—Licenses” for further information on the licenses and permits that we hold or are applying to hold.

Introduction

The Securities and Futures Act 2001 of Singapore, or the SFA, including its subsidiary legislation as well as notices and guidelines published by the MAS, is the principal statute regulating the capital markets industry in Singapore, including the regulation of activities and institutions in the securities and derivatives industry, leveraged foreign exchange trading, of financial benchmarks and of clearing facilities. Part 4 of the SFA deals with holders of a Capital Markets Services license and their representatives.

The Financial Advisers Act 2001 of Singapore, or the FAA, including its subsidiary legislation as well as notices and guidelines published by the MAS, is the principal statute regulating the financial advisory services industry in Singapore. The FAA also regulates holders of a Capital Markets Services license as exempt financial advisors where they have duly notified the MAS.

The Banking Act 1970 of Singapore, or the BA, including its subsidiary legislation as well as notices and guidelines published by the MAS, is the principal statute regulating the banking industry in Singapore, including banks, merchant banks, related institutions, the credit card and charge card business of banks, merchant banks and other institutions. Part 3 of the BA deals with the licensing of banks.

The SFA, FAA and BA are all administered by the MAS, which is the integrated financial regulatory and supervisory authority that governs the insurance, capital markets, financial advisory and banking sectors in Singapore. The MAS is also the central bank and its powers are set out in the Monetary Authority of Singapore Act 1970 or the MAS Act.

The MAS

The MAS is the statutory body that is responsible for regulating the capital markets, financial advisory and banking sectors, amongst other financial sectors, in Singapore. As an integrated financial regulatory and supervisory authority, MAS’ mission is to promote sustained non-inflationary economic growth, a sound and progressive financial services sector and Singapore as a dynamic international financial center. To fulfil their mission, the MAS has set the following objectives of MAS’ financial sector oversight:

●	a stable financial system;

●	safe and sound financial intermediaries;

●	safe and efficient financial infrastructure;

●	fair, efficient and transparent organized markets;

●	transparent and fair-dealing intermediaries and offerors; and

●	well-informed and empowered consumers.

The MAS has four operational groups, being Economic Policy, Markets and Development, Financial Supervision and Corporate Development. The Financial Supervision Group, in particular, includes (i) the Banking and Insurance Group, which regulates, inter alia, banks through the three Banking Departments, and (ii) the Capital Markets Group, which regulates, inter alia, capital markets intermediaries (such as securities and derivatives brokers) and financial advisors.

Regulatory Regime For Our Business

Supervision and Inspection by the MAS with respect to the BA

The MAS is empowered under section 43(1) of the BA to inspect under conditions of secrecy, the books of any bank in Singapore and of any branch, agency or office outside Singapore opened by a bank incorporated in Singapore.

Disciplinary Power of the MAS with respect to the BA

Under section 54 of the BA, the MAS may upon being satisfied that —

(a)       a director of a bank in Singapore which is incorporated in Singapore; or

(b)       an executive officer of a bank in Singapore,

is not a fit and proper person to be a director or an executive officer (as the case may be), the MAS may direct the bank to remove the director or executive officer from his or her office or employment within a given period of time.

Supervision and Inspection by the MAS with respect to the FAA

The MAS is empowered under 80(1) of the FAA to from time to time inspect, under conditions of secrecy, the books of —

(a)       a licensed financial adviser;

(b)       an exempt financial adviser in respect of its business of providing any financial advisory service; or

(c)       a representative (each as defined in the FAA).

Disciplinary Power of the MAS with respect to the FAA

Under section 30(1) of the FAA, the MAS may make a prohibition order against an exempt financial advisor that prohibits the person, whether permanently or for a specified period, from providing any financial advisory service, or providing such financial advisory service in specified circumstances or capacities. This power is subject to section 30(9) of the FAA, which provides the person the opportunity to be heard.

Supervision and Inspection by the MAS with respect to the SFA

The MAS is empowered under section 150 (1) of the SFA to conduct under conditions of secrecy, inspections of the books of any entity regulated under the SFA or its representative. The MAS is further empowered under Part 9 of the SFA to conduct on-site inspections and, under section 152 of the SFA, to conduct such investigations as it considers necessary or expedient to exercise any of its powers or perform any of its functions and duties under the SFA, to ensure compliance with the SFA or any written direction issued thereunder, or to investigate an alleged or suspected contravention of any provision of the SFA or any written direction issued thereunder.

Disciplinary Power of the MAS with respect to the SFA

Under section 95 of the SFA, the MAS may revoke a Capital Markets Services license on the grounds as specified therein, including for the contravention of any condition or restriction in respect of such license or any provision of the SFA. The MAS may choose to suspend a Capital Markets Services license for a specific period instead of revoking it. However, this power is subject to section 95(4) of the SFA, which provides that the MAS may not revoke or suspend a Capital Markets Services license without giving the holder of the license an opportunity to be heard. This right to be heard does not exist under certain circumstances, such as where the holder is in the course of being wound up or otherwise dissolved, or a receiver has been appointed in respect of any of its property.

The MAS also has the power to direct the Capital Markets Services license holder to remove a director or executive officer from his office or employment where the MAS is satisfied that such person has: (i) willfully contravened or willfully caused the holder to contravene any provision of the SFA; (ii) without reasonable excuse, failed to secure the compliance of the holder with the SFA, the MAS Act, or any of the written laws set out in the Schedule to the MAS Act; or (iii) has failed to discharge any of the duties of his office. This power is subject to section 97(3) of the SFA, which provides the Capital Markets Services license holder an opportunity to be heard.

Further, under section 101A of the SFA, the MAS may make a prohibition order against a holder of a Capital Markets Services license, its representative, or an officer of the Capital Markets Services license holder that prohibits the person, whether permanently or for a specified period, from providing any regulated activity, or providing such regulated activity in specified circumstances or capacities. This power is subject to section 101A(4) of the SFA, which provides the person the opportunity to be heard.

Licensing Regime for Capital Markets Services Under the SFA

The functions of the MAS, as regulatory and supervisory authority for individuals and corporations seeking licensing or exemption with respect to regulated activities under the Second Schedule to the SFA, include the following:

●	grant a Capital Markets Services license to those who meet the relevant criteria to be licensed under the SFA, and can demonstrate fitness and propriety;

●	monitor the ongoing compliance of regulated entities, and their officers, representatives and shareholders (where applicable), with business conduct and other requirements;

●	maintain online a public register of Capital Markets Services providers (the MAS Financial Institutions Directory); and

●	develop regulatory policies.

Under the SFA, a person may not, as a principal or agent, carry on business in any regulated activity (defined as an activity specified in the Second Schedule to the SFA) or hold himself out as carrying on such business, in Singapore, unless the person holds a Capital Markets Services license for that regulated activity or is exempted from such licensing requirement (as referred to in section 99 or the Third Schedule of the SFA).

In addition to licensing requirements for corporations, any individual carrying on any such regulated activity on behalf of a corporation must be duly registered as a representative of that corporation, and comply with the minimum standard and examination requirements set out in MAS Notice SFA 04-N09 Minimum Entry and Examination Requirements for Representatives of Holders of Capital Markets Services license and Exempt Financial Institutions.

Capital Markets Services License for Advising on Corporate Finance or Dealing in Capital Markets Products.

An applicant for a license to (i) advise on corporate finance or (ii) deal in securities (limited to shares only) must, among other things, be a corporation operating out of a physical office in Singapore with an established track record in dealing in capital markets products or a related field, or if the applicant intends to deal with retail investors, dealing in the relevant type(s) of capital markets products that the applicant intends to carry on business in Singapore for at least the past 5 years. It must also satisfy the prescribed base capital requirements. It is not mandatory for such applicant to procure professional indemnity insurance when it applies for a Capital Markets Services license for dealing in capital markets products. However, an applicant for such a license to carry on business in dealing in capital markets products that are specified products must lodge a security deposit of S$100,000 with the MAS, unless the applicant is a member of an approved exchange or deals only in the specified products with accredited investors, expert investors or institutional investors.

In addition, in assessing an application for registration, the MAS will take into account factors such as:

●	fitness and propriety of the applicant, its shareholders and directors;

●	track record and management expertise of the applicant and its parent company or major shareholders;

●	ability to meet the minimum financial requirements prescribed under the SFA;

●	strength of internal risk management and compliance systems; and

●	business model/plans and projections and the associated risks.

The key requirements and expectations of the MAS in respect of applications as well as ongoing obligations applicable to Capital Markets Services licensees are contained in the following:

●	the SFA, and its subsidiary legislation, including the Securities and Futures (Licensing and Conduct of Business) Regulations (“SF(LCB)R”), and Securities and Futures (Financial and Margin Requirements for Holders of Capital Markets Services Licenses) Regulations (“SF(FMR)R”);

●	Notice SFA 04-N09 Minimum Entry and Examination Requirements for Representatives of Holders of Capital Markets Services License and Exempt Financial Institutions;

●	Notice SFA 04-N13 Risk Based Capital Adequacy Requirements for Holders of Capital Markets Services Licenses;

●	Notice SFA 04-N12 Sale of Investment Products;

●	Notice SFA 04-N11 Reporting of Misconduct of Representatives by Holders of Capital Markets Services License and Exempt Financial Institutions;

●	Notice CMG-N01 on Reporting of Suspicious Activities and Incidents of Fraud;

●	Notice SFA 04-N02 to Capital Markets Intermediaries on Prevention of Money Laundering and Countering the Financing of Terrorism;

●	Notice CMG-N02 Technology Risk Management;

●	Notice CMG-N03 Cyber Hygiene;

●	Guidelines on Criteria for the Grant of a Capital Markets Services License Other Than for Fund Management and Real Estate Investment Trust Management (Guideline No. SFA 04-G01);

●	Guidelines on the Regulation of Short Selling (Guideline No. SFA 07A-G01);

●	Guidelines to Notice SFA 04-N02 on Prevention of Money Laundering and Countering the Financing of Terrorism—Capital Markets Intermediaries;

●	CMI 01/2011 Due Diligence Checks and Documentation in Respect of the Appointment of Appointed, Provisional, and Temporary Representatives;

●	Guidelines on Risk Management Practices;

●	Guidelines on Outsourcing; and

●	Fit and Proper Guidelines.

Validity of Capital Markets Services License

The Capital Markets Services license is valid until (i) the holder stops conducting all the regulated activities on the license, and the license is canceled by the MAS, (ii) the license is revoked by the MAS, or (iii) the license lapses in accordance with section 95 of the SFA.

Management

The applicant must appoint a minimum of two directors, at least one of whom is resident in Singapore, and a Chief Executive Officer with least ten years of relevant experience and that is resident in Singapore. Prior MAS approval is required for such appointments.

Staff

The applicant must appoint at least two full-time Singapore-based individuals, who may be the chief executive officer and/or executive directors, to act on its behalf for each regulated activity (except providing custodial services and REIT management). Such individuals are required to be appointed as representatives under the SFA, and have to satisfy minimum standards and examination requirements under MAS Notice SFA 04-N09. The applicant must conduct due diligence checks prior to the appointment of representatives. Once appointed, representatives must comply with the continuing professional development requirements under MAS Notice SFA 04-N09.

Ongoing Obligations for Holder of Capital Markets Services License for Dealing in Capital Markets Products

Once the applicant is granted a Capital Markets Services license, in addition to the relevant persons remaining fit and proper at all times, the holder of a Capital Markets Services license for dealing in capital markets products must comply with all applicable provisions of the SFA, the SF(LCB)R, SF(FMR)R, as well as the other regulations, notices and guidelines issued by the MAS.

Some of the key ongoing obligations for a Capital Markets Services license holder for dealing in capital markets products are as follows:

●	maintain base capital of S$50,000 to S$5 million (depending on the type of capital markets products, and whether the holder is a member of an approved exchange or clearing house, or an introducing broker) (see section 86(3) of the SFA and regulation 3 and the First Schedule, SF(FMR)R);

●	payment of annual fee of S$2,000 to S$8,000, depending on the type of capital markets products offered and whether the holder is or is not a member of the Singapore Exchange Securities Trading Limited (see section 85 of the SFA and regulation 6 and the Third Schedule of the SF(LCB)R);

●	not reduce its paid-up Ordinary Share capital or paid-up irredeemable and non-cumulative preference share capital without the prior written approval of the MAS (see regulation 20, SF(FMR)R);

●	comply with the financial resources requirements and not permit it to fall below its total risk requirement (see Part III of SF(FMR)R and risk based capital adequacy requirements under MAS Notice SFA 04-N13);

●	maintain a register of interests in listed specified products (see regulation 4 of SF(LCB)R);

●	comply with the rules on customer’s moneys and assets, including rules on segregation and disclosure (see Part III of the SF(LCB)R);

●	maintain proper books and records (see regulation 39 of the SF(LCB)R);

●	provide statements of account and contract notes to customers, and comply with other disclosure requirements under SF(LCB)R;

●	comply with trading standards and rules under the SF(LCB)R, such as not divulging information relating to a customer’s orders except in certain circumstances (see regulation 47, SF(LCB)R); and

●	implement appropriate policies and procedures for compliance with the requirements under Notice SFA 04-N02 to Capital Markets Intermediaries on Prevention of Money Laundering and Countering the Financing of Terrorism.

Restrictions on Take-Over

Under section 97A of the SFA, no person shall enter into any arrangement in relation to shares in the holder of a Capital Markets Services license that is a company by virtue of which the person would, if the arrangement is carried out, obtain effective control of the holder, unless the person has obtained the prior approval of the MAS to the person’s entering into the arrangement.

A person is regarded as obtaining effective control of the holder of a Capital Markets Services license by virtue of an arrangement if the person alone or acting together with any connected person would, if the arrangement is carried out: (i) acquire or hold, directly or indirectly, 20% or more of the issued share capital of the holder; or (ii) control, directly or indirectly, 20% or more of the voting power in the holder.

The reference to a person entering into an arrangement in relation to shares includes: (i) entering into an agreement or any formal or informal scheme, arrangement or understanding, to acquire those shares; (ii) making or publishing a statement, however expressed, that expressly or impliedly invites the holder of those shares to offer to dispose of his shares to the first person; (iii) the first person obtaining a right to acquire shares under an option, or to have shares transferred to himself or to his order, whether the right is exercisable presently or in the future and whether on fulfilment of a condition or not; and (iv) becoming a trustee of a trust in respect of those shares.

This restriction applies to all individuals, whether resident in Singapore or not and whether citizens of Singapore or not, and to all bodies corporate or unincorporate, whether incorporated or carrying on business in Singapore or not.

Fit and Proper Requirement

The Fit and Proper Guidelines set out the fit and proper criteria applicable to all relevant persons in relation to the carrying out of any activity regulated by the MAS under any written law. Generally, a fit and proper person is one that is competent and honest, has integrity and is of sound financial standing.

The Fit and Proper Guidelines set out a number of matters that the MAS will consider when assessing the fitness and propriety of a “relevant person”:

●	honesty, integrity and reputation;

●	competence and capability; and

●	financial soundness.

The above fit and proper criteria serve as the fundamental basis on which the MAS will consider each registration and license application. Detailed guidelines are contained in the Fit and Proper Guidelines published by the MAS.

In particular, institutions are expected to have in place appropriate recruitment policies, adequate internal control systems and procedures that would reasonably ensure that the persons that it employs, authorizes or appoints to act on its behalf (e.g. directors, chief executive officers, executive officers, representatives or employees, as the case may be) meet the fit and proper criteria.

The MAS may refuse an application for registration or licensing if an applicant fails to satisfy the MAS that it is, and the applicable relevant persons are, fit and proper. The onus is on the applicant to establish fitness and propriety.

Resolution Powers of the MAS

The General Division of the Singapore High Court has the power, on the application of the MAS, to make one or more orders, including an order that no proceedings shall be commenced or continued by or against the financial institution in respect of any business of the financial institution and/or an order that no steps be taken by any person, other than a person specified in the order, to sell, transfer, assign or otherwise dispose of any property of the financial institution, and any such sale, transfer, assignment or other disposition in contravention of such order shall be void. Any such order shall be valid for a period not exceeding 6 months.

Anti-Money Laundering and Countering the Financing of Terrorism

The primary anti-money laundering legislation in Singapore is the Corruption, Drug Trafficking and Other Serious Crimes (Confiscation of Benefits) Act 1992, or the CDSA, which provides for the confiscation of benefits derived from, and to combat, corruption, drug dealing and other serious crimes. Generally, the CDSA criminalizes the concealment or transfer of the benefits of criminal conduct as well as the knowing assistance of the concealment, transfer or retention of such benefits.

The Terrorism (Suppression of Financing) Act 2002, or the TSOFA, is the primary legislation for the combating of terrorism financing. It was enacted to give effect to the International Convention for the Suppression of the Financing of Terrorism. Besides criminalizing the laundering of proceeds derived from drug dealing and other serious crimes and terrorism financing, the CDSA and the TSOFA also require suspicious transaction reports to be lodged with the Suspicious Transaction Reporting Office. If any person fails to lodge the requisite reports under the CDSA and the TSOFA, it may be subject to criminal liability.

Registered Capital Markets Services license holders and licensed banks are required to comply with the applicable anti-money laundering and countering the financing of terrorism, or AML/CFT, laws and regulations in Singapore, which includes the provisions in the CDSA and the TSOFA, as well as applicable AML/CFT notices and guidelines.

The various MAS Notices on Prevention of Money Laundering and Countering the Financing of Terrorism set out the AML/CFT requirements for the relevant regulated entities, in relation to:

●	conducting risk assessments and risk mitigation;

●	conducting customer due diligence (including enhanced due diligence), ongoing monitoring and screening;

●	relying on third parties;

●	recordkeeping;

●	suspicious transaction reporting; and

●	internal policies, compliance, audit and training.

Registered Capital Markets Services license holders and licensed banks are also subject to sanctions requirements under regulations issued under the MAS Act, which impose obligations in the context of individual transactions.

The extent of the prohibitions varies depending on the sanctions program. The following is a list of current economic sanctions regimes applicable in Singapore: Democratic People’s Republic of Korea, Democratic Republic of the Congo, Iran, Libya, Somalia, South Sudan, Sudan and Yemen.

Protection of Personal Data

Organizations are required to comply with the Personal Data Protection Act 2012, or the PDPA, when collecting, using or disclosing any individual’s personal data in Singapore. The PDPA sets out a baseline personal data protection law operating alongside existing sector specific laws, and contains two main sets of provisions, covering data protection and the Do Not Call registry. Under the data protection provisions in the PDPA (Parts III to VIA), organizations generally have to:

●	obtain consent for the collection, use or disclosure of personal data;

●	have reasonable purposes for the collection, use or disclosure of personal data and notify the individuals concerned of these purposes;

●	allow individuals to access and correct their personal data;

●	take care of personal data, which relates to ensuring accuracy, protecting personal data (including protection in the case of transfers of personal data outside of Singapore) and not retaining personal data longer than necessary for legal or business purposes, and to serve the purpose for which it was collected; and

●	make appropriate notifications of certain data breaches.

Further, the PDPA provides that the provisions of other written laws shall prevail to the extent that any provision of the data protection provisions in the PDPA is inconsistent with the provision of that other written law. For instance, licensed banks are subject to privacy obligations with respect to customer information. To the extent that the disclosure of an individual’s personal data which constitutes customer information is permitted under the BA, the consent of the individual to the disclosure of such data as prescribed under the PDPA will not apply. However, data protection provisions relating to the personal data (e.g. in respect of notification of purpose, access, correction, protection and transfer limitation) under the PDPA continue to apply to the individual’s personal data.

The provisions relating to the Do Not Call Registry are set out in Part 9 of the PDPA. An organization that wishes to send a marketing message to a Singapore telephone number must comply with the Do Not Call provisions, such as checking the Do Not Call Registry and confirming that the Singapore telephone number is not listed in the relevant register, before sending a marketing message to that Singapore telephone number, unless the user or subscriber of the Singapore telephone number has given clear and unambiguous consent, or the organization is otherwise exempted.

Our business operations are primarily conducted in Singapore and are subject to Singapore laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in Singapore. These regulations require us to possess various licenses or approvals in order to carry out our business and operations. See “Corporate History and Structure” for further information on the licenses that we hold.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus:

Directors and Executive Officers	Age	Position/Title
David U. Drake	62	Chief Executive Officer
Keith Charles Moore	62	Executive Chairman and Director
Daniel Joseph McClory	63	Executive Vice Chairman and Director
Yuki Nakamura	43	Chief Financial Officer
Robert W. van Zwieten	60	Independent Director
Mathew Welch	58	Independent Director
Sharmita Natarajan	58	Independent Director
Pei Wei Woo	46	Independent Director

Below is a summary of the business experience of each our executive officers and directors:

Mr. David U. Drake has been our Chief Executive Officer since December 2021. Since 2010, Mr. Drake has been serving as a senior advisor and co-founder of EKA Advisory Asia Pte Ltd (EKA), a company engaged in management, finance and technical consultancy services. Prior to EKA, Mr. Drake founded and managed Ternion Capital Management Pte Ltd., a special situations private investment firm in Singapore leading that company from 2007 to 2010. Mr. Drake was the Managing Director and Head of Principal Investments at Merrill Lynch Japan from 2005 to 2006. Mr. Drake was the Managing Director and Head of Special Situations at Bank of America Securities Japan 2003-2004. During 1998-2003 Mr. Drake helped create and managed GE Capital’s Global Restructuring business in North Asia. Prior to his work in Asia, Mr. Drake co-founded SALA Capital Partners, a Chicago based mid-market leveraged buy-out firm in 1994 and led that business until 1998. From April 2010 to December 2016, while at EKA, Mr. Drake was seconded to Intellectual Ventures (“IV”), a $7 billion+ venture capital firm investing in the creation, development and commercialization of intellectual property patents, where he worked as a senior executive in a wide range of technology sectors. He was responsible for structuring deals and advising on value creation through technical innovations. His responsibilities also included leading efforts to securitize early-stage patents and patent pools, sourcing and restructuring invention and patent portfolio partnerships with companies, devising and implementing patent strategies (including the invention of solutions to be patented for companies’ specific innovation strategies), and negotiating patent licensing arrangements with and between companies. Through his leadership role at IV, Mr. Drake developed his expertise in intellectual property rights and their strategic importance to growth companies. While at IV, Mr. Drake worked as the Global Head of Intellectual Property Securitization, Managing Director Business Development, and Country Head of Singapore and Korea, at the Invention Development Fund, one of the investment funds managed by IV. His early career in Chicago began in commercial lending and acquisition financing with several money-center banks headquartered in Chicago, New York and London. Mr. Drake earned a Masters of Business Administration degree in Finance from Washington University and a Bachelor’s degree in Business and History from Coe College in 1984 and 1982, respectively.

Mr. Keith Moore has been our Executive Chairman and Director since November 2021. In July 2016 and through today Mr. Moore began serving as the Chief Financial Officer and a Director of the Board of Boustead & Company Limited, a financial services company. Since October 2019, Mr. Moore has been as the chief executive officer of Sutter Securities, Inc., a company which offers investment banking services. Mr. Moore is also the founder and CEO of Boustead Securities and has led Boustead Securities and its affiliates through numerous acquisitions and strategic transactions since 2006. Prior to Boustead Securities, Mr. Moore founded numerous technology and service companies. Throughout his career Mr. Moore has served in various executive capacities from micro-cap to Russell 1000 companies, including Activision, Inc., and POPcast Communications Corp. From 1996 through 2007, Mr. Moore served in chief executive and other executive capacities for technology-based POPcast Communications Corp. and iTechexpress, Inc., overseeing their respective strategic growth and capital raises. From 1991 through 1996, Mr. Moore served as President, Chief Operating Officer, Chief Financial Officer, Director and Consultant of Activision, Inc. (NASDAQ: ATVI), recognized as the international market leader in videogames. Mr. Moore was a founder of International Consumer Technologies Corp. and was Vice President, Chief Financial Officer and Director since its inception in July 1986 until its merger into Activision in December 1991. Mr. Moore earned a B.S. in Accounting and a Masters in Finance from Eastern Michigan University in 1982 and 1983, respectively.

Mr. Daniel McClory has been our Executive Vice Chairman and Director since November 2021. In July 2016 Mr. McClory founded and has since been serving as the Chief Executive Officer and the Chairman of the Board of Boustead & Company Limited, a financial services company. Since July 2016, Mr. McClory has been serving as the Managing Director, Head of Equity Capital Markets and Head of China of Boustead Securities, an investment banking and brokerage firm. From February 2016 to July 2016, Mr. McClory served as the Managing Director, Head of Equity Capital Markets and Head of China of Bonwick Capital Partners, LLC, a New York-based investment banking firm. From February 2014 to January 2016, he served as the Managing Director, Head of Equity Capital Markets and Head of China of Burnham Securities Inc., an investment banking firm. Mr. McClory earned a Bachelor of Science degree in English and a Master’s degree in Language and International Trade from Eastern Michigan University in 1981 and 1982, respectively. Mr. McClory was awarded an honorary Doctor of Public Service degree from Eastern Michigan University in 2010. McClory has served on the Boards of the USA Track & Field Foundation, since 2008, the Eastern Michigan University Champions Advisory Board since 2015, the Alder Foundation since 2010, and the American Foundation of Savoy Orders, Inc., since 2014.

Ms. Yuki Nakamura is our Chief Financial Officer. Since November 2018, Ms. Nakamura has been serving as a director of operation of BW, our subsidiary. Since June 2018, Ms. Nakamura has been serving as a founding director of Canopus Partners Pte. Ltd., a company which provides administrative, human resources and financial services. From October 2019 to February 2022, Ms. Nakamura served as a financial controller of AirCarbon Pte. Ltd., a global carbon exchange using distributed ledger technology on a traditional commodities trading infrastructure. From 2011 to October 2018, Ms. Nakamura served as an office manager, and subsequently, a director of Northport Commodities Pte. Ltd., a Singapore based proprietary trading firm focused on global commodity futures, options and physical markets. Prior to working in Singapore, she worked for a U.S. private equity firm in Tokyo for 8 years mainly performing due-diligence and valuation of distressed loans, real estate and companies. Ms. Nakamura holds USCPA license from Washington State, and earned a Bachelor’s degree in Economics from Keio University in Japan in 2002.

Mr. Robert W. van Zwieten is our independent director. Mr. van Zwieten is based in Manila, Philippines, and has three and a half decades of experience spanning both global financial markets and sustainable development. He has been a senior advisor of PwC Asia-Pacific since January 2022 and has been advising several other organizations. Since September 2021, he has been an Adjunct Professor in Finance & Accounting at the Asian Institute of Management in the Philippines. In November 2017, he founded the Serendra Group LLC, a boutique emerging markets advisory firm. From May 2013 to November 2017, he was the President and CEO of the Emerging Markets Private Equity Association, a global industry association for private capital in emerging markets. Prior to this, he served as Director of the Private Sector Capital Markets & Financial Sectors Division at Asian Development Bank from January 2009 to October 2012, following a global career in senior leadership positions at various firms such as ABN AMRO Bank, General Electric, Lehman Brothers and the Singapore Exchange Limited. Mr. van Zwieten has served on boards of financial institutions, corporations, start-ups, social enterprises and non-profits for nearly two decades. He is a strong advocate for diversity, equity & inclusion, ESG/sustainability and global best practices in governance, and serves as a Fellow of the Institute of Corporate Directors in the Philippines. He earned his MBA from University of Chicago Booth in 1996, an LL.M. from Columbia Law School in 1988, and his LLB, JD and MA degrees from Leiden University in the Netherlands in 1983, 1986 and 1991, respectively.

Mr. Mathew Welch is our independent director u. Mr. Welch is based in Singapore and has over 25 years of senior executive experience in financial markets in Asia, with a strong track record in building and leading various financial services businesses throughout the region. He has served on the boards of various banks and other financial institutions in Singapore, Philippines, India, Mongolia and other emerging markets. In 2014, he founded his own firm, Asia Dorset Management Pte Ltd, which provides consulting services. Prior to starting his own firm, Mathew was Managing Director & Head of Banks, Asia (ex-Japan) at Daiwa Securities Capital Markets from 2010 to 2012, Managing Director and Asia Head Financial Institutions, Asia at ING Investment Banking from 2008 to 2010, Managing Director, Investments at Temasek Holdings from 2007 to 2008 and Global Head of Banks at Standard Chartered from 2003 to 2007. Aside from his board roles, Mathew works in executive search and is an angel investor. He earned an MBA with High Distinction (Baker Scholar) from the Harvard Business School in 1993 and an MA in Oriental Studies (Chinese) from Oxford University in 1986 and an MA (Hons) was awarded in 2001.

Ms. Sharmita Natarajan is our independent director. Based in Singapore, she is a multifaceted senior international executive who has lived on three continents and conducted business in five. She is highly knowledgeable in the fintech ecosystem with a focus on global equity exchanges and banking. Since January 2021, she has served as a Senior Advisor to RG International Investments Limited, a securitized property lending and tokenization business with operations in Hong Kong and the rest of China and growing into other parts of Asia. Since January2020, she has been a Senior Lecturer Professor at National University of Singapore. Prior to RG International, she served as the Senior Advisor and Chief Business Development and Investor Relations Officer at Ayondo Limited from June 2018 to January 2021, a leading fintech pioneer in Europe and listed in Singapore, which has leveraged emerging digital technologies and changing trends in the financial industry, and focused on social and self-directed trading across retail and broker clients in Europe and Asia and across all asset classes for CFDs. From October 2004 to June 2018, she served as a Senior Vice President in various key leadership roles at the Singapore Exchange Limited, one of Asia’s leading market infrastructure operating equity, fixed income and derivatives markets, that provides listing, trading, clearing, settlement, depository and data services. Since January 2018, she served as an Investment Committee director at Investigate Group, SE Asia. From January 2015 to June 2018, she served as a director at Investor Relations Assoc Singapore. From 2003 to 2004, she worked in Silicon Valley at Cooley Godward, LLP as Vice President, Business Development and at Certive Corporation, a financial-management software start-up as the Senior Director of Product Marketing & Sales from 2000 to 2003. Her early career included work at RR Donnelley & Sons Company, USA & Singapore from 1994 to 2000; Sara Lee Corporation, Singapore from 1992 to 1994, the Stanford Research Institute, Singapore from 1988 to 1992, and the Economist, Intelligence Unit, Hong Kong from 1987 to 1988. She earned an MA in Regional Studies Economic Development from Harvard University in 1987, and a BA in Economics and Geography from Mount Holyoke College in 1985.

Ms. Pei Wei Woo is our independent director. Based in Singapore, Ms. Woo has more than 20 years of international investing and business experience. Since July 2021, she has served as the Chief Executive Officer and Chief Investment Officer of Pioneer Generation. Since January 2021, She has been a director of Vickers Vantage Corp I, a special purpose acquisition company. From 2019 to 2021, she worked as a managing director at Hong Kong Stock Exchange-listed Fosun International Limited in its healthcare holdings unit, where she covered direct investments to multi-billion dollar family offices. She worked for the government of Singapore from 1999 to 2007 before building an extensive career investing globally across asset classes through different platforms. From 2013 to 2014, she served as Vice President at J.P. Morgan Asset Management, and worked on one of Canada’s largest pension plans, CDPQ. Ms. Woo graduated from the London School of Economics in 1998 and Yale University in 1999 and holds the CFA and CAIA professional designations. With her extensive education and business experience, She actively contributes on various boards and organizations, such as a Committee Member at the Singapore Institute of Directors (SID) and Vice-Chair of the Board of BANSEA (Southeast’s largest angel network).

Board of Directors

Our board of directors currently consists of six directors, four of whom are independent directors. A director is not required to hold any Class A Ordinary Shares in our company to qualify to serve as a director. Subject to the rules of the relevant stock exchange and disqualification by the chairman of the board of directors, a director may vote with respect to any contract, proposed contract, or arrangement in which he or she is materially interested. A director may exercise all the powers of the company to borrow money, mortgage its business, property and uncalled capital and issue debentures or other securities whenever money is borrowed or as security for any obligation of the company or of any third party. Our board of directors has determined that each of Robert W. van Zwieten, Mathew Welch, Sharmita Natarajan, and Pei Wei Woo is an “independent director” as defined under the Nasdaq rules.

Family Relationships

There are no family relationships between our directors or executive officers.

Committees of the Board of Directors

We have established an audit committee, a compensation committee and a nominating and corporate governance committee under the board of directors, which have the responsibilities and authority necessary to comply with applicable Nasdaq and SEC rules. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee. Our audit committee consists of Mr. Robert W. van Zwieten, Sharmita Natarajan, and Pei Wei Woo, and is chaired by Mr. Robert W. van Zwieten. Mr. van Zwieten, Ms. Natarajan, and Ms. Woo satisfy the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. van Zwieten qualifies as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	reviewing and providing guidance on potential conflicts of interest, that may arise, including conflicts between (i) our different businesses; (ii) us and our clients; (iii) our clients; (iv) us and our employees; (v) our clients and our employees, (vi) us and our Controlling Shareholder and their controlling entities, or (vii) us and Boustead Securities;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our company objectively and effectively. Conflicts of interest also arise when an employee, officer or director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our company. Our conflict of interest policies are set forth in our Code of Ethics and Business Conduct (the “Code”), and each of our employees will be required to sign an acknowledgment that he or she has received and reviewed the Code.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to acknowledge that that they should approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about the Code generally or any questions about reporting a suspected conflict of interest or other violation of the Code.

Compensation Committee. Our compensation committee consists of Mr. Mathew Welch, Ms. Sharmita Natarajan and Mr. Robert W. van Zwieten, and is chaired by Mr. Welch. Mr. Welch, Ms. Natarajan and Mr. van Zwieten each satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board with respect to it;

●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nominating and Corporate Governance Committee. Our nominating and corporate governance committee consists of Mr. Mathew Welch, Ms. Sharmita Natarajan and Ms. Pei Wei Woo, and is chaired by Ms. Natarajan. Mr. Welch, Ms. Natarajan and Ms. Woo each satisfies the “independence” requirements of Rule 5605(c)(2) of the Nasdaq Listing Rules. The nominating and corporate governance committee will assist the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Business Conduct and Ethics

In connection with this offering, we have adopted a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available.

Duties of Directors

Under Cayman Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such Shares in our share register.

Under Cayman Islands law, directors owe the following fiduciary duties: (i) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (ii) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (iii) directors should not improperly fetter the exercise of future discretion; (iv) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and (v) duty to exercise independent judgment. In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. You should refer to “Description of Share Capital and Governing Documents — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on the standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution of the shareholders or by the board. A director will be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; or (ii) is found by our company to be or becomes of unsound mind.

Employment Agreements and Indemnification Agreements

We plan to enter into employment agreements with our senior executive officers. Pursuant to these agreements, we will be entitled to terminate a senior executive officer’s employment for cause at any time without remuneration for certain acts of the officer, such as being convicted of any criminal conduct, any act of gross or willful misconduct or any serious, willful, grossly negligent or persistent breach of any employment agreement provision, or engaging in any conduct which may make the continued employment of such officer detrimental to our company. In connection with the employment agreement, each senior executive officer will enter into an intellectual property ownership and confidentiality agreement and agree to hold all information, know-how and records in any way connected with the Company’s services and investments, including, without limitation, all software and computer formulas, designs, specifications, drawings, data, manuals and instructions and all customer and supplier lists, sales and financial information, business plans and forecasts, all technical solutions and the trade secrets of our company, in strict confidence perpetually. Each executive officer will also agree that we shall own all the intellectual property developed by such officer during his or her employment.

None of our directors has entered, or proposes to enter, into service agreements with us which provide for benefits that accrue upon or beyond termination of employment.

We plan to enter into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify them against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D).

Compensation of Directors and Executive Officers

For the fiscal year ended December 31, 2021, we incurred an aggregate of US$178,638 in cash and benefits to our directors and executive officers.

We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors. Under the Central Provident Fund Act 1953, our Singapore subsidiary is required, among others, to make contributions, as employers, to the Central Provident Fund for our executive officers who are employed by our Singapore subsidiary and are Singapore citizens or Singapore permanent residents. The contribution rates vary, depending on the age of the executive officers, and whether such executive officer is a Singapore citizen or Singapore permanent resident.

Equity Incentive Plan

We have not granted any equity awards to our directors or executive officers during the fiscal year ended December 31, 2021.

As of the date of this prospectus, incentive stock options and non-qualified stock options under the Plan have been granted to our CEO, CFO, executive directors, independent directors, and certain independent contractors subject to certain vesting conditions. The Class A Ordinary Shares issuable upon the exercise of these options will be 15.1% of the issued and outstanding Ordinary Shares on a fully diluted basis. including the shares issuable upon the exercise of underwriter’s warrants after this offering excluding the over-allotment option. In addition, stock options under the Plan have been granted to certain business development persons for future granting and vesting based on their performance.

Incentive Compensation

We do not maintain any cash incentive or bonus programs and did not maintain any such programs during the year ended December 31, 2021.

Share Incentive Plan

On May 23, 2022, our board of directors and shareholders approved the Boustead Wavefront Inc. 2022 Omnibus Equity Incentive Plan, which we refer to as the Plan in this prospectus, to attract and retain the best available personnel, provide additional incentives to employees, directors and consultants, and promote the success of our business. On August 30, 2022, our board of directors and shareholders approved the Amended and Restated 2022 Omnibus Equity Incentive Plan.

The maximum aggregate number of Class A Ordinary Shares that may be issued under the Plan is 20% of the total outstanding Ordinary Shares on a fully diluted basis as of the completion of this offering. As of the date of this prospectus, incentive stock options and non-qualified stock options under the Plan have been granted to CEO, CFO, executive directors, independent directors, and certain independent contractors subject to certain vesting conditions. The Class A Ordinary Shares issuable upon the exercise of these options will be 15.1% of the issued and outstanding Ordinary Shares on a fully diluted basis. including the shares issuable upon the exercise of underwriter’s warrants after this offering excluding the over-allotment option. In addition, stock options under the Plan have been granted to certain business development persons for future granting and vesting based on their performance. Substantially all of the Class A Ordinary Shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per share or per share basis that is equal to the initial public offering price per share in this offering.

The following paragraphs summarize the principal terms of the Plan.

Type of Awards. The Plan permits the awards of non-qualified stock options, incentive stock options, restricted stock, restricted stock units, stock appreciation rights, performance stock, performance units, unrestricted stock, distribution equivalent rights and any combination of the foregoing.

Plan Administration. The Plan will be administered by the Compensation Committee.

Eligibility. We may grant awards to employees, directors and/or consultants determined by the Compensation Committee to be eligible for participation in the Plan in accordance with its terms.

Vesting Schedule. In general, the Compensation Committee determines the vesting schedule, which is specified in the relevant award agreements.

Exercise of Awards. In general, the Compensation Committee determines the exercise or purchase price, as applicable, for each award, which is stated in the relevant award agreement. Options that are vested and exercisable will terminate if they are not exercised prior to the time as the Compensation Committee determines at the time of grant.

Transfer Restrictions. Awards may not be transferred in any manner by the participant other than in accordance with the exceptions provided in the plan or the relevant award agreement or otherwise determined by the Compensation Committee, such as transfers by will or the laws of descent and distribution.

Termination and Amendment of the Plan. The Plan will terminate on the 10 year anniversary of its adoption by the Board.

PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors and executive officers; and

●	each person known to us to beneficially own more than 5% of our Ordinary Shares.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, we have included Shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security. Percentage ownership calculations prior to this offering are based on 8,500,000 Ordinary Shares, par value $0.0001 per share, outstanding as of the date of this prospectus. Percentage ownership calculations after this offering are based on 9,770,000 Ordinary Shares, par value $0.0001 per share, outstanding after this offering, and the Shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

Except as otherwise indicated, all of the shares reflected in the table are Class A Ordinary Shares, Class B Ordinary Shares and Class A shares to be issued pursuant to stock options. All persons listed below have sole voting and investment power with respect to the Class A Ordinary Shares and Class B Ordinary Shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

	Shares Beneficially Owned Prior to This Offering (2)(6)		Shares Beneficially Owned After This Offering(3)(6)(7)
Name of Beneficial Owners (1)	Number	%	Number	%
5% Shareholders
Keith Moore(4)	500,000	5.88%	361,618	3.57%
Boustead & Company Limited(4)	4,963,010	58.39%	4,963,010	50.80%
Pinehurst Partners LLC(5)	400,000	4.70%	-	-
Erick Rabins	425,688	5.01%	375,688	3.85%

Directors and Executive Officers(1):
Keith Moore(4)	5,463,010	64.27%	5,324,628	54.37%
Daniel McClory(4)(5)	5,463,010	64.27%	5,324,628	54.37%
David Drake	79,358	*	616,181	5.93%
Yuki Nakamura	108,716	1.28%	246,472	2.46%
Robert W. van Zwieten	50,000	*	43,133	*
Sharmita Natarajan	50,000	*	43,133	*
Mathew Welch	50,000	*	43,133	*
Pei Wei Woo	50,000	*	43,133	*
All directors and executive officers as a group (8 persons)	6,351,084	74.72%	6,721,432	58.30%

Notes:

*	Less than 1% of our total Ordinary Shares on an as-converted basis outstanding as of the date of this prospectus.

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is 3 Temasek Avenue, Level 18, Singapore 039190.

(2)	Applicable percentage of ownership is based on 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding as of the date of this prospectus.

(3)

Applicable percentage of ownership is based on 3,961,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding immediately after the offering and the Shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant, or other right or the conversion of any other security.

(4)	Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. Messrs. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(5)	The address of Mr. McClory is 6 Venture, Suite 395, Irvine, California, 92618 USA, and the address of Pinehurst Partners LLC is 6525 Gunpark Drive, Suite 370-103, Boulder, Colorado, 80301 USA. Mr. McClory holds voting and dispositive power over the Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth IRA.

(6)	As of the date of this prospectus, shareholders disclosed in this section hold Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights. The holders of Class A Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of memorandum and articles of association, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class. The holders of Class B Ordinary Shares shall have the right to ten votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the memorandum and articles of association, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis, subject to adjustment in accordance with our articles of association. There are no provisions in our articles of association that would limit the lifespan of the Class B Ordinary Shares, and the holders of Class B Ordinary Shares are able to hold their Class B Ordinary Shares for any period of time (subject to mandatory automatic conversions in certain circumstances as set forth herein).
(7)	Assumes the sales of our Class A Ordinary Shares by the Selling Shareholders pursuant to the Resale Prospectus filed contemporaneously herewith.

RELATED PARTY TRANSACTIONS

On occasion we may engage in certain related party transactions. All prior related party transactions were approved by the board of directors of the Company (or its predecessors). Upon the consummation of offering, our policy is that all related party transactions will be reviewed and approved by the Audit Committee of our Board of Directors prior to our entering into any related party transactions.

Employment Agreements and Indemnification Agreements

Employment agreements were signed between Boustead Wavefront Pte. Ltd. and each of David Drake, our Chief Executive Officer, and Yuki Nakamura, our Chief Financial Officer. The Company also signed indemnification agreements with all Directors and officers.

Transactions with Our Controlling Shareholder and Affiliates

BCL has paid various expenses on behalf of the Company. The total amount payable is $61,177 as of June 30, 2022 and is $61,252 as of December 31, 2021. Amounts payable are unsecured, non-interest bearing, and due on demand. During the six months ended June 30, 2022, the Company recorded $66,921 of revenue from Boustead Securities, LLC. As at June 30, 2022, $66,921 (December 31, 2021 - $0) is recorded as accounts receivable - related party.

Transactions with the Company

During the six months ended June 30, 2022, compensation for the Company’s key management personnel totaled $120,063 (2021 - $82,580). During the six months ended June 30, 2022, the Company recorded stock-based compensation expense of $159,503 (2021 - $0) within employee wages and benefits associated with the service expense of Options issued to management and $74,585 within general and administrative expenses associated with the service expense of Options issued to directors of the Company. As at June 30, 2022, $19,145 (December 31, 2021 - $149,505) was payable to directors and officers of the Company. Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, Timothy Londergan, our former CEO and a current shareholder of the Company, received a salary of $89,319 (2020 - $87,014). As at December 31, 2021, the amount payable to the CEO was $73,298 (2020 - $111,718). Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, Erick Rabins, our Managing Director – Business Development received a salary of $89,319 (2019 - $88,827) from Boustead Wavefront Pte. Ltd. As at December 31, 2021, the amount payable to the him was $76,207 (2020 - $115,980). Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, David U. Drake received a consulting fee from Boustead Wavefront Pte. Ltd of $5,000. As at December 31, 2021, the amount payable to him is $5,000. Amounts payable are unsecured, non-interest bearing and due on demand.

On February 12, 2020, the Company acquired the issued outstanding shares of one of our subsidiaries from Mr. Londergan, our former CEO and a current shareholder of the Company. The Company determined that it had previously controlled the subsidiary and therefore there is no impact on the Company’s Consolidated Financial Statements as a result of this transaction.

On February 23, 2022, BW transferred its subsidiaries Vytal Systems Pte. Ltd., Sonik Cooking Technologies Pte. Ltd., Fast Salt Pte. Ltd., One10 Food Sciences Pte. Ltd., and Q Thermal Pte. Ltd. to Timothy Londergan, our former CEO and a current shareholder of the Company. All subsidiaries were transferred to Mr. Londergan for S$ 1.00, as the economic value of those subsidiaries were nil, and had been created for various projects that were no longer of any value or promise.

On May 24, 2022, BW completed into the Portfolio Sale Agreement with One10 Food Sciences Pte. Ltd., an entity owned by Timothy Londergan, our former CEO and a current shareholder of the Company. See “Business – Portfolio Sale Agreement.”

DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

General

We are an exempted company incorporated with limited liability under the laws of the Cayman Islands and our affairs are governed by:

●	Memorandum and Articles of Association;

●	The Companies Act (2022 Revision) (as amended) of the Caymans Islands, which is referred to as the Companies Act below; and

●	Common law of the Cayman Islands.

As a result of the Share Conversion, the Share Exchange and the Grant, as of the date of this prospectus, there are an aggregate of 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding, for a total of 8,500,000 Ordinary Shares outstanding as of the date hereof, all of which are owned by our current shareholders.

We have included amended and restated summaries of certain material provisions of our memorandum and articles of association” and the Companies Act insofar as they relate to the material terms of our share capital. The summaries do not purport to be complete and are qualified in their entirety by reference to our memorandum and articles of association, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Issuance of Shares and Changes to Capital

Our board of directors has general and unconditional authority to allot, grant options over, offer or otherwise deal with or dispose of any unissued Class A Ordinary Shares in our capital without the approval of our shareholders (whether forming part of the original or any increased share capital), either at a premium or at par, with or without preferred, deferred or other special rights or restrictions, whether in regard to dividend, voting, return of capital or otherwise and to such persons, on such terms and conditions, and at such times as the directors may decide, but so that no share shall be issued at a discount, except in accordance with the provisions of the Companies Act. No Class B Ordinary Shares shall be issued without the prior consent of the holders of a majority of the votes of the outstanding Class B Ordinary Shares (which consent may be obtained either by written consent signed by the Class B Majority or by a vote at a separate general meeting of the holders of the Class B Ordinary Shares). We will not issue bearer shares.

We may, subject to the provisions of the Companies Act, our memorandum and articles of association, the SEC and Nasdaq, from time to time by shareholders resolution passed by a simple majority of the voting rights entitled to vote at a general meeting: increase our capital by such sum, to be divided into shares of such amounts, as the relevant resolution shall prescribe; consolidate and divide all or any of our share capital into shares of larger amount than our existing shares; convert all or any of our paid up shares into stock and reconvert that stock into paid up shares of any denomination; sub-divide our existing shares, or any of them, into shares of smaller amounts than is fixed pursuant to our memorandum and articles of association; and cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person, and diminish the amount of our share capital by the amount of the shares so cancelled. Notwithstanding the above, any amendments to any provisions of our memorandum and articles of association will require as special resolution of the Company to be passed.

Our authorized share capital is divided into Class A Ordinary Shares and Class B Ordinary Shares. Holders of our Class A Ordinary Shares and Class B Ordinary Shares will have the same rights except for voting rights and conversion rights.

The holders of Class A Ordinary Shares are entitled to one vote for each such share held and shall be entitled to notice of any shareholders’ meeting, and, subject to the terms of memorandum and articles of association, to vote thereat. The Class A Ordinary Shares are not redeemable at the option of the holder and are not convertible into shares of any other class.

The holders of Class B Ordinary Shares shall have the right to ten votes for each such share held, and shall be entitled to notice of any shareholders’ meeting and, subject to the terms of the memorandum and articles of association, to vote thereat. The Class B Ordinary Shares are not redeemable at the option of the holder but are convertible into Class A Ordinary Shares at any time after issue at the option of the holder on a one to one basis. There are no provisions in our articles of association that would limit the lifespan of the Class B Ordinary Shares, and the holders of Class B Ordinary Shares are able to hold their Class B Ordinary Shares for any period of time (subject to mandatory automatic conversions in certain circumstances as set forth herein).

Dividends

Subject to the Companies Act, our shareholders may, by resolution passed by a simple majority of the voting rights entitled to vote at the general meeting, declare dividends (including interim dividends) to be paid to our shareholders but no dividend shall be declared in excess of the amount recommended by our board of directors. Dividends may be declared and paid out of funds lawfully available to us. Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. The holders of our Class A Ordinary Shares and Class B Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors subject to the Companies Act and to our memorandum and articles of association. Our board of directors may also declare and pay dividends out of the share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act.

In addition, our board of directors may resolve to capitalize any undivided profits not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of our share premium account or capital redemption reserve; appropriate the sum resolved to be capitalized to the shareholders who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of a nominal amount equal to such sum, and allot the shares or debentures credited as fully paid to those shareholders, or as they may direct, in those proportions, or partly in one way and partly in the other; resolve that any shares so allotted to any shareholder in respect of a holding by him/her of any partly-paid shares rank for dividend, so long as such shares remain partly paid, only to the extent that such partly paid shares rank for dividend; make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares or debentures becoming distributable in fractions; and authorize any person to enter on behalf of all our shareholders concerned in an agreement with us providing for the allotment of them respectively, credited as fully paid, of any shares or debentures to which they may be entitled upon such capitalization, any agreement made under such authority being binding on all such shareholders. Notwithstanding the above, no distribution/dividend may be paid to our shareholders out of share premium account unless, immediately following the date on which the distribution or dividend is proposed to be paid, we are able to pay its debts as they fall due in the ordinary course of business.

Voting and Meetings

As a condition of admission to a shareholders’ meeting, a shareholder must be duly registered as our shareholder at the applicable record date for that meeting. In respect of all matters subject to a shareholders’ vote, each Class B Ordinary Share is entitled to ten votes, and each Class A Ordinary Share is entitled to one vote, voting together as one class. Voting at any shareholders’ meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. In the case of an equality of votes, the chairman of the meeting shall not be entitled to a casting vote.

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call annual general meetings; however, our memorandum and articles of association provide that we may, but shall not (unless required by applicable Nasdaq rules) be obligated to, in each year hold an annual general meeting of shareholders. Also, we may, but are not required to (unless required by Cayman Islands law), in each year hold any other extraordinary general meeting.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our memorandum and articles of association provide that upon the requisition of shareholders representing at least ten (10) per cent of the voting rights entitled to vote at general meetings, our board will convene an extraordinary general meeting. Our memorandum and articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. Subject to regulatory requirements, our annual general meeting and any extraordinary general meetings must be called by not less than seven (7) clear days’ notice prior to the relevant shareholders meeting and convened by a notice discussed below. Alternatively, upon the prior consent of all holders entitled to attend and vote (with regards to an annual general meeting), and the holders of 90% of the voting rights of all those entitled to attend and vote (with regard to an extraordinary general meeting), that meeting may be convened by a shorter notice and in a manner deemed appropriate by those holders.

We will give notice of each general meeting of shareholders by publication on our website and in any other manner that we may be required to follow in order to comply with Cayman Islands law, Nasdaq and SEC requirements. The holders of registered shares may be convened for a shareholders’ meeting by means of letters sent to the addresses of those shareholders as registered in our shareholders’ register, or, subject to certain statutory requirements, by electronic means. We will observe the minimum convening notice period for a general meeting of shareholders as set out in the memorandum and articles of association.

Upon listing of our Shares on Nasdaq, a quorum for a general meeting consists of any one or more persons holding or representing by proxy not less than one-third (or 33-1/3%) of our total issued voting shares entitled to vote upon the business to be transacted.

A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by, or on behalf of, the shareholders entitled to vote present in person or by proxy and voting at the meeting. A special resolution requires the affirmative vote of no less than two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain matters described below which require an affirmative vote of two-thirds). Actions that may be taken at a general meeting also may be taken by a resolution in writing by simple majority of the shareholders in writing entitled to vote in respect of an ordinary resolution, or a unanimous resolution of all the shareholders in writing in respect of a special resolution.

Our memorandum and articles of association provide that the affirmative vote of no less than two-thirds of votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting shall be required to approve any amendments to any provisions of our memorandum and articles of association.

Conversion

Class A Ordinary Shares are not convertible. Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, into such number of fully paid and non-assessable Class A Ordinary Shares on the basis that one Class B Ordinary Share shall be converted into one Class A Ordinary Share (being a 1:1 ratio and hereafter referred to as the “Conversion Rate”), subject to adjustment. In the event of any sale, transfer, assignment or disposition of any Class B Ordinary Shares to any person other than the permitted transferees, such Class B Ordinary Shares shall automatically convert into fully paid and nonassessable Class A Ordinary Shares based on the Conversion Rate. The permitted transferees shall mean any affiliates (as defined in the memorandum and articles of association) of such holder of Class B Ordinary Shares (unless otherwise adjusted in the memorandum and articles of association). For the avoidance of doubt, (i) a sale, transfer, assignment or disposition shall be effective upon the Company’s registration of such sale, transfer, assignment or disposition in its Register; and (ii) the creation of any pledge, charge, encumbrance or other third party right of whatever description on any Class B Ordinary Shares to secure a holder’s contractual or legal obligations shall not be deemed as a sale, transfer, assignment or disposition, unless and until any such pledge, charge, encumbrance or other third party right is enforced and any person who is not the permitted transferee would be registered as holding legal title to the relevant Class B Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares.

Any future issuances of Class B Ordinary Shares may be dilutive to the voting power of the holders of Class A Ordinary Share. Any conversions of Class B Ordinary Shares into Class A Ordinary Shares may dilute the percentage ownership of the existing holders of Class A Ordinary Shares within their class of ordinary shares and may result in a dilution of the voting power of the holders of Class A Ordinary Shares. The conversion of Class B Ordinary Shares to Class A Ordinary Shares will have the effect, over time, of increasing the relative voting power of those holders of Class B Ordinary Shares who retain their shares in the long term.

Transfers of Shares

Subject to any applicable restrictions set forth in our memorandum and articles of association, any of our shareholders may transfer all or a portion of their Class A ordinary shares or Class B ordinary shares by an instrument of transfer in the usual or common form or in the form prescribed by Nasdaq or in any other form which our board of directors may approve. Our board of directors may, in its absolute discretion, refuse to register a transfer of any share that is not a fully paid up share or on which we have a lien to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any registered share unless: a fee of such maximum sum as Nasdaq may determine to be payable or such lesser sum as the board of directors may from time to time require is paid to us in respect thereof; the instrument of transfer is in respect of only one class of shares, the Class A Ordinary Shares or Class B Ordinary Shares transferred are fully paid and free of any lien; the instrument of transfer is lodged at the registered office or such other place (i.e., our transfer agent) at which the register of shareholders is kept, accompanied by any relevant share certificate(s) and/or such other evidence as the board of directors may reasonably require to show the right of the transferor to make the transfer; and if applicable, the instrument of transfer is duly and properly stamped.

If our board of directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

Liquidation

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation applicable to any class or classes of shares (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among our shareholders in proportion to the amount paid up at the commencement of the winding up on the shares held by them, respectively, and (2) if we are wound up and the assets available for distribution among our shareholders as such are insufficient to repay the whole of the paid-up capital, those assets shall be distributed so that, as nearly as may be, the losses shall be borne by our shareholders in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up on the shares held by them, respectively.

Anti-Takeover Provisions

Some provisions of our memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders. Our memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than ten (10) per cent of the rights to vote to requisition an extraordinary general meeting of our shareholders, in which case our directors are obliged to call such meeting.

Inspection of Books and Records

Holders of our Class A Ordinary Shares and Class B Ordinary Shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than the memorandum and articles of association, the register of mortgages or charges and any special resolutions passed by our shareholders). Our directors have discretion under our memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders unless required by the Companies Act or other applicable law or authorized by the directors or by ordinary resolution.

Register of Members

Under Cayman Islands law, we must keep a register of members that includes: the names and addresses of the shareholders, a statement of the shares held by each member, which (i) distinguishes each share by its number (so long as the share has a number); (ii) confirms the amount paid or agreed to be considered as paid, on the shares of each member; (iii) confirms the number and category of shares held by each member and (iv) confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the Company and if so, whether such voting rights are conditional; the date on which the name of any person was entered on the register as a member; and the date on which any person ceased to be a member.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. An exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Exclusive Forum

Our memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands will, to the fullest extent permitted by the law, have exclusive jurisdiction over any claim or dispute arising out of or in connection with our memorandum and articles of association or otherwise related in any way to each shareholder’s shareholding in us, including but not limited to (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of any fiduciary duty owed by any directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Companies Act or our memorandum and articles of association, and (iv) any action asserting a claim against us governed by the “Internal Affairs Doctrine” (as such concept is recognized under the laws of the United States) and that each shareholder irrevocably submits to the exclusive jurisdiction of the courts of the Cayman Islands over all such claims or disputes. Our memorandum and articles of association will provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act or Exchange Act, including all causes of action asserted against any defendant named in such complaint. Our memorandum and articles of association also provide that, without prejudice to any other rights or remedies that we may have, each of our shareholders acknowledges that damages alone would not be an adequate remedy for any breach of the selection of the courts of the Cayman Islands as exclusive forum and that accordingly we shall be entitled, without proof of special damages, to the remedies of injunction, specific performance or other equitable relief for any threatened or actual breach of the selection of the courts of the Cayman Islands as exclusive forum.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Cayman Islands Companies Act is modeled after the corporate legislation of the United Kingdom but does not follow recent United Kingdom statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States (particularly Delaware) and their shareholders.

	Delaware	Cayman Islands
Title of Organizational Documents	Certificate of Incorporation and Bylaws	Certificate of Incorporation and Memorandum and Articles of Association

Duties of Directors

Under Delaware law, the business and affairs of a corporation are managed by or under the direction of its board of directors. In exercising their powers, directors owe fiduciary duties of care and loyalty to the corporation and its shareholders. The duty of care requires that directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of care also requires that directors exercise care in all of their responsibilities, including overseeing and investigating the conduct of the corporation’s employees. The duty of loyalty requires that a director act in good faith, not out of self-interest, and in a manner that the director reasonably believes to be in the best interests of the shareholders and the corporation.

A director must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interests of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, directors of Cayman Islands companies owe fiduciary duties to their respective companies to, amongst other things, act in good faith in their dealings with or on behalf of the company and exercise their powers and fulfill the duties of their office honestly. Core duties are:

●   a duty to act in good faith in what the directors bona fide consider to be the best interests of the company (and in this regard, it should be noted that the duty is owed to the company and not to associate companies, subsidiaries or holding companies);

●   a duty not to personally profit from opportunities that arise from the office of director;

●   a duty of trusteeship of the company’s assets;

●   a duty not to put himself in a position where the structures of a company conflict of his or her personal interest on his or her duty to a third party to avoid conflicts of interest; and

●   a duty to exercise powers for the purpose for which such powers were conferred.

	Delaware	Cayman Islands
A director of a Cayman Islands company also owes the company a duty to act with skill, care and diligence. A director need not exhibit in the performance of his or her duties a greater degree of skill than may be reasonably expected from a person of his or her knowledge and experience.

Limitations on Personal Liability of Directors	Subject to the limitations described below, a certificate of incorporation may provide for the elimination or limitation of the personal liability of a director to the corporation or its shareholders for monetary damages for a breach of fiduciary duty as a director. Such a provision cannot eliminate or limit liability for breach of the fiduciary duty of loyalty, bad faith, intentional misconduct, a knowing violation of law, a transaction from which the director derived an improper personal benefit, an unlawful payment of dividends or an unlawful share purchase or redemption. In addition, the certificate of incorporation cannot limit liability for any act or omission occurring prior to the date when such provision becomes effective.	The Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers. However, as a matter of public policy, Cayman Islands law will not allow the limitation of a director’s liability to the extent that the liability is a consequence of the director committing a crime or of the director’s own fraud, dishonesty or willful default.

	Delaware	Cayman Islands
Indemnification of Directors, Officers, Agents, and Others

A corporation has the power to indemnify any director, officer, employee, or agent of corporation who was, is, or is threatened to be made a party to a proceeding (other than a derivative proceeding), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against all reasonably incurred expenses, judgments and amounts paid in settlement so long as the person acted in good faith and in a manner the person believed to be in, or not opposed to, the best interests of the corporation, and if with respect to a criminal proceeding, the person had no reasonable cause to believe that his or her conduct would be unlawful.

A corporation has the power to indemnify a director, officer, employee or agent in connection with the defense or settlement of a derivative action against expenses reasonable and actually incurred provided such person acted in good faith and in a manner he or she reasonably believe to be in, or not opposed to, the corporation’s best interest and if such person has been adjudged liable only if a court determines that the person is fairly and reasonably entitled to indemnification. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any proceeding, such person shall be indemnified against expenses actually and reasonably incurred.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of directors and officers, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty.

	Delaware	Cayman Islands
Interested Directors	Under Delaware law, a transaction between a corporation and a director or with another organization in which a director has a financial interest shall not be void or voidable solely for that reason, solely because the director participates in the meeting at which the board authorizes the transaction, or solely because any such director’s votes are counted for such purpose, if (i) the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum, (ii) such material facts are disclosed or are known to the shareholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the shareholders, or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, a director could be held liable for any transaction in which such director derived an improper personal benefit.	Interested director transactions are governed by the terms of a company’s memorandum and articles of association.

	Delaware	Cayman Islands
Voting Requirements

Delaware’s default rule is that the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter is needed for corporate action (other than the election of directors). Certain actions, such as charter amendments, most mergers, dissolution and sales of all or substantially all of the corporation’s assets, require the affirmative vote of the majority of the outstanding voting power of the shares of the corporation entitled to vote. The certificate of incorporation may include a provision requiring supermajority approval by the directors or shareholders for any corporate action.

In addition, under Delaware law, certain business combinations involving interested shareholders require approval by a supermajority of the non-interested shareholders unless the corporation’s board of directors approves the business combination or the transaction that resulted in the shareholder becoming an interested shareholder prior to the time the shareholder became an interested shareholder or another exemption applies.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

The Companies Act requires that a special resolution be passed by a super majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.

The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions.

Voting for Directors	Under Delaware law, unless otherwise specified in the certificate of incorporation or bylaws of the corporation, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.	Directors are appointed in accordance with the terms of the memorandum and articles of association of the company.

Cumulative Voting	There is no cumulative voting for the election of directors unless the corporation’s certificate of incorporation provides for cumulative voting.	No cumulative voting for the election of directors unless so provided in the memorandum and articles of association.

	Delaware	Cayman Islands
Directors’ Powers Regarding Bylaws	The certificate of incorporation may grant the directors the power to adopt, amend or repeal the corporation’s bylaws. The shareholders of the corporation possess the inherent right to adopt, amend or repeal the bylaws.	The memorandum and articles of association may only be amended by a special resolution of the shareholders.

Nomination and Removal of Directors and Filling Vacancies on Board	Shareholders may generally nominate directors if they comply with advance notice provisions and other procedural requirements in company bylaws (if any). Holders of a majority of the shares then entitled to vote at an election of directors may remove a director with or without cause, except in certain cases involving a classified board or if the company uses cumulative voting. Unless otherwise provided for in the certificate of incorporation or bylaws, the directors or the shareholders may fill board vacancies or newly created directorships.	Nomination and removal of directors and filling of board vacancies are governed by the terms of the memorandum and articles of association.

Mergers and Similar Arrangements	Under Delaware law, with certain exceptions, a merger, consolidation, or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority of the outstanding voting power of the shares entitled to vote thereon. Under Delaware law, a shareholder of a corporation participating in certain mergers are entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value (as determined by the Delaware Court of Chancery) of the shares held by such shareholder in lieu of the consideration such shareholder would otherwise receive in the transaction.	The Companies Act provides for the merger or consolidation of two or more companies into a single entity. The legislation makes a distinction between a “consolidation” and a “merger.” In a consolidation, a new entity is formed from the combination of each participating company, and the separate consolidating parties, as a consequence, cease to exist and are each stricken by the Registrar of Companies. In a merger, one company remains as the surviving entity, having in effect absorbed the other merging parties that are then stricken and cease to exist.

Delaware	Cayman Islands
Delaware law also provides that a parent entity, by resolution of its board of directors, may merge with any subsidiary corporation, of which it owns at least 90% of each class of capital stock without a vote by shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights unless the subsidiary is wholly owned.

Two or more Cayman-registered companies may merge or consolidate. Cayman-registered companies may also merge or consolidate with foreign companies provided that the laws of the foreign jurisdiction permit such merger or consolidation.

Under the Companies Act, a plan of merger or consolidation shall be authorized by each constituent company by way of (i) a special resolution of the members of each such constituent company; and (ii) such other authorization, if any, as may be specified in such constituent company’s memorandum and articles of association.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the votes are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Delaware	Cayman Islands

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●   the statutory provisions as to the required majority vote have been met;

●   the shareholders have been fairly represented at the meeting in question;

●   the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●   the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority”.

	Delaware	Cayman Islands

When a takeover offer is made and accepted by holders of not less than 90.0% of the shares affected within four (4) months, the offeror may, within a two (2) month period commencing on the expiration of such four (4) month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

     If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits	Class actions and derivative actions generally are available to shareholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court generally has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action but such discretion is rarely used. Generally, Delaware follows the American rule under which each party bears its own costs.

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●   a company acts or proposes to act illegally or ultra vires;

●   the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●   those who control the company are perpetrating a “fraud on the minority.

Inspection of Corporate Records	Under Delaware law, shareholders of a corporation, upon written demand under oath stating the purpose thereof, have the right during normal business hours to inspect for any proper purpose, and to make copies and extracts of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.	Shareholders of a Cayman Islands exempted company have no general right under Cayman Islands law to inspect or obtain copies of a list of shareholders or other corporate records (other than copies of our memorandum and articles, the register of mortgages or charges, and any special resolutions passed by our shareholders) of the company. However, these rights may be provided in the company’s memorandum and articles of association.

	Delaware	Cayman Islands
Shareholder Proposals	Under Delaware law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the corporation’s governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the corporation’s governing documents, but shareholders may be precluded from calling special meetings.	The Companies Act does not provide shareholders any right to bring business before a meeting or requisition a general meeting. However, these rights may be provided in the company’s memorandum and articles of association.

Approval of Corporate Matters by Written Consent	Delaware law permits shareholders to take action by written consent signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting of shareholders unless otherwise provided in the corporation’s certificate of incorporation. A corporation must send prompt notice of the taking of the corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders who have not consented in writing and who would have otherwise been entitled to notice of the meeting at which such action would have been taken.	The Companies Act allows a special resolution to be passed in writing if signed by all the voting shareholders (if authorized by the memorandum and articles of association).

Calling of Special Shareholders Meetings	Delaware law permits the board of directors or any person who is authorized under a corporation’s certificate of incorporation or bylaws to call a special meeting of shareholders.	The Companies Act does not have provisions governing the proceedings of shareholders meetings which are usually provided in the memorandum and articles of association.

Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BOUW”. The approval of our Nasdaq listing application is a closing condition of this offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Transfer Agent and Registrar of Shares

The transfer agent and registrar for our Class A Ordinary Shares and Class B Ordinary Shares is Transhare Corporation. The transfer agent and registrar’s address is 17755 U.S. Highway 19 North, Clearwater, Florida 33764 USA.

SHARES ELIGIBLE FOR FUTURE SALE

Before this offering, there was no established public market for our Class A Ordinary Shares, and while we intend to apply for approval to have our Class A Ordinary Shares listed on the Nasdaq Capital Market, we cannot assure you that a liquid trading market for the Class A Ordinary Shares will develop or be sustained after this offering. Future sales of substantial amounts of our Class A Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Class A Ordinary Shares currently outstanding will be available for sale immediately after this offering due to contractual and legal restrictions on resale. Nevertheless, after these restrictions lapse, future sales of substantial amounts of our Class A Ordinary Shares, including Class A Ordinary Shares issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our Class A Ordinary Shares and our ability to raise equity capital in the future.

Upon the closing of this offering, we will have 9,770,000 outstanding Ordinary Shares, comprised of  3,961,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option. Of that amount, 3,953,383Class A Ordinary Shares will be publicly held by investors participating in this offering and re-sale offering, and 5,808,422 Class B Ordinary Shares and 8,195 Class A Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer.

All of the Class A Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act.

Rule 144

All of our Class A Ordinary Shares outstanding prior to this offering are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act.

In general, persons who have beneficially owned restricted Ordinary Shares for at least six (6) months, and any affiliate of the company who owns either restricted or unrestricted securities, are entitled to sell their securities without registration with the SEC under an exemption from registration provided by Rule 144 under the Securities Act.

Non-Affiliates

Any person who is not deemed to have been one of our affiliates at the time of, or at any time during the three (3) months preceding, a sale may sell an unlimited number of restricted securities under Rule 144 if:

●	the restricted securities have been held for at least six (6) months, including the holding period of any prior owner other than one of our affiliates;

●	we have been subject to the Exchange Act periodic reporting requirements for at least ninety (90) days before the sale; and

●	we are current in our Exchange Act reporting at the time of sale.

Any person who is not deemed to have been an affiliate of ours at the time of, or at any time during the three (3) months preceding, a sale and has held the restricted securities for at least one year, including the holding period of any prior owner other than one of our affiliates, will be entitled to sell an unlimited number of restricted securities without regard to the length of time we have been subject to Exchange Act periodic reporting or whether we are current in our Exchange Act reporting.

Affiliates

Persons seeking to sell restricted securities who are our affiliates at the time of, or any time during the three (3) months preceding, a sale, would be subject to the restrictions described above. They are also subject to additional restrictions, by which such person would be required to comply with the manner of sale and notice provisions of Rule 144 and would be entitled to sell within any three (3) month period only that number of securities that does not exceed the greater of either of the following:

●	1% of the number of Class A Ordinary Shares then outstanding, which will equal approximately 45,000 shares immediately after the closing of this offering; or

●	the average weekly trading volume of our Class A Ordinary Shares in the form of Class A Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Additionally, persons who are our affiliates at the time of, or any time during the three (3) months preceding, a sale may sell unrestricted securities under the requirements of Rule 144 described above, without regard to the six (6) month holding period of Rule 144, which does not apply to sales of unrestricted securities.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. If any of our employees, executive officers or directors purchase shares under a written compensatory plan or contract, they may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares would be required to wait until ninety (90) days after the date of this prospectus before selling any such shares.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

Lock-Up Agreements

In connection with this offering, we, our officers, directors, Controlling Shareholder, and Class B shareholders have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus) for six months after the date of this prospectus, subject to certain exceptions. Certain of our shareholders will be released from the lock-up restrictions as to the following Shares owned by them (which are collectively referred to as the “Early Release Shares”): (a) 300,000 Class A Ordinary Shares granted to our officers and directors by the Company on August 31, 2022 pursuant to certain restricted stock agreements between the Company and them, or Restricted Shares, and (b) 1,754,587 Class A Ordinary Shares held by certain of our shareholders (excluding our Controlling Shareholder). The Early Release Shares shall be released from the lock-up restrictions subject to the following conditions being met: (1) 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 150% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 200% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 250% of the initial public offering price; and 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 300% of the initial public offering price. The Early Release Shares are included in the Ordinary Shares to be registered pursuant to the Resale Prospectus filed contemporaneously herewith.

TAXATION

The following summary of material Cayman Islands, Singapore and United States federal income tax consequences of an investment in our Class A Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Class A Ordinary Shares, such as the tax consequences under state, local, and other tax laws. Unless otherwise noted in the following discussion, this section is the opinion of Ogier, our Cayman Islands counsel, insofar as it relates to legal conclusions with respect to matters of Cayman Islands tax law, and of JurisAsia LLC, our Singaporean counsel, insofar as it relates to legal conclusions with respect to matters of Singapore tax law.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Singapore Taxation

The statements made herein regarding taxation are general in nature and based on certain aspects of current tax laws of Singapore and administrative guidelines issued by the relevant authorities in force as of the date of this prospectus and are subject to any changes in such laws or administrative guidelines, or in the interpretation of these laws or guidelines, occurring after such date, which could be made on a retrospective basis. These laws and guidelines are also subject to various interpretations and the relevant tax authorities or the courts could later disagree with the explanations or conclusions set out below. The statements below are not to be regarded as advice on the tax position of any holder of our Shares or of any person acquiring, selling or otherwise dealing with our Shares or on any tax implications arising from the acquisition, sale or other dealings in respect of our Shares. The statements made herein do not purport to be a comprehensive or exhaustive description of all of the tax considerations that may be relevant to a decision to purchase, own or dispose of our Shares and do not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as dealers in securities) may be subject to special rules. Prospective holders of our Shares are advised to consult their own tax advisers as to the Singapore or other tax consequences of the acquisition, ownership of or disposal of our Shares. The statements below regarding the Singapore tax treatment of dividends received in respect of our Shares are based on the assumption that the Company is tax resident in Singapore for Singapore income tax purposes. It is emphasized that neither the Company nor any other persons involved in this prospectus accepts responsibility for any tax consequences or liabilities resulting from the subscription for, purchase, holding or disposal of our Shares.

Individual Income Tax

Individual taxpayers who are Singapore tax residents are subject to tax on income accrued or derived from Singapore. All foreign-sourced income (except for income received through a partnership in Singapore) received on or after January 1, 2004 in Singapore by tax resident individuals will be exempt from tax. Certain Singapore-sourced investment income (such as interest from debt securities) derived by tax resident individuals on or after January 1, 2004 from certain financial instruments (other than income derived through a partnership in Singapore or from the carrying on of a trade, business or profession) will be exempt from tax.

A Singapore tax resident individual is taxed at progressive rates ranging from 0% to a maximum rate of 22.0% after deduction of qualifying personal reliefs where applicable, with effect from the year of assessment 2017.

Non-resident individuals, subject to certain exceptions, are generally subject to income tax on income accrued in or derived from Singapore at a flat rate of 22.0%, with effect from year of assessment 2017 except that Singapore employment income is taxed at 15.0% or at the progressive resident rates, whichever yields a higher tax. However, Singapore does not tax capital gains. A non-resident individual (other than a director) exercising a short-term employment in Singapore for not more than 60 days may be exempt from tax in Singapore.

An individual is regarded as a tax resident in Singapore if in the calendar year preceding the year of assessment, he or she was physically present in Singapore or exercised an employment in Singapore (other than as a director of a company) for 183 days or more, or if he or she ordinarily resides in Singapore except for such temporary absences therefrom as may be reasonable and not inconsistent with a claim by such person to be resident in Singapore.

Corporate Income Tax

A Singapore tax resident corporate taxpayer is subject to Singapore income tax on:

●	income accrued in or derived from Singapore; and

●	foreign sourced income received or deemed received in Singapore, unless otherwise exempted.

Foreign income in the form of branch profits, dividends and service fee income, or specified foreign income, received or deemed received in Singapore by a Singapore tax resident corporate taxpayer on or after June 1, 2003 are exempted from Singapore tax subject to meeting the qualifying conditions.

A non-Singapore tax resident corporate taxpayer, subject to certain exceptions, is subject to Singapore income tax on income accrued in or derived from Singapore, and on foreign income received or deemed received in Singapore.

A company is regarded as tax resident in Singapore if the control and management of the company’s business is exercised in Singapore. In general, control and management of the company is vested in its board of directors and therefore if the board of directors meets and conducts the company’s business in Singapore, the company will be regarded as tax resident in Singapore.

The corporate tax rate in Singapore is 17.0% with effect from the Year of Assessment 2010 after allowing partial tax exemption on the first S$300,000 of a company’s chargeable income as follows:

●	75.0% of up to the first S$10,000 of a company’s chargeable income (excluding Singapore franked dividends); and

●	50.0% of up to the next S$290,000 of a company’s chargeable income (excluding Singapore franked dividends).

It was announced in the 2018 Budget that with effect from year of assessment 2020, the partial tax exemption scheme will be limited to the first S$200,000 (instead of S$300,000) of the normal chargeable income – 75.0% of the first S$10,000 and 50.0% of the next S$190,000.

Further, new start-up companies will, subject to certain conditions, be eligible for full tax exemption on their normal chargeable income (other than Singapore dividends) of up to S$100,000 and 50.0% tax exemption on up to the next S$200,000 of normal chargeable income in each of the company’s first three consecutive years of assessment. The remaining chargeable income (after the tax exemption) will be taxed at the applicable corporate tax rate. It has been announced in the 2018 Budget that with effect from the year of assessment 2020, the tax exemption scheme for new start-up companies will be limited to the first S$200,000 (instead of S$300,000) of the normal chargeable income. The tax exemption on the first S$100,000 will also be reduced from 100.0% to 75.0%.

Dividend Distributions

Dividends received in respect of Class A Ordinary Shares by either Singapore tax resident or non-Singapore tax resident taxpayers are not subject to Singapore withholding tax, even if paid to non-Singapore resident shareholders.

Currently, (subject to certain transitional rules), Singapore has adopted the “One-Tier” Corporate Tax System. Under this one-tier system, the tax collected from corporate profits is the final tax and our company can pay tax exempt (1-tier) dividends which are tax exempt in the hands of the shareholder, regardless of the tax residence status or the legal form of the shareholder.

Capital Gains Tax

Under current Singapore tax law, there is no tax on capital gains. As such, any profits from the disposal of our Ordinary Shares would not ordinarily be taxable in Singapore. However, there are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. If the gains from the disposal of Ordinary Shares are construed to be of an income nature (which could be the case if, for instance, the gains arise from activities which the IRAS regards as carrying on a trade or business in Singapore), the disposal profits would be taxable as income rather than capital gains. As the precise status of each prospective investor will vary from one another, each prospective investor should consult an independent tax advisor on the Singapore income tax and other tax consequences that will apply to their individual circumstances.

Subject to certain conditions being satisfied, gains derived by a company from the disposal of our Ordinary Shares between the period of June 1, 2012 and December 31, 2027 (inclusive of both dates) will not be subject to Singapore income tax, if the divesting company holds a minimum shareholding of 20% of our Ordinary Shares and these shares have been held for a continuous minimum period of 24 months. For disposals during the period from June 1, 2012 and May 31, 2022 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading or holding immovable properties in Singapore (excluding property development). For disposals during the period from June 1, 2022 and December 31, 2027 (inclusive of both dates), this exemption would not apply to the disposal of unlisted shares in a company that is in the business of trading, holding or developing immovable properties in Singapore or abroad.

In addition, shareholders who apply, or who are required to apply, the Singapore Financial Reporting Standard 39 (“FRS 39”), Financial Reporting Standard 109 (“FRS 109”) or Singapore Financial Reporting Standard (International) 9 (Financial Instruments) (“SFRS(I) 9”) (as the case may be), for the purposes of Singapore income tax may be required to recognize gains or losses (not being gains or losses in the nature of capital) in accordance with the provisions of FRS 39, FRS 109 or SFRS(I) 9 (as modified by the applicable provisions of Singapore income tax law) even though no sale or disposal of our Ordinary Shares is made. Singapore corporate shareholders who may be subject to such tax treatment should consult their own accounting and tax advisors regarding the Singapore income tax consequences of their acquisition, holding and disposal of our Ordinary Shares.

Bonus Shares

Under current Singapore tax law and practice, a capitalization of profits followed by the issue of new shares, credited as fully paid, pro rata to shareholders, or bonus issue, does not represent a distribution of dividends by a company to its shareholders. Therefore, a Singapore resident shareholder receiving shares by way of a bonus issue should not have a liability to Singapore tax.

When a dividend is to be satisfied wholly or in part in the form of an allotment of Class A Ordinary Shares credited as fully paid, the dividend declared will be treated as income to its shareholders. Similarly, when shareholders are given the right to elect to receive an allotment of Class A Ordinary Shares credited as fully paid in lieu of cash, the dividend declared will be treated as exempt (one-tier) dividend income and will not be subject to Singapore tax.

Stamp Duty

There is no stamp duty payable on the subscription, allotment or holding of our Class A Ordinary Shares.

Stamp duty is payable on the instrument of transfer of our Class A Ordinary Shares at the rate of 0.2% of the consideration paid or market value of our Shares, whichever is higher.

The purchaser is liable for stamp duty, unless there is an agreement to the contrary. No stamp duty is payable if no instrument of transfer is executed (such as in the case of scripless shares, the transfer of which does not require instruments of transfer to be executed) or if the instrument of transfer is executed outside Singapore. However, stamp duty may be payable if the instrument of transfer which is executed outside Singapore is subsequently received in Singapore.

Goods and Services Tax (“GST”)

GST in Singapore is a consumption tax that is levied on import of goods into Singapore, as well as nearly all supplies of goods and services in Singapore at a prevailing rate of 7.0%.

Estate Duty

With effect from February 15, 2008, Singapore estate duty has been abolished.

Individuals, whether or not domiciled in Singapore, should consult their own tax advisors regarding the Singapore tax and estate duty consequences of their ownership of Class A Ordinary Shares.

Shareholders, whether or not domiciled in Singapore, should consult their own tax advisors regarding the Singapore tax consequences of their acquisition, ownership and/or disposal of our Shares.

Material United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. federal tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the Internal Revenue Service (“IRS”) with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies and regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any UK tax withheld) paid on our Class A Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Class A Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a UK tax resident for UK corporation tax purposes, we may be eligible for the benefits of the United States-UK income tax treaty. If we are eligible for such benefits, dividends we pay on our Class A Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Class A Ordinary Shares. Dividends received on our Class A Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Class A Ordinary Shares is subject to tax in the UK, such gain may be treated as UK-source gain under the United States-UK income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as another alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a qualified electing fund (“QEF”) election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our Class A Ordinary Shares and the U.S. Holder did not make either (a) a timely QEF election under Section 1295 of the Code for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) our Class A Ordinary Shares or (b) a QEF election along with a “purging election,” both of which are discussed further below, such holder generally will be subject to special rules with respect to:

●	any gain recognized by the U.S. Holder on the sale or other disposition of its Class A Ordinary Shares (including a redemption treated as a sale or exchange); and

●

any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the Class A Ordinary Shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for our Class A Ordinary Shares).

Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for our Class A Ordinary Shares;

●

the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which it qualified as a PFIC, will be taxed as ordinary income;

●

the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above with respect to its Class A Ordinary Shares by making a timely QEF election (or a QEF election along with a purging election), as described below. Pursuant to the QEF election, a U.S. Holder will be required to include in income its pro rata share of our net capital gain (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends.

The impact of the PFIC rules on a U.S. Holder of our Class A Ordinary Shares will depend on whether the U.S. Holder has made a timely and effective election to treat us as a QEF, for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, or if the U.S. Holder made an effective QEF election along with a “purging election,” as discussed below. A U.S. Holder’s ability to make an effective QEF election with respect to us is contingent upon, among other things, the provision by us of certain information that would enable the U.S. Holder to make and maintain a QEF election. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided. A U.S. Holder of a PFIC that made a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, or that made a QEF election along with a purging election, as discussed below, is hereinafter referred to as an “Electing Shareholder.” A U.S. Holder that did not make a timely and effective QEF election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, or that did not make a QEF election along with a purging election, is hereinafter referred to as a “Non-Electing Shareholder.”

As indicated above, if a U.S. Holder of our Class A Ordinary Shares has not made a timely and effective QEF election with respect to our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) Class A Ordinary Shares, such U.S. Holder generally may nonetheless qualify as an Electing Shareholder by filing on a timely filed U.S. income tax return (including extensions) a QEF election and a purging election to recognize under the rules of Section 1291 of the Code any gain that it would otherwise recognize if the U.S. Holder sold its Class A Ordinary Shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualifies as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held Class A Ordinary Shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in its Class A Ordinary Shares by the amount of the gain recognized and will also have a new holding period in the Class A Ordinary Shares for purposes of the PFIC rules.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a QEF or mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. Holder of our Class A Ordinary Shares should consult its own tax advisor concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with Revere Securities, LLC to serve as lead book-running manager of the offering and as representative of the underwriters named below (the “Representative”). Subject to the terms and conditions of the underwriting agreement, each underwriter will severally agree to purchase the number of Class A Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Underwriter	Number of Shares
Revere Securities, LLC

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Class A Ordinary Shares offered by this prospectus are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The Class A Ordinary Shares are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the Class A Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken, other than those Ordinary Shares covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the Representative of the underwriters to purchase up to 450,000 additional Class A Ordinary Shares at a public offering price of $6.00 per share, solely to cover over-allotments, if any. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover sales of Class A Ordinary Shares by the underwriters in excess of the total number of Ordinary Shares set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

The underwriters propose initially to offer the Class A Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at those prices less a concession not in excess of $          per ordinary share. If all of the Class A Ordinary Shares offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the public offering price, underwriting discounts and commissions and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the Representative.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We have also agreed to pay a non-accountable expense allowance to the Representative of equal to 1% of the gross proceeds received at the closing of the offering.

We have agreed to pay the Representative reasonable out-of-pocket expenses incurred by the Representative in connection with this offering up to $200,000. The out-of-pocket expenses include but are not limited to road show expenses, fees of the Representative’s legal counsel, and due diligence expenses.

Our total estimated expenses of the offering, including registration, filing and listing fees, printing fees and legal, accounting expenses and directors and officers insurance premiums, but excluding underwriting discounts and commissions, are approximately $1,150,000.

 Representative’s Warrants

We have agreed to issue a warrant to the Representative to purchase a number of Class A Ordinary Shares equal to 7% of the total number of Class A Ordinary Shares sold in this offering at an exercise price equal to 100% of the public offering price of the Class A Ordinary Shares sold in this offering. This warrant will be exercisable upon issuance, will have a cashless exercise provision and will terminate on the fifth anniversary of the commencement date of sales in this offering. The warrant also provides for customary anti-dilution provisions and “piggyback” registration rights with respect to the registration of the Class A Ordinary Shares underlying the warrants for a period not to exceed seven years from the commencement of sales of this offering.

The Representative’s warrant and the underlying shares are deemed to be compensation by FINRA, and therefore will be subject to a lock-up pursuant to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Representative’s warrant nor any of our ordinary shares issued upon exercise of the Representative’s warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales of this offering subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Lock-Up Agreements

We have agreed to a 6-month “lock-up” from the closing of this offering, during which, without the prior written consent of the Representative, we shall not issue, sell or register with the SEC (other than on Form S-8 or on any successor form) with respect to any of our equity securities (or any securities convertible into, exercisable for or exchangeable for any of our equity securities), except for (i) the issuance of the Class A Ordinary Shares offered pursuant to this prospectus; and (ii) the issuance of Ordinary Shares pursuant to our existing stock option or bonus plans as described in the registration statement of which this prospectus forms a part.

In connection with this offering, we, our officers, directors, Controlling Shareholder, and Class B shareholders have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus) for six months after the date of this prospectus, subject to certain exceptions. Certain of our shareholders will be released from the lock-up restrictions as to the following Shares owned by them (which are collectively referred to as the “Early Release Shares”): (a) 300,000 Class A Ordinary Shares granted to our officers and directors by the Company on August 31, 2022 pursuant to certain restricted stock agreements between the Company and them, or Restricted Shares, and (b) 1,754,587 Class A Ordinary Shares held by certain of our shareholders (excluding our Controlling Shareholder). The Early Release Shares shall be released from the lock-up restrictions subject to the following conditions being met: (1) 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 150% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 200% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 250% of the initial public offering price; and 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 300% of the initial public offering price. The Early Release Shares are included in the Ordinary Shares to be registered pursuant to the Resale Prospectus filed contemporaneously herewith.

Discretionary Accounts

The underwriters do not intend to confirm sales of Class A Ordinary Shares offered hereby to any accounts over which they have discretionary authority.

Nasdaq Capital Market Listing

We have applied to list our Class A Ordinary Shares on the Nasdaq Capital Market under the symbol “BOUW.” The approval of our Nasdaq listing application is a closing condition of this offering. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Determination of Offering Price

The public offering price of the Class A Ordinary Shares we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of the company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 60 days after the date of this prospectus.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Ordinary Shares. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus. This creates a short position in our Class A Ordinary Shares for the underwriters’ own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of Class A Ordinary Shares over-allotted by the underwriters is not greater than the number of Class A Ordinary Shares that they may purchase in the over-allotment option. In a naked short position, the number of Ordinary Shares involved is greater than the number of Class A Ordinary Shares in the over-allotment option. To close out a short position, the underwriters may elect to exercise all or part of the over-allotment option. The underwriters may also elect to stabilize the price of our Ordinary Shares or reduce any short position by bidding for, and purchasing, Ordinary Shares in the open market.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing Class A Ordinary Shares in this offering because the underwriter repurchases the Ordinary Shares in stabilizing or short covering transactions.

Finally, the underwriters may bid for, and purchase, Class A Ordinary Shares in market making transactions, including “passive” market making transactions.

These activities may stabilize or maintain the market price of our Class A Ordinary Shares at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities and may discontinue any of these activities at any time without notice. These transactions may be effected on the national securities exchange on which our Class A Ordinary Shares are traded, in the over-the-counter market, or otherwise.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some, or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of our Class A Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Class A Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, our Class A Ordinary Shares may not be offered or sold, directly or indirectly, and this prospectus or any other offering material or advertisements in connection with our Class A Ordinary Shares may be distributed or published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction.

EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, and the underwriter’s accountable expenses that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee, and the Nasdaq listing application and listing fee, all amounts are estimates.

Estimated Expenses
SEC registration fee	2,053
Nasdaq listing fee	75,000
FINRA filing fee	4,329
Transfer agent fees and expenses	15,500
Printer fees and expenses	35,000
Legal fees and expenses	390,000
Accounting fees and expenses	125,000
D&O insurance premiums	500,000
Miscellaneous	3,118
Total	1,150,000

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by ArentFox Schiff LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares represented by the shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Loeb & Loeb LLP may rely upon JurisAsia LLC with respect to matters governed by Singapore law.

EXPERTS

The financial statements included in this prospectus have been audited by BF Borgers CPA PC, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The offices of BF Borgers CPA PC is located at 5400 W Cedar Ave, Lakewood, CO 80226, United States.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form F-1, including relevant exhibits, with the SEC under the Securities Act with respect to the underlying Class A Ordinary Shares represented by the shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other information requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in Sections 14(a), (b) and (c) of the Exchange Act, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

Boustead Wavefront Inc.

Condensed Consolidated Interim Statements of Financial Position

(Expressed in United States Dollars)

(Unaudited)

		June 30	December 31,
	Note	2022	2021
ASSETS
Current
Cash		$554,145	$942,326
Financial assets at fair value through profit or loss	5 & 6	-	51,000
Accounts receivable		1,481	-
Accounts receivable – related party	9	66,921	-
Prepaid expenses and other current assets		41,336	3,324
Deferred offering costs		246,036	-
		909,919	996,650
Non-Current
Equipment		3,941	-
Financial assets at fair value through profit or loss	5 & 6	-	300,000
		3,941	300,000

Total assets		$913,860	$1,296,650

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current
Accounts payable and accrued liabilities		$419,405	$4,869
Income tax payable		82,782	122,783
Due to related parties	9	80,322	215,783
		582,509	343,435

Total liabilities		582,509	343,435

Stockholders' Equity
Ordinary shares	7(b)	408,040	408,040
Contributed surplus	7(d)	234,088	-
Retained (deficit) earnings		(317,376)	539,999
Accumulated other comprehensive income		6,599	6,736
Total stockholders’ equity attributable to Boustead Wavefront Inc.’s stockholders		331,351	954,775
Non-controlling interest		-	(1,560)
Total stockholders’ equity		331,351	953,215
Total liabilities and stockholders’ equity		$913,860	$1,296,650

Commitments and contingencies	8
Subsequent events	11

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Boustead Wavefront Inc.

Condensed Consolidated Interim Statements of (Loss) Income and Comprehensive (Loss) Income

(Expressed in United States Dollars)

(Unaudited)

		Six months ended
		June 30,
	Note	2022	2021

Revenue
Consulting fees		$1,438	$232,798
Referral fees – related party	9	66,921
Total revenue		68,359	232,798

Operating expenses
Depreciation		545	-
Employee wages and benefits	7(d) & 9	342,794	90,087
General and administrative	7(d)	132,412	8,521
Professional fees		205,919	56,655
Total operating expenses		681,670	155,263

Total operating (loss) income		(613,311)	77,535

Other (expense) income
Loss on sale of subsidiaries	4 & 5	(352)	-
Foreign exchange loss		(5,987)	(543)
Interest income, net		15	94
		(6,324)	(449)

Net (loss) income from continuing operations		(619,635)	77,086

Loss from discontinued operation	5	(236,620)	-

Net (loss) income		$(856,255)	$77,086
Translation adjustment		(8)	769
Comprehensive (loss) income		$(856,263)	$77,855

Net (loss) income attributable to:
Wavefront Venture Labs' shareholders		$(857,375)	$77,134
Non-Controlling interest		1,120	(48)
		(856,255)	77,086

Comprehensive (loss) income attributable to:
Wavefront Venture Labs' shareholders		(857,385)	77,908
Non-Controlling interest		1,122	(53)
		$(856,263)	$77,855

(Loss) Earnings per share from continuing operations - basic and diluted		$(0.08)	$0.06
(Loss) earnings per share - basic and diluted		$(0.11)	$0.06
Weighteded average ordinary shares outstanding		8,000,000	1,225,688

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Boustead Wavefront Inc.

Condensed Consolidated Interim Statements of Stockholders’ Equity (Deficit)

(Expressed in United States Dollars)

(Unaudited)

							Total deficiency
					Retained	Accumulated Other	attributable to Wavefront	Non
	Note	Common Shares	Preferred Shares	Contributed Surplus	Earnings (Deficit)	comprehensive loss	Venture Labs' shareholders	Controlling Interest	Total
Balance, December 31, 2020		$7,362	$13	$-	$(96,883)	$(1,659)	$(91,167)	$(1,211)	$(92,378)
Net income		-	-	-	77,134	-	77,134	(48)	77,086
Translation adjustment		-	-	-	-	769	769	5	774
Balance, June 30, 2021		$7,362	$13	$-	$(19,749)	$(890)	$(13,264)	$(1,254)	$(14,518)

Balance, December 31, 2021		$408,040	$-	$-	$539,999	$6,736	$954,775	$(1,560)	$953,215
Net loss		-	-	-	(857,375)	-	(857,375)	1,120	(856,255)
Stock-based compensation	7(d)	-	-	234,088	-	-	234,088	-	234,088
Translation adjustment		-	-	-	-	(10)	(10)	2	(8)
Accumulated other comprehensive income reclassified upon disposition of subsidiaries	5	-	-	-	-	(127)	(127)	438	311
Balance, June 30, 2022		$408,040	$-	$234,088	$(317,376)	$6,599	$331,351	$-	$331,351

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Boustead Wavefront Inc.

Condensed Consolidated Interim Statements of Cash Flows

(Expressed in United States Dollars)

(Unaudited)

		Six months ended
		June 30,
	Note	2022	2021
Cash flows from operating activities:
Net (loss) income from continuing operations		$(619,635)	$77,087
Net loss from discontinued operations	5	(236,620)	-
Net (loss) income		(856,255)	77,087
Adjustment for non-cash items:
Stock-based compensation	7(d)	234,088	-
Loss on disposition of subsidiaries, net of cash surrendered	4	311	-
Depreciation of equipment		545	-
Working capital adjustments:
Accounts receivable		(1,381)	21,878
Prepaid expenses and other current assets		(38,119)	405
Financial assets at fair value through profit or loss		227,449	-
Deferred offering costs		(246,036)	-
Accounts receivable - related party	9	(66,921)	-
Accounts payable and accrued liabilities		414,536	(5,784)
Due to related parties	9	(135,461)	(30,433)
Income tax paid		(40,001)	-
Net cash flows (used in) provided by operating activities		(507,245)	63,153

Cash flows from investing activities:
Proceeds from sale of financial assets at fair value through profit or loss	5	878,551	-
Purchase of financial assets at fair value through profit or loss		(755,000)	-
Purchase of equipment		(4,487)	-
Net cash flows provided by investing activities		119,064	-

Cash flows from financing activities
Net cash flows provided by (used in) financing activities		-	-

Net change in cash flows		(388,181)	63,153
Effect of exchange rate differences on cash		-	(2,637)
Cash balance, beginning of the year		942,326	126,363
Cash balance, end of the period		$554,145	$186,879

The accompanying notes are an integral part of these condensed consolidated interim financial statements.

Boustead Wavefront Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

(Unaudited)

1.	Nature of Operations

Boustead Wavefront Inc. (“Wavefront” or the “Company”) was incorporated on November 12, 2021 in the Cayman Islands as a Company Limited by Shares. The Company is domiciled in the Cayman Islands. The address of the Company’s registered office is: 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009. On December 31, 2021, the Company entered into a share exchange agreement with Boustead Wavefront Pte. Ltd. (“BW”) and acquired the issued and outstanding shares of BW (see note 3). BW has been identified as the acquirer for accounting purposes, and accordingly the entity is considered to be a continuation of BW and the net assets of Wavefront are deemed to have been acquired by BW. The comparative figures are those of BW prior to the share exchange transaction.

The Company is a Singapore-based investment and advisory firm. We are affiliated with Boustead Securities and given this affiliation, we anticipate that most of our referrals for Initial Public Offerings (“IPOs”) will be underwritten by Boustead Securities. There exist no agreements, understandings or arrangements in place between us and Boustead Securities, however, once the Company has received its CMS license, the Company anticipates entering into underwriting, selling group, and commission sharing agreements with Boustead Securities.   The Company offers a broad range of corporate development and advisory services, including advisory on financing, intellectual property strategy and monetization, corporate development, and mergers and acquisitions transactions.

2.	Basis of preparation

(a)	Statement of compliance

These condensed consolidated interim financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”).

These condensed consolidated interim financial statements have been prepared in accordance with International Accounting Standard (“IAS”) 34 Interim Financial Reporting and have been prepared using the same accounting policies and methods of application as those used in the Company’s audited consolidated financial statements for the year ended December 31, 2021. These condensed consolidated interim financial statements do not include all of the information required for full annual consolidated financial statements and should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2021.

(b)	Basis of preparation

These condensed consolidated interim financial statements have been prepared on the historical cost basis except for financial instruments at fair value through profit or loss (“FVTPL”) which are measured at fair value.

(c)	Functional and presentation currency

These condensed consolidated interim financial statements are prepared in United States dollars (“USD”), which is the parent Company’s functional currency. The functional currency of the Company’s former subsidiaries (see note 4) was the Singapore Dollar (“SGD”) and their financial statements were prepared using that functional currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)	Use of estimates and judgments

The preparation of condensed consolidated interim financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the period. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year are included in the following notes to the Company’s consolidated financial statements for the year ended December 31, 2021:

●	Note 3(c): Estimates of the fair value of the Company’s financial instruments measured at FVTPL

●	Note 3(d): Estimates of variable consideration receivable from revenue from contracts with customers

●	Note 3(g): Estimates and assessment of the income tax assets/liabilities

●

Note 4: Judgment that Boustead Wavefront Pte. Ltd. is the accounting acquirer in the Transaction (as defined in note 4) as the post-Transaction activities are a continuation of the operations of Boustead Wavefront Pte. Ltd. and Boustead Wavefront Inc. did not constitute a business prior to the Transaction

During the six months ended June 30, 2022, as a result of the adoption of the Company’s Equity Incentive Plan, the Company made significant estimates in determining the inputs to the Black-Scholes Model and binomial model calculations to determine the fair value of stock-based compensation awards (see note 7(d)).

3.	Acquisition

On December 31, 2021, the Company entered into a share-exchange agreement with BW (the “Transaction”). Each common share and each outstanding preferred share in the share capital of BW converted into approximately 0.293578 shares in the share capital of the Company (the “Exchange Ratio”), with no fractional shares issued. Immediately after the completion of the Transaction, the shareholders of the Company held 6.4 million common shares (80%) and the shareholders of BW held 1.6 million common shares (20%).

The Transaction has been accounted for as BW being the accounting acquirer, due to the continuation of the operations of BW and the formation of the Company for the purpose of completing the Transaction. As the Company did not meet the definition of a business in accordance with IFRS 3 – Business Combinations, the acquisition was accounted for as a purchase of the Company’s assets by BW. The consideration paid was determined as an equity settled share-based payment in accordance with IFRS 2 – Share-based Payments, and was measured at the fair value of the equity of the Company retained by the shareholders of the Company based on the value of the shares issued in the Company’s initial financing.

The Comparative figures that are presented in the consolidated financial statement reflect those of BW. The consolidated statements of profit or loss include the full results of BW from January 1, 2022 to June 30, 2022.

4.	Sale of subsidiaries

On February 23, 2022, the Company sold its subsidiaries Vytal Systems Pte. Ltd., Sonik Cooking Technologies Pte. Ltd., Fast Salt Pte. Ltd., One10 Food Sciences Pte. Ltd., and Q Thermal Pte. Ltd. for consideration of $1 (S$ 1.00), as the economic value of those subsidiaries were nil, and had been created for various projects that were no longer of any value or promise. As the subsidiaries did not represent a distinct component of the Company, the losses incurred by the former subsidiaries have not been accounted for as discontinued operations.

Set out below is a summary of the details of the sale of the subsidiaries:

Consideration received	$4
Carrying amount of net assets sold	(45)
Gain on sale before income tax and reclassification of accumulated other comprehensive income	(41)
Reclassification of accumulated other comprehensive income	(311)
Loss on sale, net of tax	$(352)

At the date of disposition, the net assets sold consisted of cash of $45. The Company has agreed to continue to pay additional operating costs of the former subsidiaries for a limited period of time. As of June 30, 2022, the Company paid $9,171 of costs associated with this agreement, which have been recorded as discontinued operations in the period.

5.	Discontinued operation

On May 24, 2022, in anticipation of the consummation of an IPO, the Company has divested its strategic investments in pre-IPO and IPO offerings of companies where its affiliate Boustead Securities LLC had been engaged as the firm commitment underwriter (the “Investment Portfolio”). The portfolio sale was consummated on May 24, 2022 and was intended to ensure that the Company would not be deemed to be an investment company for purposes of the 1940 Act after completion of its IPO.

Set out below is the financial performance and cash flow information for the period ended May 24, 2022 for the Investment Portfolio:

Realized loss from financial assets at fair value through profit or loss	$(227,449)
Loss from discontinued operation	$(227,449)

Net cash from operating activities	$227,449
Net cash from investing activities(*)	156,665
Net cash flows from discontinued operations	$384,114
(*) – Includes consideration of $878,551 received on disposition

Set out below is the details of the sale of the Investment Portfolio:

Consideration received	$878,551
Carrying amount of investment portfolio	(878,551)
Gain (loss) on disposition of investment portfolio	$-

6.	Financial assets at fair value through profit or loss

The Company’s equity instruments measured at FVTPL as at December 31, 2021 consisted of non-listed equity investments and are summarized below:

As at December 31, 2021	Number of shares	Fair value
Company A	100,000	$100,000
Company B	100,000	100,000
Company C	40,000	100,000
Total equity investments		300,000

(i)	Company A

During the year ended December 31, 2021, the Company purchased 100,000 common shares in Company A at an average price of $1.00 per common share.

(ii) Company B

During the year ended December 31, 2021, the Company purchased 100,000 common shares in Company B at an average price of $1.00 per common share.

(iii) Company C

During the year ended December 31, 2021, the Company purchased 40,000 common shares in Company C at an average price of $2.50 per common share.

7.	Share capital

(a)	Authorized

As of June 30, 2022, the Company’s share capital consists of the following:

●	Class A (“Class A”) ordinary shares, 490,000,000 authorized, par value of $0.0001 per share, one (1) vote on all matters subject to vote by members, voting together as a single class on all matters submitted to vote for members’ consent.

●	Class B (“Class B”) ordinary shares, 10,000,000 authorized, par value of $0.0001 per share, ten (10) votes on all matters subject to vote by holders, voting together as a single class on all matters submitted to vote for members’ consent. Class B shares automatically converted to Class A shares, on a 1:1 basis upon transfer to another party or at the discretion of the holder.

As of December 31, 2021, the Company had authorized share capital of 500,000,000 Ordinary shares with a par value of $0.0001 per share. On April 7, 2022, upon a resolution of the Company’s shareholders, the Company effected the following changes to its share capital:

●	10,000,000 of the authorized but unissued Ordinary shares were cancelled;

●	10,000,000 Class B shares were created;

●	Each of the 8,000,000 Ordinary shares in issue were repurchased in consideration for the issuance of 8,000,000 Class B shares;

●	All of the authorized but unissued 490,000,000 Ordinary shares were cancelled and re-designated as Class A shares.

(b)	Shares issued and outstanding

Shares issued and outstanding are as follows:

(i) Class A Ordinary shares

	Number of shares	Par value	Share premium	Amount
Date of adoption, April 7, 2022	-	-	-	-
Balance, June 30, 2022	-	$-	$-	$-

(ii) Class B Ordinary Shares

	Number of shares	Par value	Share premium	Amount
Date of adoption, April 7, 2022	-	-	-	-
Conversion of ordinary shares	8,000,000	800	407,240	408,040
Balance, June 30, 2022	8,000,000	$800	$407,240	$408,040

(iii) Ordinary shares

	Number of shares	Par value	Share premium	Amount
Balance, December 31, 2020	4,175,000	-	7,362	7,362
Shares issued for cash	825,002	-	400,025	400,025
Elimination of Wavefront Pte. Ltd. shares (note 4)	(5,000,002)	-	-	-
Conversion to Boustead Wavefront Inc shares at 0.293578 per Wavefront Pte. Ltd. Share (note 4)	1,467,890	147	(147)	-
Shares issued to Boustead Wavefront Preferred Shareholders at 0.293578 per Wavefront Pte. Ltd. Share (note 4)	132,110	13	-	13
Shares issued to Boustead Wavefront Shareholders	6,400,000	640	-	640
Balance, December 31, 2021	8,000,000	$800	$407,240	$408,040
Shares converted to Class B ordinary shares	(8,000,000)	(800)	(407,240)	(408,040)
Balance, June 30, 2022	-	$-	$-	$-

(iv) Class A Preference Shares

	Number of
	shares	Amount
Balance, December 31, 2020	450,000	$13
Elimination of Wavefront Pte. Ltd. shares (note 3)	(450,000)	(13)
Balance, December 31, 2021	-	$-
Balance, June 30, 2022	-	$-

(c)	Earnings per share

The weighted average number of ordinary shares outstanding for the six months ended June 30, 2022 was 8,000,000. The weighted average number of ordinary shares outstanding for the year ended June 30, 2021 was 1,225,688, adjusted for the Exchange ratio of 0.293578 (see note 3).

(d)	Stock-based compensation

On May 23, 2022, the Company’s board of directors approved the adoption of the Company’s 2022 Omnibus Equity Incentive Plan (the “2022 Equity Incentive Plan”) authorizing the grant of Incentive Stock Options (“Options”) to employees and directors of the Company.

The Company issued Options to employees and directors of the Company to purchase up to 9.4 percent of the Company’s total shares immediately after the completion of an Initial Public Offering (“IPO”) on a fully diluted basis, subject to multiple vesting conditions. In addition, Options have been granted to certain business development persons, the vesting conditions of which are dependent on their sales performance. During the six months ended June 30, 2022, the Company recorded stock-based compensation expense of $159,503 (2021 - $0) within employee wages and benefits associated with the service cost of the Options issued to management and $74,585 (2021 - $0) within general and administrative expense associated with the service cost of the Options issued to directors of the Company. The Company determines the fair value of Options at the measurement date using a Black-Scholes model for Options that are subject to non-market performance conditions and Monte Carlo simulation for Options that are subject to a market performance condition. The Black Scholes option pricing model considers the expected life of the Options on current expectations and is not necessarily indicative of exercise patterns that may occur. The expected volatility is based on a proxy the share prices of similar publicly listed Company’s and reflects an assumption that the historical volatility over a period similar to the life of the Options is indicative of future trends, which may not reflect the actual outcome. The Monte Carlo simulation approach is a class of computational algorithms that rely on repeated random sampling to compute their results. This approach allows the calculation of the value of such stock options based on a large number of possible stock price path scenarios. Expense for the market-condition stock options will be recognized over the derived service period as determined through the Monte Carlo simulation model.

The service cost of the Options granted during the six months ended June 30, 2022 was determined based on the fair value of the Options at the date of measurement under each of the Black-Scholes Model and Monte Carlo Simulation utilizing the following inputs:

Six months ended June 30, 2022	Black-Scholes	Monte Carlo
Stock price	$6.00	$6.00
Exercise price	$6.00	$6.00
Expected option life	5.16 – 5.66 years	5.72 years
Risk-free interest rate	3.25%	3.25%
Dividend yield	-	-
Expected volatility	60%	60%

8.	Commitment and contingency

(a)	Commitment

On February 23, 2022, in accordance with the sale of the Company’s subsidiaries (see note 4), the Company was released from an agreement previously entered into on February 24, 2020. In accordance with agreement, the Company acquired an exclusive license to certain patent and non-patent intellectual property, in which the Company intended to identify potential third parties, of whom sublicensing rights could be sold, to develop food products utilizing the licensed intellectual property. If the Company failed to meet certain objectives, and a remedy could not be achieved, the licensor would have the option to convert the license to a non-exclusive license. In accordance with the royalty obligation, the Company was required to repay the licensor three (3%) of all future revenue relating to the license issued by the Company, subject a minimum repayments schedule.

The note was also subject to early termination (see note 8(b)) upon the occurrence of certain triggering events. On February 24, 2022, the license agreement was amended with immediate effect to reflect i) the conversion to non-exclusive license, ii) reduction in the royalty rate and, (iii) the waiver of minimum annual royalty.

The Company has no outstanding commitments to this agreement as of June 30, 2022.

(b)	Contingency

On February 23, 2022, in accordance with the sale of the Company’s subsidiaries (see note 4), the Company was released from a contingency in which upon occurrence of specified triggering events, the Company was required to settle the remaining royalty obligation (the “Accelerated Royalty”), described in note 8(a)(i), within thirty (30) days of a triggering event, the occurrence of such a result of a change of control, a listing on a public stock exchange or a liquidation or dissolution of the Company. The amount of the Accelerated Royalty was based on a future valuation of the Company and financing obtained.

The Company has no outstanding contingencies to this agreement as of June 30, 2022.

9.	Related party transactions

The Company has identified its Board of Directors, Chief Executive Officer (“CEO”), and Chief Financial Officer (“CFO”) as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

During the six months ended June 30, 2022, compensation for the Company’s key management personnel totaled $120,063 (2021 - $82,580). During the six months ended June 30, 2022, the Company recorded stock-based compensation expense of $159,503 (2021 - $0) within employee wages and benefits associated with the service expense of Options issued to management and $74,585 within general and administrative expenses associated with the service expense of Options issued to directors of the Company. As at June 30, 2022, included in due to related parties was $19,145 (December 31, 2021 - $149,505) payable to directors and officers of the Company. Amounts payable are unsecured, non-interest bearing, and due on demand.

As at June 30, 2022, included in due to related parties is $61,177 (December 31, 2021 - $61,252) payable to Boustead and Company Limited, a controlling shareholder of the Company. Boustead and Company Limited has paid various expenses on behalf of the Company. Amounts payable are unsecured, non-interest bearing, and due on demand.

During the six months ended June 30, 2022, the Company recorded $66,921 of revenue from Boustead Securities, LLC. As at June 30, 2022 $66,921 (December 31, 2021 - $0) is recorded as accounts receivable – related party.

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

10.	Segmented info

The Company’s operations are classified as a single segment in which the Company provides consulting services to Asia-based high-growth companies in two additional areas of focus: corporate finance advisory targeting high-intellectual property content companies and IPO origination and execution for Nasdaq and NYSE listings.

During the six months ended June 30, 2022, the Company earned 98% of its consulting revenue from one customer (2021 – 74% of its revenue from two customers). During the six months ended June 30, 2021, customers comprising greater than 10% of revenue were Customer A – 39%; Customer B – 36% and Customer C – 12%.

Set out below is the Company’s consulting revenue earned by geographic location for the six months ended June 30, 2022 and 2021:

Six months ended June 30	2022	2021
Singapore	$1,438	$122,694
Israel	66,921	-
USA	-	94,164
Other	-	15,940
	$68,359	$232,798

11.	Subsequent events

On August 30, 2022, the board of directors and shareholders approved the Amended and Restated 2022 Omnibus Equity Incentive Plan. The maximum aggregate number of Class A Ordinary Shares that may be issued under the Plan has increased from 15% to 20% of the total outstanding Ordinary Shares on a fully diluted basis as of the completion of IPO.

On August 31, 2022, an aggregate of 1,754,587 of Class B Ordinary Shares were converted by the holders into an aggregate of 1,754,587 Class A Ordinary Shares, in anticipation of the Company’s initial public offering.

On August 31, 2022, the Company’s controlling shareholder. Boustead & Company Limited (“BCL”), and certain of its shareholders completed a share exchange whereby these BCL shareholders exchanged certain of their shares in BCL for an aggregate of 436,991 Class B Ordinary Shares previously owned by BCL (the “Share Exchange”), and simultaneously with the Share Exchange those 436,991 Class B Ordinary Shares were automatically converted into 436,991 Class A Ordinary Shares.

On August 31, 2022, the Company granted an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreement to directors and officers. As a result of the Share Conversion, the Share Exchange and Grant, as of the date of this prospectus, there are an aggregate of 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding, for a total of 8,500,000 Ordinary Shares outstanding as of the date hereof, all of which are owned by our current shareholders.

On August 31, 2022, the Company granted options to purchase 700,000 Class A Ordinary Shares under the Equity Incentive Plan. The Class A Ordinary Shares issuable upon the exercise of these options has increased from 9.4% to 15.1% of the issued and outstanding Ordinary Shares on a fully diluted basis. In addition, stock options under the Plan have been granted to certain business development persons, the vesting conditions of which are dependent on their sales performance.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Boustead Wavefront Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Boustead Wavefront Inc. (the “Company”), as of December 31, 2021 and 2020, the related consolidated statements of income and other comprehensive income, changes in shareholders’ equity (deficit) and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the years ended December 31, 2021 and 2020, in conformity with the International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

BF Borgers CPA PC

Served as Auditor since 2021

Lakewood, CO

February 8, 2022

Boustead Wavefront Inc.

Consolidated Statements of Financial Position

(Expressed in United States Dollars)

		December 31,	December 31,
	Note	2021	2020
ASSETS
Current
Cash		$942,326	$126,363
Financial assets at fair value through profit or loss	6	51,000	-
Accounts receivable	5	-	22,029
Prepaid expenses and other current assets		3,224	3,375
		996,650	151,767

Non-Current
Financial assets at fair value through profit or loss	6	300,000	-

Total assets		$1,296,650	$151,767

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current
Accounts payable and accrued liabilities		$4,869	$16,446
Income tax payable	8	122,783	-
Due to related parties	10	215,783	227,699
		343,435	244,145

Total liabilities		343,435	244,145

Stockholders’ Equity (Deficit)
Ordinary shares	7(b)	408,040	7,362
Preference shares	7(b)	-	13
Retained earnings (deficit)		539,999	(96,883)
Accumulated other comprehensive income (loss)		6,736	(1,659)
Total stockholders’ equity (deficit) attributable to Shareholders of Boustead Wavefront Inc.		954,775	(91,167)
Non-controlling interest		(1,560)	(1,211)
Total stockholder’s equity (deficit)		953,215	(93,378)
Total liabilities and equity		$1,296,650	$151,767

Commitments and contingencies	9
Subsequent events	16

The accompanying notes are an integral part of these consolidated financial statements.

Boustead Wavefront Inc.

Consolidated Statements of Income and Comprehensive Income

(Expressed in United States Dollars)

		Year ended
		December 31,
	Note	2021	2020

Revenue
Consulting fees		$230,813	$422,909
Realized gains from financial assets at fair value through profit or loss	6	998,260	-
Unrealized loss from financial assets at fair value through profit or loss	6	(49,000)	-
Total revenue		1,180,073	422,909

Operating expenses
Employee wages and benefits	10	178,638	175,841
Professional fees		130,844	147,364
Brokerage fees		60,044	-
Rent expense		8,101	13,559
General and administrative		6,543	7,086
Travel expenses		647	1,139
Insurance expense		-	30,457
Total operating expenses		384,817	375,446

Total operating income		795,256	47,463

Other (expense) income
Transaction costs	4	(22,618)	-
Foreign exchange loss		(13,264)	(1,171)
Interest income, net		105	19
		(35,777)	(1,152)

Net income before income tax		759,479	46,311
Income tax expense	8	122,783	-

Net income		$636,696	$46,311
Translation adjustment		8,232	(664)
Comprehensive income		$644,928	$45,647

Net income attributable to:
Shareholders of Boustead Wavefront Inc.		636,882	47,243
Non-Controlling interest		(186)	(932)
		$636,696	$46,311

Comprehensive income attributable to:
Shareholders of Boustead Wavefront Inc.		645,275	46,860
Non-Controlling interest		(347)	(1,213)
		$644,928	$45,647

Earnings per share - basic and diluted		$0.49	$0.18
Weighteded average ordinary shares outstanding		1,305,960	267,586

The accompanying notes are an integral part of these consolidated financial statements.

Boustead Wavefront Inc.

Consolidated Statements of Stockholders’ Equity (Deficit)

(Expressed in United States Dollars)

Attributable to shareholders of Boustead Wavefront Inc.
		Ordinary	Preferred	Retained Earnings	Accumulated Other Comprehensive		Non Controlling	Total
	Note	Shares	Shares	(Deficit)	Loss	Total	Interest	Equity
Balance, December 31, 2019		$7,241	$-	$(144,126)	$(1,276)	$(138,161)	$-	$(138,161)
Issuance of shares for cash	7(b)	121	13	-	-	134	2	136
Net loss		-	-	47,243	-	47,243	(932)	46,311
Translation adjustment		-	-	-	(383)	(383)	(281)	(664)
Balance, December 31, 2020		$7,362	13	$(96,883)	$(1,659)	$(91,167)	$(1,211)	$(92,378)

Balance, December 31, 2020		$7,362	$13	$(96,883)	$(1,659)	$(91,167)	$(1,211)	$(92,378)
Issuance of shares for cash	7(b)	400,025	-	-	-	400,025	-	400,025
Acquisition	4	653	(13)	-	-	640	-	640
Net income		-	-	636,882	-	636,882	(186)	636,696
Translation adjustment		-	-	-	8,395	8,395	(163)	8,232
Balance, December 31, 2021		$408,040	$-	$539,999	$6,736	$954,675	$(1,560)	953,215

The accompanying notes are an integral part of these consolidated financial statements.

Boustead Wavefront Inc.

Consolidated Statements of Cash Flows

(Expressed in United States Dollars)

		Year ended
		December 31,
	Note	2021	2020
Cash flows from operating activities:
Net income before income tax		$759,479	$46,311
Adjustments for non-cash item
Non-cash transaction costs	4	22,618	-
Unrealized losses on financial assets at fair value through profit or loss		49,000	-

Working capital adjustments:
Accounts receivable		21,691	(20,885)
Financial assets at fair value through profit or loss	6	(403,472)	-
Prepaid expenses and other current assets		81	(1,688)
Accounts payable and accrued liabilities		(6,238)	13,664
Net cash flows provided by operating activities		443,159	37,402

Cash flows from investing activities:

Net cash flows provided by investing activities		-	-

Cash flows from financing activities:
Advances from related parties	10	39,419	76,310
Advances to related parties	10	(73,771)	-
Ordinary shares issued for cash, net	7(b)	400,025	121
Preferred shares issued for cash	7(b)	-	13
Net cash flows provided by financing activities		365,673	76,444

Net change in cash flows		808,832	113,846
Effect of exchange rate differences on cash		7,131	4,975
Cash balance, beginning of the year		126,363	7,542
Cash balance, end of the year		$942,326	$126,363

The accompanying notes are an integral part of these consolidated financial statements.

Boustead Wavefront Inc.

Notes to the Consolidated Financial Statements

(Expressed in United States Dollars)

1.	Nature of Operations

Boustead Wavefront Inc. (“Wavefront” or the “Company”) was incorporated on November 12, 2021 in the Cayman Islands as a Company Limited by Shares. The Company is domiciled in the Cayman Islands. The address of the Company’s registered office is: 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009. On December 31, 2021, the Company entered into a share exchange agreement with Boustead Wavefront Pte. Ltd. (“BW”) and acquired the issued and outstanding shares of BW (see note 4). BW has been identified as the acquirer for accounting purposes, and accordingly the entity is considered to be a continuation of BW and the net assets of Wavefront are deemed to have been acquired by BW. The comparative figures are those of BW prior to the share exchange transaction.

The company is a Singapore-based investment and advisory firm. We are affiliated with Boustead Securities and given this affiliation, we anticipate that most of our referrals for IPOs will be underwritten by Boustead Securities. There exist no agreements, understandings or arrangements in place between us and Boustead Securities, however, once the Company has received its CMS license, the Company anticipates entering into underwriting, selling group, commission sharing and referral agreements with Boustead Securities. The company operates a cross-over investment platform and invests principal capital in pre-IPO financings of IPO candidates for ultimate listing on NASDAQ. Given the genesis and affiliation with Boustead Securities and its parent, BCL, it is anticipated that, most of the cross-over investments will be in those transactions underwritten and offered by Boustead Securities.   The company offers a broad range of corporate development and advisory services, including advisory on financing, intellectual property strategy and monetization, corporate development, and mergers and acquisitions transactions.

2.	Basis of preparation

(a)	Statement of compliance

These consolidated financial statements, including comparatives, have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC).

These consolidated financial statements were authorized for issue by the Board of Directors on February 8,  2022.

(b)	Basis of preparation

These consolidated financial statements have been prepared on the historical cost basis except for financial instruments at fair value through profit or loss (“FVTPL”) which are measured at fair value.

(c)	Functional and presentation currency

These consolidated financial statements are prepared in United States dollars (“USD”), which is the parent Company’s functional currency. The Company’s subsidiaries have multiple functional currencies (see note 3(a)) and prepares the financial statements using their respective functional currency. All financial information has been rounded to the nearest dollar except where indicated otherwise.

(d)	Use of estimates and judgments

The preparation of consolidated financial statements in conformity with IFRS requires management to make estimates, judgements and assumptions that affect the application of accounting policies and the reported amounts of assets, liabilities, revenue and expenses during the period. Estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimates are revised and in any future periods affected. Areas in which management has made critical judgments in the process of applying accounting policies and that have the most significant effect on the amounts recognized in the consolidated financial statements include the determination of the Company’s and its subsidiaries’ functional currencies. Information about key assumptions and estimation uncertainties that have a significant risk of resulting in a material adjustment to the carrying amount of assets and liabilities within the next financial year are included in the following notes to the consolidated financial statements for the years ended December 31, 2021 and 2020:

●	Note 3(c): Estimates of the fair value of the Company’s financial instruments measured at FVTPL

●	Note 3(d): Estimates of variable consideration receivable from revenue from contracts with customers

●	Note 3(g): Estimates and assessment of the income tax assets/liabilities

●	Note 4: Judgment that Boustead Wavefront Pte. Ltd. is the accounting acquirer in the Transaction (as defined in note 4) as the post-Transaction activities are a continuation of the operations of Boustead Wavefront Pte. Ltd. and Boustead Wavefront Inc. did not constitute a business prior to the Transaction

3. Significant accounting policies:

(a)	Basis of consolidation

These consolidated financial statements include the accounts of the Company and its subsidiaries. Subsidiaries are entities that are controlled by the Company. Control exists when the Company has power over the investee and the Company is exposed or has the rights to variable returns from the investee. Subsidiaries are included in the consolidated financial results of the Company from the effective date of acquisition up to the effective date of disposition or loss of control. The financial statements of the subsidiaries are prepared for the same reporting period as the parent company, using consistent account policies. All intercompany transactions and balances and unrealized gains and losses from intercompany transactions have been eliminated.

As at December 31, 2021, the Company’s subsidiaries are as follows:

Entity	Jurisdiction	Ownership %	Functional Currency
Boustead Wavefront Pte. Ltd.	Singapore	100%	USD(*)
Sonik Cooking Technologies Pte. Ltd.	Singapore	100%	SGD
Fast Salt Pte. Ltd.	Singapore	100%	SGD
One10 Food Sciences Pte. Ltd.	Singapore	100%	SGD
Vytal Systems Pte. Ltd.	Singapore	100%	SGD
Q Thermal Pte. Ltd.	Singapore	70%	SGD

(*)	During the year ended December 31, 2021, the Company determined that the functional currency of Boustead Wavefront Pte. Ltd. had become the USD (previously SGD). The change was applied prospectively with no impact to prior reporting.

Included in these Consolidated Financial Statements is the results of One10 Food Sciences Pte. Ltd. (“One10”) for the years ended December 31, 2021 and 2020, while the Company acquired the issued and outstanding shares of One10 on February 12, 2020 (see note 8). The Company has determined that through common control of the Company and One10 and significant intercompany transactions, the Company had power over the investee during this period.

(b)	Foreign currency

Items included in the financial statements of each of the Company’s consolidated subsidiaries are measured using the currency of the primary economic environment in which each subsidiary operates (the functional currency). The consolidated financial statements are presented in United States dollars. All assets and liabilities in each statement of financial position are translated at the closing rate at the date of that statement of financial position. All income and expenses are translated at exchange rates at the dates of the transactions.

Foreign currency transactions are translated into the respective functional currencies of the Company and its subsidiaries using the exchange rates prevailing at the dates of the transactions. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation at period-end exchange rates of monetary assets and liabilities denominated in foreign currencies are recognized in profit and loss. Non-monetary items that are not carried at fair value are translated using the exchange rates as at the date of the initial transaction. Non-monetary items measured at fair value in a foreign currency are translated using the exchange rates at the date when the fair value is determined.

The results and financial position of the Company’s foreign subsidiaries that have a different functional currency from the Company’s functional and presentation currency are translated into United States dollars as follows:

(i)	Assets and liabilities of the foreign subsidiary are translated at the closing exchange rate on the date of the consolidated statement of financial position;

(ii)	Revenue and expenses of the foreign subsidiary are translated at the average closing exchange rate for the period reported in the consolidated statement of profit or loss. When the average exchange rate does not provide a reasonable approximation of the cumulative effect of the rates prevailing on the transaction date, the Company utilizes the closing exchange rate on the date of the transaction;

(iii)	The exchange rate differences for foreign subsidiaries are recognized in other comprehensive income in the cumulative translation account.

(c)	Financial instruments

(i)	Financial assets

The Company initially recognizes a financial asset on the trade date at which the Company becomes a party to the contractual provisions of the instrument.

Upon recognition of a financial asset, classification is made based on the business model for managing the asset and the asset’s contractual cash flow characteristics. The financial asset is initially recognized at its fair value and subsequently classified and measured as (i) amortized cost; (ii) fair value through other comprehensive income (“FVOCI”); or (iii) FVTPL. Financial assets are classified as FVTPL if they have not been classified as measured at amortized cost or FVOCI. Upon initial recognition of an equity instrument that is not held-for-trading, the Company may irrevocably designate the presentation of subsequent changes in the fair value of such equity instrument as FVTPL.

The Company derecognizes a financial asset when the contractual rights to the cash flows from the asset expire, or it transfers the rights to receive the contractual cash flows on the financial asset in a transaction in which substantially all the risks and rewards of ownership of the financial asset are transferred. Financial assets and liabilities are offset and the net amount presented in the consolidated statements of financial position when, and only when, the Company has a legal right to offset the amounts and intends either to settle on a net basis or to realize the asset and settle the liability simultaneously. The Company has classified all of its financial assets as financial assets measured at amortized cost or FVTPL. The Company has not classified any financial assets as FVOCI.

Financial assets measured at amortized cost

A non-derivative financial asset is measured at amortized cost when both of the following conditions are met: (i) the asset is held within a business model whose objective is to hold assets in order to collect the contractual cash flows; and (ii) the contractual terms of the financial asset give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. Such assets are recognized initially at fair value plus any directly attributable transaction costs and measured at amortized cost using the effective interest method subsequent to initial recognition, loans and receivables are measured at amortized cost. Financial assets measured at amortized cost are comprised of cash and accounts receivable.

Financial assets measured at FVTPL

A financial asset is measured at FVTPL unless it has been measured at amortized cost or designated as FVOCI. Financial assets measured at FVTPL are carried at fair value in the statements of financial position with changes in fair value recognized in profit or loss at the end of each reporting period.

(ii)	Financial liabilities

The Company recognizes a financial liability on the trade date in which it becomes a party to the contractual provisions of the instrument at fair value plus any directly attributable costs. Financial liabilities are subsequently measured at amortized cost or FVTPL, and are not subsequently reclassified. The Company’s financial liabilities are accounts payable and accrued liabilities, and due to related parties which are recognized on an amortized cost basis.

Financial liabilities measured at amortized cost

All financial liabilities are recognized initially on the trade date at which the Company becomes a party to the contractual provisions of the instrument. Such financial liabilities are recognized initially at fair value plus any directly attributable transaction costs. All financial liabilities are measured at amortized cost, except for financial liabilities measured at FVTPL. A financial liability may no longer be reclassified subsequent to initial recognition. Subsequent to initial recognition, financial liabilities are measured at amortized cost using the effective interest method.

The Company derecognizes a financial liability when its contractual obligations are discharged or cancelled, or when they expire. The Company has classified its accounts payable and accrued liabilities and due to related parties as non-derivative financial liabilities measured at amortized cost: accounts payable and accrued liabilities.

(d)	Revenue recognition

The Company earns revenue from its customers through the provision of consulting services, which is generally measured over time and recognized as the Company provides services to the customer and the customer is able to receive and consume the benefits of these services as the Company performs. The Company identifies the performance obligations in the contract, each of which represent a service or a bundle of services that are distinct. If a service is not distinct, it is combined with other promised services until a bundle of services is distinct, resulting in accounting for all of the services as a single performance obligation. In determining the satisfaction of the performance obligation, measured over time, the Company generally records revenue based on time elapsed in the contract.

The Company’s revenue earned from realized and unrealized gains and losses from financial instruments at fair value through profit or loss is recorded in accordance with the Company’s accounting policies for financial assets measured at FVTPL (see note 3(c)(i)).

(e)	Impairment of non-financial assets

The Company assesses at each reporting period whether there is an indication that a non-financial asset may be impaired. An impairment loss is recognized when the carrying amount of an asset, or its cash generating unit (“CGU”), exceeds its recoverable amount. Impairment losses are recognized in net loss and comprehensive loss and included in research and development expense if they relate to patents. A CGU is the smallest identifiable group of assets that generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets. The recoverable amount is the greater of the asset’s or CGU’s fair value less costs to sell and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset or CGU. In determining fair value less cost to sell, an appropriate valuation model is used. For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the CGU to which the asset belongs.

Impairment losses recognized in prior periods are assessed at each reporting date for any indications that the loss has decreased or no longer exists. An impairment loss is reversed if there has been a change in the estimates used to determine the recoverable amount. An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of amortization, if no impairment loss had been recognized.

(f)	Income Taxes

Income tax expense comprises current and deferred taxes. Current taxes and deferred taxes are recognized in profit or loss except to the extent that it relates to a business combination, or items recognized directly in equity or in other comprehensive loss.

Current taxes are the expected tax receivable or payable on the taxable income or loss for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax receivable or payable in respect of previous years. Deferred taxes are recognized in respect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for taxation purposes.

Deferred taxes are not recognized for the following temporary differences: the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss, and differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

In addition, deferred taxes are not recognized for taxable temporary differences arising on the initial recognition of goodwill. Deferred taxes are measured at the tax rates that are expected to be applied to temporary differences when they reverse, based on the tax laws that have been enacted or substantively enacted by the reporting date. Deferred tax assets and liabilities are offset if there is a legally enforceable right to offset current tax assets and liabilities, and they relate to income taxes levied by the same tax authority on the same taxable entity, or on different tax entities, but they intend to settle current tax assets and liabilities on a net basis or their tax assets and liabilities will be realized simultaneously.

A deferred tax asset is recognized for unused tax losses, tax credits and deductible temporary differences, to the extent that it is probable that future taxable profits will be available against which they can be utilized. Deferred tax assets are reviewed at each reporting date and are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

(g)	Leases

At the inception of a contract, the Company considers whether a contract is, or contains a lease. A contract is, or contains a lease, if the contract provides the right to control the use of a specified assets, for a period of time, in exchange for consideration. The following criteria are utilized to determine whether a contract is, or contains a lease:

●	The contract provides for the use of a specified assets, implicitly or explicitly, and is physically distinct or represents substantially all of the capacity of such asset. There is no specified asset if the lessor holds substantive substitution rights;

●	The Company has the right to obtain substantially all of the economic benefits from use of the asset throughout the specified period; and

●	The Company has the right to direct the use of the specified asset, which is held when it holds the right to make decisions that are most relevant to the use of the asset, including the ability to change how and for what purpose the specified asset is used.

The Company utilizes an available exemption to exemption recognition of a right-of-use asset and lease liability for specified assets of a short-term nature or a low-underlying value. The leases for which the Company has entered into are short-term leases, with an expected lease term ending within twelve (12) months of the current reporting period, and are recorded in profit or loss as incurred.

(h)	Earnings per share

The Company presents basic earnings per share (“EPS”) data for its Ordinary Shares. Basic EPS is calculated by dividing the profit or loss attributable to ordinary shareholders of the Company by the weighteded average number of Ordinary Shares outstanding during the period, adjusted for the Company’s own shares held. Diluted EPS is computed similar to basic EPS except that the weighteded average shares outstanding are increased to include additional shares for the assumed exercise of any exercisable instruments, if dilutive. The number of additional shares is calculated by assuming that outstanding exercisable instruments were exercised and that the proceeds from such exercise were used to acquire common shares at the average market price during the reporting periods.

(i)	New standard issued not yet adopted

In January 2020, the IAS issued an amendment to IAS 1 Presentation of Financial Statements that clarifies the criterion for classifying a liability as non-current relating to the right to defer settlement of a liability for at least 12 months after the reporting period. The amendment applies to annual reporting periods beginning on or after January 1, 2023. The Company does not expect the amendments to have a significant impact on the consolidated financial statements upon adoption.

4.	Acquisition

On December 31, 2021, the Company entered into a share-exchange agreement with BW (the “Transaction”). Each common share and each outstanding preferred share in the share capital of BW converted into approximately 0.293578 shares in the share capital of the Company (the “Exchange Ratio”), with no fractional shares issued. Immediately after the completion of the Transaction, the shareholders of the Company held 6.4 million common shares (80%) and the shareholders of BW held 1.6 million common shares (20%).

The Transaction has been accounted for as BW being the accounting acquirer, due to the continuation of the operations of BW and the formation of the Company for the purpose of completing the Transaction. As the Company did not meet the definition of a business in accordance with IFRS 3 – Business Combinations, the acquisition was accounted for as a purchase of the Company’s assets by BW. The consideration paid was determined as an equity settled share-based payment in accordance with IFRS 2 – Share-based Payments, and was measured at the fair value of the equity of the Company retained by the shareholders of the Company based on the value of the shares issued in the Company’s initial financing.

The Comparative figures that are presented in the consolidated financial statement reflect those of BW. The consolidated statements of profit or loss include the full results of BW from January 1, 2021 to December 31, 2021.

The Company recorded transaction costs of $22,618 in consolidated statements of profit or loss as set out below:

Consideration paid	$640
Less: Net assets of Wavefront	-
Due to related party	(21,978)
Transaction costs	22,618

5.	Accounts receivable

The Company’s accounts receivables consist of its trade accounts receivable. As at December 31, 2021, the Company did not have any accounts receivable. As at December 31, 2020 there were three customers with amounts owing greater than 10% of the Company’s accounts receivable which totaled 100% in aggregate (Customer A – 45%, Customer B – 29%, Customer C – 26%). The Company did not record any bad debt expense during the year ended December 30, 2021 (2020 – nil).

6.	Financial assets at fair value through profit or loss

The Company’s equity instruments measured at FVTPL as at December 31, 2021 are summarized below:

As at December 31, 2021	Number of shares	Fair value
Current
Post-IPO Investment:
Company 1	10,000	$51,000
		51,000

Non-current
Pre-IPO Investments:
Company A	100,000	$100,000
Company B	100,000	100,000
Company C	40,000	100,000
		300,000

Total financial assets at FVTPL		$351,000

The following table summarizes the movements in the Company’s financial assets at fair value through profit or loss during the year ended December 31, 2021:

Year ended December 31, 2021	Carrying value, January 1, 2021	Additions	Proceeds of Disposals	Realized gain on disposal	Unrealized loss	Carrying value, December 31, 2021
Post-IPO investments	$-	$900,000	$(1,798,260)	$998,260	$(49,000)	$51,000
Pre-IPO investments	-	300,000	-	-	-	300,000
Total	$-	$1,200,000	$(1,798,260)	$998,260	$(49,000)	$351,000

7.	Share capital

(a)	Authorized

The Company has authorized share capital of 500,000,000 Ordinary Shares with a par value of $0.0001 per share.

(b)	Shares issued and outstanding

Shares issued and outstanding are as follows:

(i)	Ordinary Shares

	Number of shares	Par value	Share premium	Amount
Balance, December 31, 2019	10,000	$-	$7,241	$7,241
Shares issued for cash	4,165,000	-	121	121
Balance, December 31, 2020	4,175,000	-	7,362	7,362
Shares issued for cash	825,002	-	400,025	400,025
Elimination of Wavefront Pte. Ltd. shares (note 4)	(5,000,002)	-	-	-
Conversion to Boustead Wavefront Inc. shares at 0.293578 per Wavefront Pte. Ltd. Share (note 4)	1,467,890	147	(147)	-
Shares issued to Boustead Wavefront Preferred Shareholders at 0.293578 per Wavefront Pte. Ltd. Share (note 4)	132,110	13	-	13
Shares issued to Boustead Wavefront Shareholders (note 4)	6,400,000	640	-	640
Balance, December 31, 2021	8,000,000	$800	$407,240	$408,040

(ii)	Class A Preference Shares

	Number of
	shares	Amount
Balance, December 31, 2019	-	$-
Shares issued for cash	450,000	13
Balance, December 31, 2020	450,000	13
Elimination of Wavefront Pte. Ltd. shares (note 4)	(450,000)	(13)
Balance, December 31, 2021	-	$-

(c)	Earnings per share

The weighteded average number of Ordinary Shares outstanding for the year ended December 31, 2021 was 1,305,960. The weighteded average number of Ordinary Shares outstanding for the year ended December 31, 2020 was 267,586, adjusted for the Exchange ratio of 0.293578 (see note 4).

8.	Income taxes

The components of income tax expense are as follows:

Year Ended December 31	2021	2020
Current
Singapore	$122,783	$-
Others	-	-
Subtotal	$122,783	$-

Total Tax Provision	$122,783	$-

A reconciliation of the expected income tax recovery to the actual income tax recovery is as follows:

Year Ended December 31	2021	2020
Net income before income taxes	$759,479	$46,311

Income tax expenses attributable to net income at Singapore statutory rate of 17%(*)	129,111	7,873
Non-deductible expenses or non-taxable income	2,594	5,210
Foreign tax rate differences	3,845	-
Singapore tax exemption	(12,970)
Change in valuation allowance	203	(13,083)
Total tax provision	$122,783	$-

(*)	The Company has reconciled to the Singapore statutory tax rate of 17% to reflect the location of the Company’s operating activities and rather than reconciling to Cayman Islands statutory tax rate of 0%.

9.	Commitments and contingencies

(a)	Commitments

(j)	February 24, 2020 agreement

On February 24, 2020, the Company acquired an exclusive license to certain patent and non-patent intellectual property, in which the Company intends to identify potential third parties, of whom sublicensing rights may be sold, to develop food products utilizing the licensed intellectual property. Should the Company fail to meet certain objectives, and a remedy cannot be achieved, the licensor may convert the license to a non-exclusive license. In accordance with the royalty obligation, the Company must repay the licensor three (3%) of all future revenue relating to the license issued by the Company, subject to the following minimum repayments schedule:

For the year ended December 31:	Amount
2022	$-
2023	75,000
2024	100,000
2025 and each calendar year thereafter	175,000

The note is also subject to early termination (see note 9(b)(ii)) upon the occurrence of certain triggering events.

(ii)	Convertible note subscription

On December 30, 2021, the Company entered into a subscription agreement in which the Company committed to purchase $455,000 in convertible notes of an unlisted entity (“Company D”). The notes bear interest at a rate of 6% and are due within three years of execution of the notes. The notes will be mandatorily converted to common stock of Company D upon the completion of an initial public offering (“IPO”) or other liquidity event at a rate of 60% of the value of the stock at the time of the transaction. In the case of an IPO, the Company shall receive warrants equal to 50% of the number of shares of common stock received. If neither an IPO or liquidity event is completed within 18 months of the execution of the convertible notes, Company D may repay the notes in whole or in part and any remaining unpaid principal shall increase to 110% of the unpaid amount. The notes may be prepaid to the Company by Company D at any time after March 31, 2022, upon 20 business days written notice to the Company.

(b)	Contingencies

(i)	Accelerated royalty

Upon occurrence of specified triggering events, the Company will be required to settle the remaining royalty obligation (the “Accelerated Royalty”), described in note 9(a)(i), within thirty (30) days of a triggering event, the occurrence of such a result of a change of control, a listing on a public stock exchange or a liquidation or dissolution of the Company. The amount of the Accelerated Royalty is based on a future valuation of the Company and financing obtained.

(ii)	March 2, 2020 agreement

On March 2, 2020, the Company entered into a collaboration agreement with a third party, with the Company assisting the third party with commercialization and in-market development. In accordance with the agreement, the Company must pay the third party a sales-based royalty, subject to the following minimum repayment schedule, following the date of the first commercial sale:

Year following commercialization	Minimum royalty payment
Year 1	$5,000
Year 2	25,000
Year 3	50,000
Year 4	75,000
Year 5	100,000
Year 6	125,000
Year 7	150,000
Year 8	175,000
Year 9	200,000
Year 10	225,000
Each year thereafter	250,000

10.	Related party transactions

The Company has identified its Board of Directors, Chief Executive Officer (“CEO”) and Chief Business Officer (“CBO”) as its key management personnel who have the authority and responsibility for planning, directing and controlling the Company’s main activities.

On March 1, 2021, a client of the Company granted 79,051 stock options to employees and officers of the Company for work performed by the Company through January 2020. The options provide the holder the right to purchase one common share in the client’s share capital for a period of ten (10) years at an exercise price of $0.33 per share.

During the year ended December 31, 2021, the CEO received a salary of $89,319 (2020 - $87,014). As at December 31, 2021, the amount payable to the CEO was $73,298 (2020 - $111,718). Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, the CBO received a salary of $89,319 (2019 - $88,827). As at December 31, 2021, the amount payable to the CBO was $76,207 (2020 - $115,980). Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, the Company received advances from Boustead and Company Limited, a controlling shareholder of the Company totaling $39,419 (2020 – nil). Upon the completion of the Transaction (note 4) the Company assumed $21,978 in balances payable to Boustead and Company Limited. The total amount payable at December 31, 2021 is $61,252 (2020 – nil). Amounts payable are unsecured, non-interest bearing, and due on demand.

During the year ended December 31, 2021, the director received a consulting fee from Boustead Wavefront Pte. Ltd. of $5,000. As at December 31, 2021, the amount payable to the director is $5,000. Amounts payable are unsecured, non-interest bearing and due on demand.

On February 12, 2020, the Company acquired the issued outstanding shares of One10 from its CEO. The Company determined that it had previously controlled One10 and therefore there is no impact on these Consolidated Financial Statements as a result of this transaction (see note 3(a)).

The Company’s related party transactions are measured at the exchange amount which is the amount of consideration established and agreed to by the related parties.

11.	Financial instruments

The following is a comparison by class of the carrying amounts and fair value of the Company’s financial instruments as at December 31, 2021 and 2020:

		2021		2020
As at December 31	Level	Carrying amount	Fair value	Carrying amount	Fair value

Financial assets
Financial assets measured at amortized cost:
Cash	1	$942,326	942,326	$126,363	126,363
Accounts receivable	2	-	-	22,029	22,029

Financial assets measured at fair value through profit or loss:
Post-IPO investment	1	$51,000	51,000	$-	-
Pre-IPO investments	3	300,000	300,000	-	-

Financial liabilities
Financial assets measured at amortized cost:
Accounts payable and accrued liabilities	2	$4,869	4,869	$16,446	16,446
Due to related parties	2	215,783	215,783	227,699	227,699

The Company has determined the estimated fair values of its financial instruments based on appropriate valuation techniques. The carrying values of current monetary assets and liabilities approximate their fair values due to their relatively short periods to maturity.

IFRS 13, Fair Value Measurement, establishes a fair value hierarchy that reflects the significance of the inputs used in measuring fair value. The fair value hierarchy has the following levels:

●	Level 1 – Quoted prices in active markets for identical assets or liabilities;

●	Level 2 – Inputs other than quoted prices included within Level 1 that are either directly or indirectly observable;

●	Level 3 – Unobservable inputs in which little or no market activity exists, therefore requiring an entity to develop its own assumptions about the assumptions market participants would use in pricing.

12.	Risks arising from financial instruments and risk management

The Company’s activities expose it to a variety of financial risks: market risk (including foreign exchange and interest rate risks), credit risk and liquidity risk. Risk management is the responsibility of the Company, which identifies, evaluates and, where appropriate, mitigates financial risks.

(a)	Market risk

Foreign exchange risk: is the risk that the fair value of future cash flows for financial instruments will fluctuate because of changes in foreign exchange rates. The Company is exposed to currency risks primarily due to its SGD denominated cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities and due to related party. The Company has not entered into any foreign exchange hedging contracts. The Company is exposed to SGD dollar currency risk through the following SGD denominated financial assets and liabilities:

As at December 31 (expressed in SGD)	2021	2020
Financial assets
Cash	$7,911	$167,171
Trade and other receivables	-	7,500
	$7,911	$174,671

Financial liabilities
Accounts payable and accrued liabilities	$6,584	$15,149
Due to related parties	255,078	301,232
	$261,662	$316,381

Based on the above net exposures as at December 31, 2021, assuming that all other variables remain constant, a 5% appreciation or deterioration of the USD against the SGD would result in a corresponding increase or decrease, respectively on the Company’s net income of approximately $9,000 (2020 – $5,000).

(b)	Credit risk

Credit risk is the risk of financial loss to the Company if a partner or counterparty to a financial instrument fails to meet its contractual obligation and arises principally from the Company’s cash and accounts receivable. The carrying amounts of the financial assets represents the maximum credit exposure. The Company limits its exposure to credit risk on cash by placing these financial instruments with high-credit quality financial institutions.

At December 31, 2020 the Company was subject to a concentration of credit risk related to its accounts receivable as 100% of the balance of amounts owing are from three customers. As at December 31, 2020, none of the outstanding accounts receivable were outside of the normal payment terms and the Company did not record any bad debt expenses during the years ended December 31, 2021 and 2020. As at December 31, 2021 and 2020, the expected credit lifetime credit losses for accounts receivable aged as current were nominal amounts. The Company considers a financial asset in default when internal or external information indicates that the Company is unlikely to receive the outstanding contractual amounts in full. A financial asset is written off when there is no reasonable expectation of recovering the contractual cash flows.

(c)	Liquidity risk

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they come due. The Company manages its liquidity risk by continuously monitoring forecasted and actual cash flows, as well as anticipated investing and financing activities and to ensure that it will have sufficient liquidity to meet its liabilities and commitments when due and to fund future operations. The Company’s accounts payable and accrued liabilities are due within the current operating period.

13.	Capital Management

The Company manages its capital structure and makes adjustments to it, based on the funds available to the Company, in order to continue the business of the Company. The Company, upon approval from its Board of Directors, will balance its overall capital structure through new share and warrant issuances, granting of stock options, the issuance of debt or by undertaking other activities as deemed appropriate under the specific circumstance. The Board of Directors does not establish a quantitative return on capital criteria for management, but rather relies on the expertise of the Company’s management to sustain future development of the business.

The Company’s objectives when managing capital are to safeguard the Company’s ability to continue as a going concern and to provide capital to pursue the development and commercialization of its products. In the management of capital, the Company includes cash, long-term debt, capital stock, stock options, warrants and contributed surplus. The Company manages the capital structure and makes adjustments to it in light of changes in economic conditions and the risk characteristics of the underlying assets. To maintain or adjust the capital structure, the Company may attempt to issue new shares or new debt.

At the current stage of the Company’s development, in order to maximize its current business activities, the Company does not pay out dividends. Management reviews its capital management approach on an ongoing basis and believes that this approach, given the relative size of the Company, is reasonable.

The Company’s overall strategy with respect to capital risk management remains unchanged for the year ended December 31, 2021.

14.	Determination of fair values

A number of the Company’s accounting policies and disclosures require the determination of fair value, for both financial and non-financial assets and liabilities. Fair values have been determined for measurement and/or disclosure purposes based on the following models. When applicable, further information about the assumptions made in determining fair values is disclosed in the notes specific to that asset or liability.

(a)	Financial assets measured at fair value through profit or loss

(i)	Pre-IPO investments

Upon recognition, the Company records its Pre-IPO investments at fair value, which represents the consideration paid to acquire the investment. Subsequently, these investments are revalued at each reporting date. Estimating fair value requires the Company to use an appropriate valuation model, in which the Company utilizes the price in which the investee has issued its latest round of financing.

Upon the listing of a Pre-IPO investment on a public stock exchange, the Company reclassifies these investments to Post-IPO investments, which are measured in accordance with note 14(a)(ii).

(ii)	Post-IPO investments

Upon recognition, the Company records its Post-IPO investments at fair value, which represents the consideration paid to acquire the investment. Subsequently, these investments are revalued at each reporting date, using Level 1 inputs, and represent the amount of shares held by the Company multiplied by the latest market price available for each security on its respective stock market(s).

15.	Segmented info

The Company’s operations are classified as a single segment in which the Company provides consulting services to its clients and investments in publicly-listed and pre-IPO entities.

During the year ended December 31, 2021, the Company earned 74% of its consulting revenue from two customers (2020 – 91% of its revenue from three customers). During the year ended December 31, 2021, customers comprising greater than 10% of revenue were Customer A – 39%; Customer B – 36%. During the year ended December 31, 2020, customers comprising greater than 10% of revenue were Customer A – 42%; Customer B – 37% and Customer C – 12%.

Set out below is the Company’s consulting revenue earned by geographic location for the years ended December 31, 2021 and 2020:

Year ended December 31	2021	2020
Singapore	$121,647	$54,473
USA	93,362	368,436
Other	15,804	-
	$230,813	$422,909

16.	Subsequent events

Management evaluated all additional events subsequent to the balance sheet date through February 8, 2022, the date the financial statements were available to be issued, and determined the following items:

Subsequent to December 31, 2021, the Company paid $455,000 related to the subscription agreement referenced in note 9(iii).

Subsequent to December 31, 2021, the Company entered into and fully paid the following subscription agreements:

(a)	Company E: $100,000 invested in 6% convertible notes, due within three years of execution, optionally convertible during term and mandatorily convertible upon completion of an initial public offering (“IPO”) at a price that is 60% of the public offering price per share, subject to optional redemption by the issuer if IPO is not completed within one year of closing, or upon issuer’s prepayment rights subsequent to March 31, 2022.

(b)	Company F: $100,000 invested in 6% convertible notes, due within three years of execution, optionally convertible during term and mandatorily convertible upon completion of an initial public offering at a price that is 50% of the public offering price per share subject to optional redemption by the issuer if IPO is not completed within one year of closing, or upon issuer’s prepayment rights subsequent to March 31, 2022.

(c)	Company G: $100,000 invested in 6% convertible notes, due within three years of execution, optionally convertible during term and mandatorily convertible upon completion of an initial public offering at a price that is 60% of the public offering price per share.

Boustead Wavefront Inc.

2,691,578 Class A Ordinary Shares

This Resale Prospectus relates to the resale of 2,691,578 Class A Ordinary Shares by the selling shareholders named in this prospectus. We will not receive any of the proceeds from the sale of Ordinary Shares by the selling shareholders named in this prospectus.

Any shares sold by the selling shareholders until our Class A Ordinary Shares are listed or quoted on an established public trading market will take place at $6.0, which is the assumed public offering price of the Class A Ordinary Shares we are selling in our initial public offering. Thereafter, any sales will occur at prevailing market prices or in privately negotiated prices. The distribution of securities offered hereby may be effected in one or more transactions that may take place in ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders. No sales of the shares covered by this prospectus shall occur until the Class A Ordinary Shares sold in our initial public offering begin trading on the Nasdaq.

Prior to this offering, there has been no public market for the Class A Ordinary Shares. We have applied for listing the Class A Ordinary Shares on the Nasdaq Capital Market, or Nasdaq, under the ticker symbol “BOUW.” The approval of our Nasdaq listing application is a closing condition of the Company’s initial public offering.

We are an “emerging growth company” under applicable U.S. federal securities laws and are eligible for reduced public company reporting requirements.

Boustead Wavefront Inc. was incorporated in the Cayman Islands on November 12, 2021 as a holding company of our businesses. Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Market Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors.

As of the date of this prospectus, our outstanding share capital consists of Class A Ordinary Shares and Class B Ordinary Shares. Holders of Ordinary Shares have the same rights, except that (i) each Class A Ordinary Share is entitled to one vote and each Class B Ordinary Share is entitled to ten votes and (ii) Class B Ordinary Shares shall have the option to convert into Class A Ordinary Shares in accordance with the Company’s articles of association.

We, our officers, directors, Controlling Shareholder, and Class B shareholders have agreed not to offer, sell, contract to sell, pledge, grant any option to purchase, purchase any option or contract to sell, right or warrant to purchase, make any short sale, file a registration statement (other than a registration statement on Form S-8) with respect to, or otherwise dispose of (including entering into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequence of ownership interests) any of our Shares or any securities that are convertible into or exchangeable for, or that represent the right to receive, our Shares or any substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this prospectus) for six months after the date of this prospectus, subject to certain exceptions. Certain of Selling Shareholders will be released from the lock-up restrictions as to the following Shares owned by them (which are collectively referred to as the “Early Release Shares”): (a) 300,000 Class A Ordinary Shares granted to our officers and directors by the Company on August 31, 2022 pursuant to certain restricted stock agreements between the Company and them, or Restricted Shares, and (b) 1,754,587 Class A Ordinary Shares held by certain of our shareholders (excluding our Controlling Shareholder). The Early Release Shares shall be released from the lock-up restrictions subject to the following conditions being met: (1) 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 150% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 200% of the initial public offering price; 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 250% of the initial public offering price; and 25% of the Early Release Shares shall be released for resale on the date that daily volume-weighted average price for any one day trading period equals or exceeds 300% of the initial public offering price. The Early Release Shares are included in the Ordinary Shares to be registered pursuant to this Resale Prospectus.

Investing in our Class A Ordinary Shares involves risks. See “Risk Factors” beginning on page 13.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary — Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information. Investors are cautioned that you are buying shares of a shell company issuer incorporated in the Cayman Islands with an operating subsidiary in Singapore.

Investing in our Class A Ordinary Shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Class A Ordinary Shares in “Risk Factors” beginning on page 13 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Resale Prospectus is             , 2022

RESALE PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Class A Ordinary Shares discussed under “Risk Factors,” before deciding whether to invest in the Shares.

Our Business

Boustead Wavefront Inc. (the “Company”) is a Singapore-based firm that currently provides market entry and product development advisory services. In addition, prior to this offering the Company held a portfolio of direct strategic investments in pre-IPO offerings of companies where its affiliate Boustead Securities, LLC (“Boustead Securities”) had been engaged as the firm commitment underwriter, which we refer to as its “Investment Portfolio”. As part of this offering process, Boustead Wavefront Pte. Ltd., a wholly owned subsidiary of the Company and our operating subsidiary (“BW”), has sold the Investment Portfolio pursuant to an agreement (the “Portfolio Sale Agreement”) prior to the consummation of this offering, which we refer to collectively as the “Portfolio Sale.” See “Portfolio Sale Agreement” below for more information regarding the Portfolio Sale Agreement and the sale of the Company’s Investment Portfolio as part of this offering. The Company expects to subsequently work with Asia-based, high-growth companies in two additional areas of focus: corporate finance advisory targeting high-intellectual property content companies and IPO origination and execution for Nasdaq and NYSE listings. From its beginnings as Wavefront Venture Labs Pte. Ltd. in 2017, to its acquisition by Boustead & Company Limited in 2021, Boustead Wavefront and its experienced principals have built the business on top-level relationships it enjoys with strategic corporate partners and investors, deep knowledge and expertise in intellectual property optimization, and a consistent client list of innovative companies seeking capital, market access, and liquidity.

Boustead Wavefront Inc., the issuer in this offering, is an exempted company limited by shares incorporated under the laws of the Cayman Islands, Our operating subsidiary, Boustead Wavefront Pte. Ltd., is a Singapore corporation that is referred to in this prospectus as “BW.”

Boustead & Company Limited is the Company’s majority shareholder, and is referred to in this prospectus as “BCL” and as our “Controlling Shareholder.”

Overview

We have historically generated revenue from our legacy consulting business and our strategic investments and we will subsequently earn fees and commissions from our corporate finance advisory business and our IPO origination business. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the Investment Company Act of 1940, as amended, which we refer to as the “1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

Our company’s legacy consulting business was centered on creating startup companies from promising technical innovations and assisting commercial companies to set up subsidiary operations in southeast Asia. This largely involved helping these companies to find synergistic business partners and regional distributors, as well as building up their product or business ecosystems in Asia. We intend to continue to offer and provide these types of services to our clients. We have not, however, historically engaged in the business of advising clients as to the value of securities or as to the advisability of investing in, purchasing, or selling securities, or for compensation and as part of a regular business, issued or promulgated analyses or reports concerning securities. Accordingly, we do not currently consider ourselves to be an investment adviser to any clients within the meaning of the Investment Advisers Act of 1940, as amended, or the “Advisers Act.” To the extent we determine to provide such investment advice in the future, we would only do so in the manner permitted and in accordance with any registration that may be required pursuant to the Advisers Act.

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We filed a Capital Markets Services (“CMS”) license application with the Monetary Authority of Singapore (“MAS”) on April 26, 2022. We have been having ongoing discussions with the MAS and as part of the process we intend to resubmit our application on or before March 31, 2023. This CMS license will allow our company to engage in the following two businesses (i) a Corporate Finance License to advise on corporate finance transactions, and (ii) a Broker Dealer License to deal in securities (limited to shares only).

These corporate advisory services differ from our legacy consulting business. The focus of the legacy business was on innovation and general consulting assistance. The corporate advisory services primarily involves more specialized services in the corporate finance and fundraising area. These specialized services include traditional corporate finance advisory and pre-IPO and IPO related activities, as contrasted to our intellectual property centric and corporate development focused legacy advisory practice.

It is expected to take between four to six months to receive the approval for the CMS license. We expect to obtain such license by the end of Q3 of 2023. In the interim, the Company may refer IPO opportunities to Boustead Securities and assist and liaise on those referrals.

We do not see our legacy consulting business expanding and evolving into the corporate finance advisory business. There is some overlap between the two businesses, but the focus of the former was on innovation and general consulting assistance while the latter primarily involves more specialized services in the corporate finance area. There are cases where clients of the legacy consulting business may progress in a manner that allows us to offer them the more specialized corporate finance advisory services and subsequently, IPO-related services, once we have obtained the CMS license sought.

Our strategic investing business historically provided us with investment income and capital gains. For the six months ended June 30, 2022, we had total revenue of $68,359 and net loss of $856,255. Our revenue increased significantly from US$422,909 for the fiscal year ended December 31, 2020 to US$1,180,073 for the fiscal year ended December 31, 2021. Our net profit increased from US$46,311 for the fiscal year ended December 31, 2020 to US$636,596 for the fiscal year ended December 31, 2021. However, in order to avoid being deemed an investment company pursuant to the 1940 Act as a result of this offering, BW entered into the Portfolio Sale Agreement and completed the Portfolio Sale prior to consummation of this offering. As a result of the Portfolio Sale, we do not expect to generate any material revenue going forward from strategic investments until such time as we have sufficient tangible assets that would permit us to acquire such strategic investments without causing us to become an investment company, as such term is defined in the 1940 Act. Subsequent to this offering, and as reflected in the consummation of the Portfolio Sale, we intend to operate in a manner so as to enable the Company to fall outside the definition of the term “investment company” under the 1940 Act.

Portfolio Sale Agreement

In anticipation of the consummation of this offering, BW has entered into the Portfolio Sale Agreement with One10 Food Sciences Pte. Ltd., an entity controlled by Timothy Londergan, our former CEO and a current shareholder of the Company, which we refer to as the “Purchaser”. Pursuant to the Portfolio Sale Agreement, BW has sold the Investment Portfolio to the Purchaser for cash prior to the consummation of this offering. Each of the assets that comprise the Investment Portfolio were sold to the Purchaser at the lower of cost or its then current fair value. The aggregate consideration paid to BW pursuant to the Portfolio Sale Agreement was $845,437. BW’s board of directors, as well as the Company in its capacity as the sole shareholder of BW, have approved the Portfolio Sale Agreement and the Portfolio Sale that was completed pursuant thereto, including the price paid by the Purchaser for each of the assets comprising the Investment Portfolio. The Portfolio Sale was consummated on May 24, 2022, and was intended to ensure that the Company would not be deemed to be an investment company for purposes of the 1940 Act after completion of this offering.

Our Strengths

We believe that the following strengths have contributed to our success:

●	We have created top level relationships with strategic corporate partners and investors.

●	We have deep knowledge and expertise in intellectual property optimization.

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●	We have a consistent client list of innovative companies seeking capital, market access and liquidity.

●	We enjoy a strategic relationship with our experienced affiliate Boustead Securities that provides IPO capabilities in the US capital markets.

Our Strategies

We intend to achieve our mission and further grow our business by pursuing the following strategies:

Driving deeper into our existing markets and expanding into new geographies.

Providing access to the U.S. equity capital markets for growth stage companies in Asia.

Leveraging our deep understanding of intellectual property rights and related strategies to identify and position prospective clients for entry into the U.S. equity capital markets.

Corporate History and Structure

BCL, our Controlling Shareholder, was incorporated in Nevada, USA on July 5, 2016. BW, our operating subsidiary, was incorporated in Singapore on May 11, 2017. On November 12, 2021, the Company was incorporated in the Cayman Islands as the issuer for the purposes of this offering.

A reorganization of the legal structure was completed on December 31, 2021. The reorganization involved the transfer of all equity ownership of BW to the Company from its former shareholders.

As a result of this reorganization, the Company owns 100% of the equity interests of BW.

On April 7, 2022, the Company restructured its authorized share capital from a single class of ordinary shares into two classes of shares, comprising of Class A Ordinary Shares and Class B Ordinary Shares. On August 31, 2022, certain of the Selling Shareholders converted an aggregate of 1,754,587 of their Class B Ordinary Shares into an aggregate of 1,754,587 Class A Ordinary Shares, in anticipation of this offering (the “Share Conversion”). On August 31, 2022, BCL and certain of its shareholders completed share exchange, pursuant to which these BCL shareholders exchanged certain of their shares in BCL for an aggregate of 436,991 Class A Ordinary Shares of the Company (the “Share Exchange”). On August 31, 2022, the Company granted an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreements to directors and officers (the “Grant”). As a result of the Share Conversion, the Share Exchange and the Grant, as of the date of this prospectus, there are an aggregate of 2,691,578 Class A Ordinary Shares and 5,808,422 Class B Ordinary Shares outstanding, for a total of 8,500,000 Ordinary Shares outstanding as of the date hereof, all of which are owned by our current shareholders.

BCL, our Controlling Shareholder, currently owns 85.4% of our Class B Ordinary Shares and, upon consummation of this offering, BCL will own 50.8% of our Ordinary Shares and 85.4% of our Class B Ordinary Shares, which represent 80.0% of the total voting power of our outstanding Ordinary Shares. BCL also owns 100% of Boustead Securities, a FINRA-registered broker dealer with which we expect to refer clients for IPO underwriting services. See “Risk Factors - Risks Relating to Management, Governance and Ownership.”

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Ownership Structure

The following diagram illustrates the ownership structure of the Company before giving effect to this offering:

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Each of Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. Messrs. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares of the issuer indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth Individual Retirement Account (Roth IRA).

The following diagram illustrates the ownership structure of the Company after giving effect to this offering:

(1)	BCL holds 85.4% of the Class B Ordinary Shares of the issuer. Each of Daniel McClory and Keith Moore holds respectively 42.4% and 42.6% of the shares of common stock of BCL. Messrs. McClory and Moore share voting and dispositive power with respect the Class B Ordinary Shares held by BCL.

(2)	Represents Class B Ordinary Shares indirectly held by Daniel McClory, who holds voting and dispositive power over the Class B Ordinary Shares beneficially owned by Pinehurst Partners LLC through his Roth IRA.

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Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. These risks are discussed more fully in “Risk Factors.”

Risks Relating to Doing Business in the Asia Pacific Region

We are subject to risks and uncertainties relating to doing business in the Asia Pacific Region generally, which include without limitation the following:

●	Our revenue and net income may be materially and adversely affected by any economic slowdown within the Asia Pacific region (“APAC”). Changes in the economic, political or social conditions or government policies in APAC could have a material adverse effect on our business and operations.

●	Fluctuations in foreign currency exchange rates will affect our financial results, which we report in U.S. dollars.

●	The imposition of barriers to trade or escalation of trade disputes could materially and adversely affect demand for our services or the operation of our investee companies.

Risks Relating to Doing Business in Singapore

We are subject to risks and uncertainties relating to doing business in Singapore, which include without limitation the following:

●	We do not currently possess the Singapore MAS Capital Markets Services license that is required to conduct certain of our businesses, and we may not be able to obtain this license in a timely matter or at all.

●	Failure to obtain the Singapore MAS Capital Markets Services license will prohibit us from providing the following services: (i) advising on corporate finance transactions, and (ii) dealing in securities (limited to shares only), and therefore, our plans for growth and the types of business we wish to pursue will be materially affected.

●	Failure to comply with cybersecurity, data privacy, data protection, or any other laws and regulations related to data may materially and adversely affect our business, financial condition, and results of operations.

●	It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

●	Any adverse material changes to the Singapore market (whether resulting from economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease (such as COVID-19), could have a material adverse effect on our business, results of operations and financial condition.

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Risks Relating to Our Business and Industry

We are subject to risks and uncertainties relating to our business and industry, which include without limitation the following:

●	We operate in the dynamic financial services industry, which makes it difficult for investors to evaluate our future prospects, and we cannot assure you that our current or future strategies will be successfully implemented or will generate sustainable profit.

●	We have a relatively short history in serving our current emerging growth company client base compared to some of our globally established competitors and we face significant risks and challenges in a rapidly evolving market, which makes it difficult to effectively assess our future prospects.

●	The financial services industry is intensely competitive. If we are unable to compete effectively against existing or new competitors, this may reduce demand for our services, reduce operating margins, and further result in loss of market share, departures of qualified employees, and increased capital expenditures.

●	While we intend to operate in a manner so as to avoid becoming an investment company under the 1940 Act after completion of this offering, we may nonetheless become subject to regulation in the United States as an investment company in the future as a result of changes in the value of certain assets we hold or other factors.

●	A substantial portion of our revenue will be derived from our investment banking and advisory businesses, which do not provide us with long-term contracted sources of revenue and which are subject to intense competition, and declines in these engagements could materially and adversely affect our financial condition and results of operations.

●	The due diligence that we undertake in the course of our in our corporate advisory and investment businesses is inherently limited and may not reveal all facts and issues that may be relevant in connection with our clients and our investments.

●	We have experienced significant client concentration within our advisory business in the past, which may occur again in the future.

●	We may have conflicts of interest if our business overlaps with that of Boustead Securities in the future.

●	Failure to obtain, renew, or retain licenses, permits, or approvals may affect our ability to conduct or expand our business.

●	We may in the future make investments using our own capital, subject to ensuring that we do not become an investment company for purposes of the 1940 Act, but would not expect to realize any profits from these investments for a considerable period of time.

●	Poor performance of our investments, if permitted, could cause a decline in our revenue and could negatively impact our ability to raise capital.

●	Any strategic investing that we may engage in will be subject to liquidity risks and could cause us to be deemed an investment company under the 1940 Act in the event of a shift in valuations for such assets.

●	Our results of operations may in the future be materially affected by fluctuations in the fair value of any strategic investments we may hold, to the extent we are permitted to do so under the 1940 Act.

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Risks Relating to Management, Governance and Ownership

We are subject to risks and uncertainties relating to management, governance and our relationship with the Controlling Shareholder, which include without limitation the following:

●	We have limited experience operating as a standalone public company.

●	Upon the completion of this offering, we will be a “controlled company” within the meaning of the Nasdaq Market Rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

Risks Relating to Our Securities and This Offering

We are subject to risks and uncertainties relating to our Class A Ordinary Shares and this offering, which include without limitation the following:

●	There has been no prior public market for our Ordinary Shares and an active trading market may never develop or be sustained.

●	Our Class A Ordinary Shares may trade below $5.00 per share, and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	The trading price of the Class A Ordinary Shares may be volatile, which could result in substantial losses to investors.

The Resale by the Selling Shareholders may cause the market price of our Ordinary Shares to decline.

Implications of Being a Controlled Company

Upon the completion of this offering, our Controlling Shareholder and certain of its affiliates will together beneficially own 85.4% of our Class B Ordinary Shares and 61.0% of our total issued and outstanding Class A and Class B Ordinary Shares, representing 81.6% of the total voting power, assuming that the underwriters of this offering do not exercise their option to purchase additional Shares, or 85.4% of our Class B Ordinary Shares and 59.9% of our total issued and outstanding Class A and Class B Ordinary Shares, representing 81.4% of the total voting power, assuming that the option is exercised in full. As a result, we will be a “controlled company” as defined under the Nasdaq Market Rules because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Currently, all of the committees of the board of directors of the Company, including the audit committee, the nominating and corporate governance committee, and the compensation committee, consist of only independent directors, which is in compliance with applicable corporate governance requirements. Our board is currently comprised of four independent directors and two directors who are our Executive Chairman and Executive Vice Chairman, respectively, and both of whom are also affiliates of our Controlling Shareholder. We may seek to rely on the exemption from the requirement that the board of a listed company consists of a majority of independent directors after one year of the listing date that is available to a “controlled company.”

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For any matter required to be passed by a ordinary resolution, it has to be passed by a simple majority of votes cast by the shareholders of the Company.

For any matter required to be passed by a special resolution, it has to be passed by two-thirds or of the votes cast by the shareholders of the Company.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As a company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or JOBS Act, enacted in April 2012, and therefore we may take advantage of reduced reporting requirements that are otherwise applicable to public companies. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal controls over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A Ordinary Shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” our annual gross revenues exceed $1.07 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

In addition, Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and we acknowledge that such election is irrevocable pursuant to Section 107 of the JOBS Act.

Foreign Private Issuer

We are a “foreign private issuer,” as defined by the Securities and Exchange Commission (the “SEC”). As a result, in accordance with the rules and regulations of The Nasdaq Stock Market LLC (“Nasdaq”), we may comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q or providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence.

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●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than what is available to shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees be selected or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Corporate Information

Our principal executive offices are located at 3 Temasek Avenue, Level 18, Singapore 039190. Our telephone number at this address is +65 6817 3122. Our registered office in the Cayman Islands is located at 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our website is www.BousteadWavefront.com and our email address is info@bousteadwavefront.com. The information contained on our website is not a part of this prospectus.

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Market and Industry Data

We obtained certain industry, market and competitive position data in this prospectus from our own internal estimates, surveys and research and from publicly available information, including industry and general publications and research, surveys and studies conducted by third parties, including the sources cited in “Industry Overview,” and reports by governmental agencies. None of these industry sources or governmental agencies are affiliated with our Company, and the information contained in this report has not been reviewed or endorsed by any of them.

Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in the forecasts or estimates from independent third parties and us.

Presentation of Financial and Other Information

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with IFRS.

All references in this prospectus to “U.S. dollars,” “US$,” “$” and “USD” refer to the currency of the United States of America and all references to “S$,” “Singapore dollar,” or “SGD” refer to the currency of Singapore. Unless otherwise indicated, all references to currency amounts in this prospectus are in USD.

We have made rounding adjustments to some of the figures contained in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be exact arithmetic aggregations of the figures that preceded them.

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THE OFFERING

Securities being offered:	Class A Ordinary shares.

Selling price:	$6.00 per share.

Number of Ordinary Shares offered by us:	0 ordinary shares.

Number of Ordinary Shares offered by the Selling Shareholders:	2,691,578 Ordinary Shares.

Number of Ordinary Shares outstanding before this offering:	8,500,000 Ordinary Shares.

Ordinary Shares to be outstanding after the offering:	9,770,000 Ordinary Shares(1), assuming the issuance by us of 1,270,000 Ordinary Shares pursuant to the Public Offering Prospectus filed contemporaneously herewith.

Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this Resale Prospectus.

(1)	Assumes the issuance by us of our Ordinary Shares pursuant to the public offering prospectus filed contemporaneously herewith, no exercise of the underwriters’ over-allotment option and all of our Ordinary Shares to be sold by the selling shareholders pursuant to the Resale Prospectus filed contemporaneously herewith are sold

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Class A Ordinary Shares by the Selling Shareholders.

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SELLING SHAREHOLDERS

The following table sets forth the names of the Selling Shareholders, the number of Ordinary Shares owned by each Selling Shareholder immediately prior to the date of this Resale Prospectus and the number of shares to be offered by the Selling Shareholder pursuant to this Resale Prospectus. The table also provides information regarding the beneficial ownership of our Ordinary Shares by the selling shareholder as adjusted to reflect the assumed sale of all of the shares offered under this Resale Prospectus.

Percentages of beneficial ownership before this offering are based on 8,500,000 Ordinary Shares outstanding as at the date of this Resale Prospectus. Beneficial ownership is based on information furnished by the Selling Shareholders. Unless otherwise indicated and subject to community property laws where applicable, the Selling Shareholders named in the following table has, to our knowledge, sole voting and investment power with respect to the shares beneficially owned by him, her or it.

David U Drake, Yuki Nakamura, Robert W. van Zwieten, Sharmita Natarajan, Pei Wei Woo, Mathew Welch, all have had a position, office or other material relationship within past three years with the Company. None of the Selling Shareholders is a broker dealer or an affiliate of a broker dealer. None of the Selling Shareholders has an agreement or understanding to distribute any of the shares being registered. Each Selling Shareholder may offer for sale from time to time any or all of the shares, subject to the agreements described in the “Selling Shareholders Plan of Distribution.” The table below assumes that the Selling Shareholders will sell all of the shares offered for sale hereby:

Name of Selling Shareholder	Ordinary Shares Beneficially Owned Prior to Offering(1)	Maximum Number of Ordinary Shares to be Sold	Number of Ordinary Shares Owned after Offering	Percentage Ordinary Shares Ownership After Offering (%)
Timothy Martin Londergan	359,632	359,632	—	0.00%
Hwee Ling Jasmine Kway	242,202	242,202	—	0.00%
Peter Conley	200,000	200,000	—	0.00%
Byzantine Partners, LLC	244,219	244,219	—	0.00%
Robert “Thad” Mercer	184,577	184,577	—	0.00%
Keith Charles Moore	861,618	500,000	361,618	3.57%
Daniel McClory	461,618	100,000	361,618	3.57%
Pinehurst Partners LLC	400,000	400,000	—	0.00%
Erick Salvatore Rabins	425,688	50,000	375,688	3.85%
David U Drake	695,539	79,358	616,181	5.93%
Yuki Nakamura	355,188	108,716	246,472	2.46%
Robert W. van Zwieten	93,133	50,000	43,133	0.43%
Sharmita Natarajan	93,133	50,000	43,133	0.43%
Pei Wei Woo	93,133	50,000	43,133	0.43%
Mathew Welch	93,133	50,000	43,133	0.43%
Nicholas Gibson	14,679	14,679	—	0.00%
James Bickel	4,097	4,097	—	0.00%
Wenbing Wang	4,098	4,098	—	0.00%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into Ordinary Shares, or convertible or exercisable into our Ordinary Shares within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each Selling Shareholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

The Selling Shareholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their Class A Ordinary Shares being offered under this Resale Prospectus on Nasdaq Capital Market on which our Ordinary Shares are traded or in private transactions, and not on any other stock exchanges or on any automated quotation system. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this Resale Prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for a selling shareholders, rather than under this Resale Prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their Shares to their brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this Resale Prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this Resale Prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares offered under this Resale Prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting discount under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this Resale Prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this Resale Prospectus or, if required, in a replacement resale prospectus included in a post-effective amendment to the registration statement of which this Resale Prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the Shares offered under this Resale Prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the Shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

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Rule 2710 requires members firms to satisfy the filing requirements of Rule 2710 in connection with the resale, on behalf of Selling Shareholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Shareholder intends to sell any of the shares registered for resale in this Resale Prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

●	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

●	the complete details of how the Selling Shareholders’ shares are and will be held, including location of the particular accounts;

●	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

●	in the event any of the securities offered by the Selling Shareholders are sold, transferred, assigned or hypothecated by any Selling Shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the Selling Shareholders.

If any of the ordinary shares offered for sale pursuant to this Resale Prospectus are transferred other than pursuant to a sale under this Resale Prospectus, then subsequent holders could not use this Resale Prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling shareholders will sell all or any portion of the shares offered under this Resale Prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the Shares being offered under this Resale Prospectus. However, each Selling Shareholder and purchaser is responsible for paying any discount, and similar selling expenses they incur.

We and the Selling Shareholders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this Resale Prospectus, including liabilities under the Securities Act.

LEGAL MATTERS

We are being represented by Loeb & Loeb LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A Ordinary Shares represented by the shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Ogier. Loeb & Loeb LLP may rely upon JurisAsia LLC with respect to matters governed by Singapore law.

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Boustead Wavefront Inc.

2,691,578 Class A Ordinary Shares

RESALE PROSPECTUS

You should rely only on the information contained in this Resale Prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this Resale Prospectus. This Resale Prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this Resale Prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.

Until     , 2023, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriter with respect to their unsold subscriptions.

The date of this Resale Prospectus is            , 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements will be filed as Exhibit 10.2 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. SALES OF UNREGISTERED SECURITIES.

Upon our incorporation in November 2021, we issued one Ordinary Share to Ogier Global Subscriber (Cayman) Limited at par value, which was subsequently transferred to Keith Charles Moore on December 7, 2021.

On December 7, 2021, we issued 399,999 Ordinary Shares and 400,000 Ordinary Shares to Keith Charles Moore and Pinehurst Partners LLC, respectively, at par value.

On December 31, 2021, we issued an aggregate of 7,200,000 Ordinary Shares to the following shareholders in exchange for their shares held in Wavefront Venture Labs Pte. Ltd. to be transferred to our Company.

Shareholders of Boustead Wavefront Inc.	Number of Ordinary Shares
Jane Lingjia Cui	154,128
Nicholas Robert Gibson	14,679
Jerome Hewlett	44,037
Siew Ken Lee	7,339
Timothy Martin Londergan	359,632
Erick Salvatore Rabins	425,688
Yuki Nakamura	58,716
David U Drake	29,358
Hwee Ling Jasmine Kway	242,202
Ronald Peter Erickson	14,679
Boustead & Company Limited	5,400,001
Oxley Brandywine Partners Trust	249,541
Peter Conley	200,000

On August 31, 2022, BCL and certain of its shareholders completed a share exchange whereby these BCL shareholders exchanged certain of their shares in BCL for an aggregate of 436,991 Class B Ordinary Shares previously owned by BCL, and simultaneously with the Share Exchange those 436,991 Class B Ordinary Shares were automatically converted into 436,991 Class A Ordinary Shares. On August 31, 2022, the Company granted an aggregate of 500,000 Class A Ordinary Shares under restricted stock agreements to directors and officers.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-4 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

1.	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4.	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(i)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(ii)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Boustead Wavefront Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant

3.2*	Amended and Restated Memorandum and Articles of Association of the Registrant, as currently in effect

4.1*	Registrant’s Specimen Certificate for Class A Ordinary Shares

4.2*	Form of Underwriters’ Warrant

5.1*	Opinion of Ogier regarding the validity of the Class A Ordinary Shares being registered and certain Cayman Islands tax matters

5.2*	Opinion of Loeb & Loeb LLP

8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)

8.2*	Opinion of JurisAsia LLC regarding certain Singapore tax matters (included in Exhibit 99.2)

10.1*	Employment Agreement between the Registrant and its Chief Executive Officer

10.2*	Employment Agreement between the Registrant and its Chief Financial Officer

10.3*	Form of Indemnification Agreement between the Registrant and its directors and executive officers

10.4*	2022 Equity Incentive Plan

10.4.1*	Amended and Restated 2022 Equity Incentive Plan

10.5*	Form of Incentive Stock Option Agreement

10.6*	Form of Non-Qualified Stock Option Agreement

10.7*	Form of Performance Stock Unit Agreement

10.8*	Form of Restricted Stock Agreement

10.9*	Purchase and Sale Agreement by and between Boustead Wavefront PTE. LTD. and One10 Food Sciences Pte. Ltd. dated May 20, 2022

21.1*	Subsidiaries of the Registrant

23.1	Consent of BF Borgers CPA PC, an independent registered public accounting firm

23.2*	Consent of Ogier (included in Exhibit 5.1)

23.3*	Consent of JurisAsia LLC (included in Exhibit 99.2)

24.1*	Power of Attorney

99.1*	Code of Business Conduct and Ethics of the Registrant

99.2*	Opinion of JurisAsia LLC regarding certain Singapore law matters

99.3*	Form of Audit Committee Charter

99.4*	Form of Nominating Committee Charter

99.5*	Form of Compensation Committee Charter

99.6	Request for Waiver and Representation under Item 8.A.4 of Form 20-F

107*	Filing Fee Table

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1/A and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore on January 13, 2023.

Signature	Title	Date

/s/ David U. Drake	Chief Executive Officer (principal executive officer)	January 13, 2023
Name: David U. Drake

/s/ Yuki Nakamura	Chief Financial Officer (principal financial and accounting officer)	January 13, 2023
Name: Yuki Nakamura

/s/ Keith Charles Moore	Executive Chairman and Director	January 13, 2023
Name: Keith Charles Moore

/s/ Daniel Joseph McClory	Executive Chairman and Director	January 13, 2023
Name: Daniel Joseph McClory

/s/ Robert W. van Zwieten	Independent Director	January 13, 2023
Name: Robert W. van Zwieten

/s/ Mathew Welch	Independent Director	January 13, 2023
Name: Mathew Welch

/s/ Sharmita Natarajan	Independent Director	January 13, 2023
Name: Sharmita Natarajan

/s/ Pei Wei Woo	Independent Director	January 13, 2023
Name: Pei Wei Woo

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Boustead Wavefront Inc., has signed this registration statement or amendment thereto in New York, United States on January 13, 2023.

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Sr. Vice President on behalf of Cogency Global Inc.